UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party Other Than the Registrant  ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Pfizer Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement for **2012 Annual Meeting** of Shareholders

2011 FINANCIAL REPORT[1]

Pfizer

[1]

The 2011 Financial Report is not included in this filing. The portions of the 2011 Financial Report that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Form 10-K”) were filed, and the other portions of the 2011 Financial Report were furnished, solely for the information of the SEC on Exhibit 13 to the 2011 Form 10-K. The 2011 Financial Report is contained in Appendix A to the Proxy Statement being mailed to our shareholders beginning on or about March 15, 2012. The Letter to Shareholders and Corporate and Shareholder Information contained in the materials being mailed to our shareholders beginning on or about March 15, 2012 are not included in this filing.

HOW TO VOTE

Most shareholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting method(s) available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

ANNUAL MEETING ADMISSION

Either an admission ticket or proof of ownership of Pfizer stock, as well as a form of personal photo identification, must be presented in order to be admitted to the Annual Meeting. If you are a shareholder of record, your admission ticket is attached to your proxy card or the “Notice of Internet Availability of Proxy Materials” referred to below. If your shares are held in the name of a broker, bank or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Meeting, or you may request an admission ticket in advance. For further details, please see “Do I need a ticket to attend the Annual Meeting?” under “Proxy Statement—Questions and Answers About the Annual Meeting and Voting.”

NOTICE AND ACCESS; ELECTRONIC DELIVERY OF PROXY MATERIALS

This year, we are pleased to be distributing our proxy materials to certain shareholders via the Internet under the “notice and access” approach permitted by rules of the Securities and Exchange Commission. This approach conserves natural resources and reduces our costs of printing and distributing the proxy materials, while providing a convenient way to access the materials and vote. On March 15, 2012, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

Shareholders who are not participating in notice and access can nonetheless help us reduce costs and conserve resources by opting to receive future proxy materials electronically. Shareholders of record may enroll in the electronic proxy delivery service at any time by going directly to www.computershare-na.com/green. Beneficial owners should contact their broker, bank or other holder of record regarding the availability of this service. We encourage all of our shareholders to consider this option and help us conserve resources and reduce expenses.

HOUSEHOLDING

If you and other Pfizer shareholders living in your household do not receive your proxy materials electronically, you may opt to receive only one copy of future proxy statements and financial reports. Please see “What is ‘householding’ and how does it affect me?” under “Proxy Statement—Questions and Answers about the Annual Meeting and Voting” for more information on this important shareholder program.

PFIZER’S ANNUAL REVIEW AVAILABLE ONLINE

Since Pfizer is working hard to be a greener company, we no longer print paper copies of the Pfizer Annual Review to Shareholders. If you would like to view the Annual Review online, visit www.pfizer.com/annual.

Proxy Summary

Here are highlights of important information you will find in this Proxy Statement. As it is only a Summary, please review the complete Proxy Statement before you vote.

PFIZER 2011 COMPANY HIGHLIGHTS

BUSINESS PERFORMANCE

In 2011, we met or exceeded every component of our full-year financial guidance, despite a challenging global business environment and significant revenue declines resulting from changes in the patent status of certain products, including Lipitor in the U.S.

Pfizer’s success is rooted in four imperatives:

•	Improving the Performance of our Innovative Core

•	Making the Right Capital Allocation Decisions

•	Earning Respect from Society

•	Creating an Ownership Culture

Our progress on these imperatives was strong in 2011. Our current pipeline is deep, and in 2011 delivered steady late-stage progress, including positive clinical data presentations, regulatory submissions and approvals and new product launches, as well as the emergence of promising early- to mid-stage compounds. We reduced operating expenses and allocated capital in ways that increased shareholder value, including through dividend payments and stock repurchases. Through important patient-access programs, global health initiatives and environmental stewardship, we continued to earn respect and trust from society. And we took steps to continue to cultivate an ownership culture among Pfizer’s colleagues that is designed to make us more innovative and entrepreneurial, and is key to our success.

Detailed information on our financial and operational performance can be found in the 2011 Financial Report.

FINANCIAL PERFORMANCE

The following table contains key financial data for each of the last three fiscal years, including data as of each year end.

Three-Year Summary Millions (except per common share data)	2011(a)	2010	2009(a)
Revenues	$67,425	$67,057	$49,269
Research and development expenses	$9,112	$9,392	$7,824
Acquisition-related in-process research and development charges	—	$125	$68
Restructuring charges and certain acquisition-related costs	$2,934	$3,201	$4,330
Income from continuing operations	$8,739	$8,211	$8,529
Net income attributable to Pfizer Inc.	$10,009	$8,257	$8,635
Diluted earnings per common share attributable to Pfizer Inc. shareholders	$1.27	$1.02	$1.23
Weighted-average shares—diluted	7,870	8,074	7,045
Number of common shares outstanding	7,575	8,012	8,051
Working capital	$29,659	$32,377	$24,929
Goodwill & other identifiable intangible assets, net	$98,900	$101,483	$110,372
Total assets	$188,002	$195,014	$212,949
Total debt	$38,949	$44,013	$48,637
Total Pfizer Inc. shareholders’ equity	$82,190	$87,813	$90,014
Shareholders’ equity per common share	$10.85	$10.96	$11.19
Net cash provided by operating activities	$20,240	$11,454	$16,587
Property, plant and equipment additions	$1,660	$1,513	$1,205
Purchases of common stock	$9,000	$1,000	—
Cash dividends paid	$6,234	$6,088	$5,548

(a)	For 2011, includes King Pharmaceuticals, Inc. commencing on the acquisition date of January 31, 2011. For 2009, includes Wyeth commencing on the acquisition date of October 15, 2009.

For additional information about Pfizer, please view our 2011 Annual Review at www.pfizer.com/annual

2012 PROXY STATEMENT	i

PROXY SUMMARY

CORPORATE GOVERNANCE

At Pfizer, good governance remains a critical component of our corporate culture. We place great value on our shareholder outreach activities, which are an essential part of our corporate governance profile. These activities have helped us to identify mutual perspectives and goals and have helped us to implement changes in our governance and related practices. Several of our key governance strengths and actions – some resulting from this outreach – are noted in the table below.

Corporate Governance Facts

BOARD AND OTHER GOVERNANCE INFORMATION	2012*
Size of Board	14
Average Age of Directors	64
Number of Independent Directors	13
Diverse Board (as to Gender, Ethnicity, Experience and Skills)	Yes
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Separate Chairman & CEO	No
Lead Independent Director	Yes
Independent Directors Meet Without Management Present	Yes
Annual Board and Committee Self-Evaluations Conducted by Independent Advisor	Yes
Annual Equity Grant to Non-Employee Directors	Yes
Board Orientation/Education Program	Yes
Number of Board Meetings Held	8**
Code of Business Conduct and Ethics for Directors	Yes
Corporate Compliance Program	Yes
Disclosure Committee for Financial Reporting	Yes
Annual Advisory Approval of Executive Compensation	Yes
Shareholder Ability to Call Special Meetings (20% Threshold)	Yes
Policy Prohibiting Use of Corporate Funds for Direct Independent Expenditures in Federal and State Elections	Yes
Rigorous Process and Robust Expanded Disclosure Related to Corporate Political Expenditures	Yes

*	As of April 26, 2012
**	In 2011

EXECUTIVE COMPENSATION PHILOSOPHY, GOALS AND ACTIONS

Pfizer’s compensation philosophy, set by the Compensation Committee of the Board, is to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success.

We seek to implement our philosophy and achieve the goals of our program by following three key principles:

•	Positioning total direct compensation and each compensation element at approximately the median of our peer companies, with emphasis on pharmaceutical companies with large market capitalization;

•	Aligning annual short-term incentive awards with annual operating financial objectives; and

•	Rewarding absolute and relative performance in total shareholder return through long-term equity incentive awards.

We compensate our executives using the following elements:

ELEMENT	TYPE
Annual Long-Term Incentive Compensation (100% Equity)	Restricted Stock Units (representing 25% of total annual grant value)
5- and 7-Year Total Shareholder Return Units (each representing 25% of total annual grant value)
Performance Share Awards (representing 25% of total annual grant value)
Cash	Salary
Annual Short-Term Incentive
Retirement	Pension
Supplemental Pension
Savings Plan
Supplemental Savings Plan
Other	Perquisites

ii	2012 PROXY STATEMENT

PROXY SUMMARY

SHAREHOLDER VOTING MATTERS

SUMMARY OF SHAREHOLDER VOTING MATTERS

VOTING MATTER	BOARD VOTE RECOMMENDATION	SEE PAGE NUMBER for more information
Item 1 Election of Directors	FOR each nominee	23
Item 2 Ratification of Independent Registered Public Accounting Firm	FOR	31
Item 3 Advisory Approval of Executive Compensation	FOR	34
Shareholder Proposals: Item 4 Publication of Political Contributions Item 5 Action by Written Consent Item 6 Special Shareholder Meetings Item 7 Advisory Vote on Director Pay	AGAINST AGAINST AGAINST AGAINST	36 37 38 39

OUR DIRECTOR NOMINEES

You are being asked to vote on these 14 Directors. All Directors are elected annually by a majority of votes cast. Detailed information about each Director’s background, skill sets and areas of expertise can be found beginning on page 24.

NAME	AGE	DIRECTOR SINCE	POSITION	INDE- PENDENT	COMMITTEE MEMBERSHIPS					OTHER CURRENT PUBLIC BOARDS
					AC	CC	CGC	RCC	STC
Dennis A. Ausiello, M.D.	66	2006	Professor, Harvard Medical School and Chief of Medicine, Massachusetts General Hospital	Yes	M		M	M	M	–
M. Anthony Burns	69	1988	Chairman Emeritus, Ryder System, Inc.	Yes	M		M			1
W. Don Cornwell	64	1997	Former Chairman and CEO, Granite Broadcasting	Yes	C	M		M		2
Frances D. Fergusson, Ph.D.	67	2009	President Emeritus, Vassar College	Yes		M		C	M	1
William H. Gray, III	70	2000	Chairman of Gray Global Strategies	Yes			C		M	3
Helen H. Hobbs, M.D.	59	2011	Investigator, Howard Hughes Medical Institute and Professor, University of Texas Southwestern Medical Center	Yes			M		M	–
Constance J. Horner	70	1993	Former Assistant to the President of the United States and Director of Presidential Personnel	Yes			M	M		2
James M. Kilts	64	2007	Founding Partner, Centerview Capital	Yes		C			M	3
George A. Lorch	70	2000	Chairman Emeritus, Armstrong Holdings, Inc.	LEAD INDE- PENDENT DIRECTOR						2
John P. Mascotte	72	2009	Retired President & CEO, Blue Cross and Blue Shield of Kansas City	Yes			M	M	M	–
Suzanne Nora Johnson	54	2007	Retired Vice Chairman, Goldman Sachs Group	Yes	M	M			M	3
Ian C. Read	58	2010	Chairman & CEO, Pfizer	No						1
Steven W. Sanger	66	2009	Former Chairman & CEO, General Mills	Yes	M		M			2
Marc Tessier-Lavigne, Ph.D.	52	2011	President, Rockefeller University; former EVP and Chief Scientific Officer, Genentech	Yes				M	M	1

AC	Audit Committee	RCC	Regulatory and Compliance Committee	C	Chair
CC	Compensation Committee	STC	Science and Technology Committee	M	Member
CGC	Corporate Governance Committee

2012 PROXY STATEMENT	iii

PFIZER INC.

235 East 42nd Street

New York, New York 10017-5755

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	8:30 a.m., Eastern Daylight Time, on Thursday, April 26, 2012.

PLACE	Westin Governor Morris
2 Whippany Road
Morristown, New Jersey 07960

WEBCAST	A webcast of our Annual Meeting will be available on our website, www.pfizer.com, starting at 8:30 a.m., Eastern Daylight Time, on Thursday, April 26, 2012. An archived copy of the webcast will be available on our website through the first week of May 2012. Information included on our website, other than our Proxy Statement and form of proxy, is not a part of our proxy solicitation materials.

ITEMS OF BUSINESS	•	To elect 14 members of the Board of Directors named in the Proxy Statement, each for a term of one year.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2012 fiscal year.

•	To conduct an advisory vote to approve our executive compensation.

•	To consider certain shareholder proposals, if presented at the Meeting; see the Table of Contents for further information.

•	To transact any other business that properly comes before the Meeting and any adjournment or postponement of the Meeting.

RECORD DATE	You can vote if you were a shareholder of record at the close of business on February 28, 2012.

MATERIALS TO REVIEW	This booklet contains our Notice of 2012 Annual Meeting and Proxy Statement. Our 2011 Financial Report is in Appendix A to this Notice of Annual Meeting and Proxy Statement and is followed by certain Corporate and Shareholder Information. Appendix A and the Corporate and Shareholder Information, as well as the accompanying Letter to Shareholders, are not a part of our proxy solicitation materials. You may also access these documents through our website at www.pfizer.com/annualmeeting.

PROXY VOTING	It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone. See details under “How do I vote?” under “Proxy Statement—Questions and Answers About the Annual Meeting and Voting.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON APRIL 26, 2012: This Notice of Annual Meeting and Proxy Statement and the

2011 Financial Report and Corporate and Shareholder Information are available on our website at

www.pfizer.com/annualmeeting.

Matthew Lepore

Corporate Secretary

March 15, 2012

DIRECTIONS TO THE ANNUAL MEETING	Inside Back Cover

2012 PROXY STATEMENT

Pfizer Inc. 235 East 42nd Street New York, New York 10017-5755

Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pfizer Inc., a Delaware corporation, of proxies to be voted at our 2012 Annual Meeting of Shareholders and at any adjournment or postponement of the Meeting. The Meeting will take place on April 26, 2012, beginning at 8:30 a.m., Eastern Daylight Time, at the Westin Governor Morris in Morristown, New Jersey. See the inside back cover of this Proxy Statement for directions.

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m., Eastern Daylight Time. Seating will be limited.

The Westin Governor Morris is accessible to disabled persons, and upon request we will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon request. Please mail your request to the address noted below under the question “Do I need a ticket to attend the Annual Meeting?”

This Notice of Annual Meeting and Proxy Statement and a proxy or voting instruction card are being mailed starting on or about March 15, 2012.

Do I need a ticket to attend the Annual Meeting?

Yes, to enter the Annual Meeting you will need an admission ticket or proof of ownership of Pfizer stock. An admission ticket is attached to your proxy card, or to the Notice of Internet Availability of Proxy Materials, if you hold shares in your name as a shareholder of record. If you plan to attend the Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Meeting.

If your shares are held in the name of a broker, bank or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Pfizer stock, such as a bank or brokerage account statement, to be admitted to the Meeting. If you would rather have an admission ticket, you can obtain one in advance by sending a written request, along with proof of your ownership of Pfizer stock, to:

Pfizer Shareholder Services

235 East 42nd Street, 19th Floor

New York, New York 10017-5755

Shareholders also must present a form of personal photo identification in order to be admitted to the Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Will the Annual Meeting be webcast?

Yes, our Annual Meeting will be audio webcast on April 26, 2012. You are invited to visit www.pfizer.com at 8:30 a.m., Eastern Daylight Time, on April 26, 2012, to access the webcast. Registration for the webcast is required and will be available beginning on April 23, 2012. An archived copy of the webcast will be available on our website through the first week of May 2012.

Who is entitled to vote at the Annual Meeting?

Holders of Pfizer common stock at the close of business on February 28, 2012 are entitled to receive the Notice of Annual Meeting and to vote their shares at the Meeting. As of that date, there were 7,537,431,287 shares of the Company’s common stock outstanding and entitled to vote. In addition, shares of the Company’s preferred stock having votes equivalent to 2,810,906 shares of common stock were held by one of the Company’s employee benefit plan trusts. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting. Shares of common stock and shares of preferred stock vote together as a single class on the matters covered in this Proxy Statement.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered in your name with Pfizer’s transfer agent, Computershare Trust Company, N.A., you are the “shareholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided directly to you by Pfizer.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and this Notice of Annual Meeting and Proxy Statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

2012 PROXY STATEMENT	1

PROXY STATEMENT

How do I vote?

You may vote using any of the following methods:

•	By mail

Complete, sign and date the proxy or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

If you are a shareholder of record and you do not have the prepaid envelope, please mail your completed proxy card to Pfizer Inc., c/o Proxy Services, Computershare, P.O. Box 43101, Providence, RI 02940.

•	By telephone or on the Internet

Pfizer has established telephone and Internet voting procedures for shareholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S., Puerto Rico and Canada, see your proxy card for additional instructions.

The website for Internet voting is www.investorvote.com/pfe. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 7:30 a.m., Eastern Daylight Time, on April 26, 2012.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.

•	In person at the Annual Meeting

Shareholders who attend the Annual Meeting may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the Secretary of the Company;

•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

What shares are included on the proxy card?

If you are a shareholder of record, you will receive only one proxy card for all the shares you hold of record:

•	in certificate form;

•	in book-entry form; and

•	in book-entry form in the Pfizer Inc. Shareholder Investment Program.

If you are a Pfizer employee, you will receive a proxy or voting instruction card for all the shares you hold:

•	in a Pfizer and/or Wyeth savings plan; and

•	in a Grantor Trust for deferred stock received by certain legacy Wyeth employees in connection with the Wyeth acquisition.

Your proxy card will serve as a voting instruction card for the applicable savings plan and/or Grantor Trust.

If you do not vote your shares or specify your voting instructions on your proxy or voting instruction card, the administrator of the applicable savings plan, or the trustee of a Grantor Trust, as the case may be, will vote your shares in accordance with the terms of your plan and/or Grantor Trust. To allow sufficient time for voting by the administrator of the applicable savings plan and the trustee of a Grantor Trust, your voting instructions must be received by 10:00 a.m., Eastern Daylight Time, on April 23, 2012.

If you hold Pfizer shares through any other Company plan, you will receive voting instructions from that plan’s administrator, as applicable.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the Securities and Exchange Commission, called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials or in “notice and access” (see below) will receive

2	2012 PROXY STATEMENT

PROXY STATEMENT

only one copy of this Notice of Annual Meeting and Proxy Statement and the 2011 Financial Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. If you and other Pfizer shareholders living in your household do not have the same last name, you may also request to receive only one copy of future proxy statements and financial reports.

Householding reduces our printing costs and postage fees and conserves natural resources. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold Pfizer stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please obtain instructions by contacting our transfer agent, Computershare Trust Company, N.A. (in writing: 250 Royall Street, Canton, MA 02021; or by telephone: in the U.S., Puerto Rico and Canada, 1-800-733-9393, and outside the U.S., Puerto Rico and Canada, 1-781-575-4591).

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, please contact Computershare as indicated above and a separate copy will be sent to you promptly. If you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare as indicated above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

This year, we are pleased to be distributing our proxy materials to certain shareholders via the Internet under the “notice and access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our costs of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting. On March 15, 2012, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

Can I access the proxy materials and the 2011 Financial Report on the Internet?

Even if you do not participate in “notice and access,” this Notice of Annual Meeting and Proxy Statement and the 2011 Financial Report are available on our website at www.pfizer.com/annualmeeting. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Shareholders of Record: If you vote on the Internet at www.investorvote.com/pfe, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare-na.com/green and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 235 East 42nd Street, New York, New York, by contacting the Secretary of the Company.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of KPMG, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory approval of executive compensation, or on any shareholder proposal without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

2012 PROXY STATEMENT	3

PROXY STATEMENT

What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this Proxy Statement?

PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
Election of Directors	Majority of Votes Cast	No
Ratification of KPMG	Majority of Votes Cast	Yes
Advisory Approval of Executive Compensation	Majority of Votes Cast	No
Shareholder Proposals	Majority of Votes Cast	No

If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast under our By-laws.

•	Election of Directors; Majority Vote Policy

Under our By-laws and our Corporate Governance Principles, Directors must be elected by a majority of the votes cast in uncontested elections. This means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a Director nominee. In an uncontested election, any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. The Corporate Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and to disclose its decision-making process. In contested elections, the required vote would be a plurality of votes cast. Full details of this Policy are set forth in our Corporate Governance Principles (see Annex 1 to this Proxy Statement) and under “Item 1—Election of Directors.”

•	Ratification of KPMG

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of KPMG LLP as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” this proposal.

•	Advisory Approval of Executive Compensation

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

•	Shareholder Proposals

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve a shareholder proposal. Abstentions and broker non-votes are not counted as votes “for” or “against” the shareholder proposal.

How will my shares be voted at the Annual Meeting?

At the Meeting, the Proxy Committee appointed by the Board of Directors (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the Director nominees named in this Proxy Statement;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2012 fiscal year;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and

•	AGAINST each shareholder proposal.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement (see “Other Business”).

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board of Directors will have the discretion to vote for you.

Who will pay for the cost of this proxy solicitation?

Pfizer will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our Directors, officers or employees in person or by telephone, electronic transmission and/or facsimile transmission. We have hired Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to distribute and solicit proxies. We will pay Morrow a fee of $35,000, plus reasonable expenses, for these services.

Who will count the votes?

Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

4	2012 PROXY STATEMENT

Governance of the Company

OVERVIEW

The following sections provide an overview of Pfizer’s corporate governance structure and processes, including the independence and other criteria we use in selecting Director nominees; our Board leadership structure; and certain responsibilities and activities of the Board of Directors and its Committees. We also discuss how shareholders and other stakeholders can communicate with our Directors.

Our governance structure and processes are based upon a number of key governance documents, including our Corporate Governance Principles. The Principles, which are included as Annex 1 to this Proxy Statement, govern the operation of the Board of Directors and its Committees and guide the Board and our Executive Leadership Team in the execution of their responsibilities. The Principles are reviewed at least annually and are updated periodically in response to changing regulatory requirements, evolving practices, issues raised by our shareholders and other stakeholders and otherwise as circumstances warrant.

Our Corporate Governance Principles and the following Board policies and other materials relating to corporate governance at Pfizer are published on our website at

http://www.pfizer.com/about/corporate_governance/corporate_governance.jsp:

•	Board of Directors—Background and Experience

•	Board Committees—Current Members and Charters

•	Director Qualification Standards

•	Pfizer Policies on Business Conduct and Ethics

•	Code of Business Conduct and Ethics for Directors

•	Board Policy on Pension Benefits for Executives

•	Review of Related Person Transactions

•	Policy—Criteria for Selection of Compensation Committee Consultant

•	Contacting our Board of Directors

•	By-laws

•	Restated Certificate of Incorporation

•	Frequently Asked Questions

We will provide copies of any of these items without charge upon written request to our Corporate Secretary, Pfizer Inc., 235 East 42nd Street, New York, New York 10017-5755. The information on our website is not a part of this Proxy Statement.

GOVERNANCE INFORMATION

Criteria for Board Membership

The Corporate Governance Committee is responsible for recruiting and recommending to the full Board of Directors nominees for election as Directors. The goal of the Committee is to achieve a Board that provides effective oversight of the Company through the appropriate diversity of experience, expertise, skills, specialized knowledge and other qualifications and attributes of the individual Directors. Important general criteria for Board membership include the following:

•

Members of the Board should be individuals of high integrity and independence, with substantial accomplishments, and should have prior or current associations with institutions noted for their excellence.

•	Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.

•	The composition of the Board should reflect the benefits of diversity as to gender, ethnic background and experience.

Our goal is to achieve a Board that provides effective oversight of the Company through diversity of experience, expertise, skills, specialized knowledge and other qualifications and attributes of the individual Directors.

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GOVERNANCE OF THE COMPANY

In addition, the Committee considers on an ongoing basis the background, experience and skills of the individual Directors that are important to the Company’s current and future needs, including experience and skills in the following areas:

•	business or operations leadership;

•	finance or accounting;

•	science or research and development;

•	government or public policy;

•	healthcare, medicine and related fields (including pharmaceuticals);

•	international business;

•	academics; and

•	leadership and management development.

The satisfaction of these criteria is implemented and assessed through ongoing consideration of Directors and nominees by the Corporate Governance Committee and the Board, as well as annual Board and Committee self-evaluations, conducted by an independent advisor. Based upon these activities and their review of the current composition of the Board, the Committee and the Board believe that these criteria have been satisfied.

Selection of Candidates

In recruiting and selecting Board candidates, the Corporate Governance Committee takes into account the size of the Board and considers a “skills matrix” indicating whether a particular Board member or candidate possesses one or more of the above “skill sets,” as well as whether those skills and/or other attributes qualify him or her for service on a particular Committee. The Committee also considers a wide range of additional factors, including each Director’s and candidate’s projected retirement date, to assist in Board succession planning; other positions the Director or candidate holds, including other boards of directors on which he or she serves; and the independence of each Director and candidate, to ensure that a substantial majority of the Board is independent (see “Director Independence” below).

As part of its ongoing Board succession planning process, and based upon feedback from the full Board, in 2011 the Committee determined to recruit one or more additional Board members with expertise in medicine and/or related fields and engaged a search firm for that purpose. Following consideration of a number of candidates submitted by the search firm, and a comprehensive review of the candidates’ abilities and qualifications, the Committee recommended that Drs. Hobbs and Tessier-Lavigne be elected as Directors, and they were elected to the Board in December 2011.

On an ongoing basis, the Committee considers potential Director candidates identified on its own initiative as well as candidates referred or recommended to it by other Directors, members of management, search firms, shareholders and others (including individuals seeking to join the Board). Shareholders who wish to recommend candidates may contact the Committee in the manner described in “Communications with Directors.” All candidates are required to meet the criteria outlined above, as well as those discussed under “Director Independence” below and in our Corporate Governance Principles and other governing documents, as determined by the Committee in its sole discretion. Shareholder nominations must be made according to the procedures required under our By-laws and described in this Proxy Statement under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals and Nomination of Directors.” Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Committee in the same manner as the Committee’s nominees.

The Committee and the Board believe that each of the nominees for election at the Annual Meeting brings a strong and unique set of attributes, experiences and skills and provides the Board as a whole with an optimal balance of experience, leadership, competencies, qualifications and skills in areas of importance to our Company. Under “Item 1—Election of Directors—Nominees for Directors,” we provide an overview of each nominee’s principal occupation, business experience and other directorships, together with the key attributes, experience and skills viewed as particularly meaningful in providing value to the Board, our Company and our shareholders.

We believe that each of the nominees for election at the Annual Meeting brings a strong and unique set of attributes, experiences and skills and provides the Board as a whole with an optimal balance of experience, leadership, competencies, qualifications and skills in areas of importance to our Company.

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GOVERNANCE OF THE COMPANY

Director Independence

Our Board of Directors has adopted Director Qualification Standards to evaluate and determine Director independence. Our Standards meet and in some respects exceed the independence requirements of the NYSE. Under our Standards, a non-employee Director must be determined to have no material relationship with the Company other than as a Director. The Standards also contain strict guidelines for Directors and their immediate families regarding employment or affiliation with the Company or its independent registered public accounting firm; prohibitions against Audit Committee members having any direct or indirect financial relationship with the Company; and restrictions on both commercial and not-for-profit relationships between non-employee Directors and the Company. Directors may not receive personal loans or extensions of credit from the Company, must deal at arm’s length with the Company and its subsidiaries, and must disclose any circumstance that might be perceived as a conflict of interest. Our Director Qualification Standards can be found on our website at

http://www.pfizer.com/about/corporate_governance/director_qualification_standards.jsp.

With the assistance of legal counsel to the Company, the Corporate Governance Committee has reviewed the applicable legal and NYSE standards for Board and Committee member independence, as well as our Director Qualification Standards. A summary of the answers to annual questionnaires completed by each of the Directors and a report of transactions with Director-affiliated entities are also made available to the Committee. On the basis of this review, the Committee has delivered a report to the full Board of Directors, and the Board has made its independence determinations based upon the Committee’s report and the supporting information.

As a result of this review, the Board has affirmatively determined that all of our current Directors (other than Mr. Read) are independent of the Company and its management, consisting of Drs. Dennis A. Ausiello, Michael S. Brown (a Director not standing for re-election due to his retirement), Frances D. Fergusson, Helen H. Hobbs, and Marc Tessier-Lavigne; Ms. Constance J. Horner and Ms. Suzanne Nora Johnson; and Messrs. M. Anthony Burns, W. Don Cornwell, William H. Gray, III, James M. Kilts, George A. Lorch, John P. Mascotte and Stephen W. Sanger. The Board previously determined that Mr. Robert N. Burt (who retired from our Board effective at the 2011 Annual Meeting of Shareholders) was independent during the time he was a Director and that Mr. William C. Steere, Jr. (who retired from the Board effective at the 2011 Annual Meeting) was not independent due to his former status as CEO. As noted, the Board also has determined that Mr. Ian C. Read is not independent because of his employment as the Company’s current CEO.

In making these determinations, the Board considered that in the ordinary course of business, relationships and transactions may occur between the Company and its subsidiaries and entities with which some of our Directors are or have been affiliated. Under Pfizer’s Director Qualification Standards, certain relationships and transactions are not considered to be material transactions that would impair a Director’s independence, including the following:

•

The Director is an employee of another company that does business with Pfizer, and our annual sales to or purchases from the other company in each of the last three fiscal years amount to less than 1% of the annual revenues of the other company; and

•

The Director is an employee or executive officer of another company, and our indebtedness to the other company or its indebtedness to Pfizer amounts to less than 1% of the total consolidated assets of the other company.

In 2011, there was no indebtedness between Pfizer and any entity of which a Director was an employee or executive officer.

Drs. Ausiello, Brown and Hobbs are employed at medical institutions with which Pfizer engages in ordinary course of business transactions. We reviewed our transactions with each of these entities and found that these transactions were made in the ordinary course of business and were below the threshold set forth in our Director Qualification Standards (1% of the annual revenues of these entities in each of the last three years). The Board also considered that, prior to her election as Director, Dr. Hobbs had served on a Pfizer Scientific Advisory Panel for a therapeutic area of research and received compensation for those services (see “Compensation of Non-Employee Directors”).

In addition, in determining that Mr. Kilts is independent, the Board considered Mr. Kilts’ status as a Founding Partner of Centerview Partners. In particular, the Board noted that Centerview’s private equity business, with which Mr. Kilts is engaged, and its advisory business became separate legal and financial

Our Director Qualification Standards meet and in some respects exceed the independence requirements of the NYSE.

2012 PROXY STATEMENT	7

GOVERNANCE OF THE COMPANY

entities in 2010. As a result, Mr. Kilts does not share in any of the revenues of the advisory business, nor does he have any role (legal or otherwise) in the governance or conduct of the advisory business in any respect. Pfizer has engaged Centerview’s advisory business from time to time since 2011, including in connection with Pfizer’s exploration of strategic alternatives for its Nutrition business. However, the Board determined that the relationship has no bearing on Mr. Kilts’ independence and that he qualifies as independent in light of (1) the separation of the advisory business from the private equity business; (2) Mr. Kilts’ lack of any material economic interest in the revenues of the advisory business (including any fees to be paid by Pfizer to Centerview for advisory services); and (3) the fact that to date Pfizer has not paid any fees to the advisory business.

Under our Director Qualification Standards, contributions to not-for-profit entities in which a Director of the Company, or a Director’s spouse, serves as an executive officer, amounting to less than 2% (or $1,000,000, whichever is greater) of that organization’s latest publicly available total revenues, will not serve as a bar to the Director’s independence. None of our Directors or their spouses is an executive officer of a not-for-profit organization to which Pfizer contributes. Nonetheless, a summary of charitable contributions to not-for-profit organizations with which our Directors or their spouses are affiliated was made available to the Committee. None of the contributions approached the levels set forth in our Director Qualification Standards.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management and a highly engaged and high-functioning Board. Based on its experience, considerable engagement with shareholders, and an assessment of research on this issue, the Board understands that there are a variety of viewpoints concerning a board’s optimal leadership structure; that available empirical data concerning the impact of board leadership on shareholder value is inconclusive and not compelling; and, accordingly, that there is no single, generally accepted approach to board leadership in the U.S. Given the dynamic and competitive environment in which we operate, the Board believes that the right leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent Directors do not follow any particular structure as a presumed preferred approach and consider the Board’s leadership structure on at least an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving the optimal model for Board leadership and effective oversight of management by the Board.

Based upon these considerations, and following a lengthy review, the independent Directors determined in December 2011 to elect Mr. Read as Chairman and CEO. This determination was based on the independent Directors’ strong belief that Mr. Read, in view of his extensive experience in and knowledge of the research-based biopharmaceutical industry, has demonstrated the leadership and vision necessary to lead the Board and the Company in the challenging industry and macroeconomic environment; that Mr. Read has a fundamentally investor-driven viewpoint; that Mr. Read’s leadership generated strong performance in 2011; and that Mr. Read does not have an employment agreement and would be serving as both Chairman and CEO at the pleasure of the Board. The independent Directors also believe that this unified structure provides our Company with strong and consistent leadership and that, given the significant regulatory and market environment in which we operate, having one clear leader in both roles provides decisive and effective leadership, both within and outside the Company.

At the same time, the independent Directors also selected George A. Lorch to serve as Lead Independent Director—a position that, at Pfizer, entails significant responsibility for independent Board leadership. Mr. Lorch served as Non-Executive Chairman of the Board from December 2010 to December 2011 and will continue to exercise his strong leadership skills in his new role.

In considering its leadership structure, the independent Directors have taken a number of factors into account. The Board—which consists entirely of independent Directors other than Mr. Read—exercises a strong, independent oversight function. This oversight function is enhanced by the fact that the Board’s Audit, Corporate Governance, Compensation and Regulatory and Compliance Committees are comprised entirely of independent Directors. Further, a number of Board and Committee processes and procedures provide substantial independent oversight of our Chief Executive Officer’s performance, including regular executive sessions of the independent Directors, an annual evaluation of our Chairman and Chief Executive Officer’s performance against pre-determined goals, and a separate evaluation introduced in early 2012 that, among other things, assesses the CEO’s interactions with the Board.

Our independent Directors strongly believe that Mr. Read has demonstrated the leadership and vision necessary to lead the Board and the Company in the current challenging industry and macroeconomic environment; that our current Board leadership structure provides our Company with strong and consistent leadership; and that, given the current regulatory and market environment, having one clear leader in both roles provides decisive and effective leadership.

At Pfizer, the position of Lead Independent Director entails significant responsibility for independent Board leadership. The role comes with a clear mandate and significant authority and responsibilities under a Board-approved Charter.

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GOVERNANCE OF THE COMPANY

In addition, the independent Directors considered shareholder feedback on the subject of Board leadership, including discussions with institutional investors who expressed interest in learning more about the Board’s rationale for recombining the roles of Chairman and CEO. In general, these investors acknowledge that the independent members of the Board are in the best position to determine the optimal Board structure, although some investors expressed concern about the strength of board independence under a non-independent chair structure. Further, our investors indicated that if the positions of Chairman and CEO should be combined, it was imperative that the Board have independent leadership by appointing a strong Lead Independent Director. The Company’s Corporate Governance Principles require the appointment of a Lead Independent Director if the positions of Chairman and CEO are held by the same individual, and the independent Directors believe that Mr. Lorch provides strong leadership in that position.

While Pfizer’s independent Directors are aware of investor concerns regarding our Board leadership structure, they believe that our Board, comprised entirely of independent Directors other than Mr. Read, remains highly independent, empowered and engaged. Further, the independent Directors remain committed to evaluating our Board leadership structure at least annually. Under the Company’s By-laws and Corporate Governance Principles, the Board can and will change its leadership structure if it determines that doing so is appropriate and in the best interest of Pfizer and its shareholders. The Board believes that these factors provide the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Lead Independent Director

The position of Lead Independent Director at Pfizer comes with a clear mandate and significant authority and responsibilities under a Board-approved Charter, including the following:

•	presiding at executive sessions of the independent Directors;

•	calling meetings of the independent Directors;

•	serving as liaison between the independent Directors and the Chairman;

•	approving information sent to the Board, including the quality, quantity and timeliness of such information;

•	approving meeting agendas;

•	facilitating the Board’s approval of the number and frequency of Board meetings and approving meeting schedules, to assure that there is sufficient time for discussion of all agenda items;

•	authorizing the retention of outside advisors and consultants who report directly to the Board; and

•	if requested by shareholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

The Charter of the Lead Independent Director can be found on our website at http://www.pfizer.com/about/corporate_governance/lead_independent_charters.jsp.

Executive Sessions

Until April 2011, the Board included one non-employee Director who was not considered independent. During his tenure, executive sessions of the non-employee Directors took place at least four times each year, and the independent Directors met in executive session at least once each year. Since then, the Board has been composed entirely of independent Directors, except for Mr. Read, and executive sessions of the independent Directors have generally taken place at every regular Board meeting. At these executive sessions, the independent Directors review, among other things, the criteria upon which the performance of the Chief Executive Officer and other senior managers is evaluated, the performance of the Chief Executive Officer against those criteria, and the compensation of the Chief Executive Officer and other senior managers.

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GOVERNANCE OF THE COMPANY

The Board’s Role in Risk Oversight

Management is responsible for assessing and managing risk, subject to oversight by the Board. The Board executes its oversight responsibility for risk assessment and risk management directly and through its Committees, as follows:

•

The Audit Committee has primary responsibility for overseeing the Company’s Enterprise Risk Management, or “ERM,” program. The Company’s Chief Internal Auditor, who reports to the Committee, facilitates the ERM program, in coordination with the Company’s Legal Division and Compliance Group, to complement the Company’s strategic planning process. The Committee’s meeting agendas throughout the year include discussions of individual risk areas, as well as an annual summary of the ERM process. For additional information, see “Board and Committee Information—The Audit Committee” and “Item 2—Ratification of Independent Registered Public Accounting Firm—Audit Committee Report” later in this Proxy Statement.

•

The Regulatory and Compliance Committee, formed in February 2011, has primary responsibility for overseeing and reviewing risks associated with the Company’s healthcare law compliance programs and the status of compliance with related laws, regulations and internal procedures. The Committee, in consultation with the Compensation Committee, is responsible for discussing with management the risks associated with our compensation policies and practices for sales and marketing personnel and the alignment of compensation practices with the Company’s compliance standards. For additional information, see “Board and Committee Information—The Regulatory and Compliance Committee” later in this Proxy Statement.

•

The Board’s other Committees—Compensation, Corporate Governance, and Science and Technology—oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally.

The Board of Directors is kept informed of its Committees’ risk oversight and other activities through reports of the Committee Chairmen to the full Board. These reports are presented at every regular Board meeting and include discussions of Committee agenda topics, including matters involving risk oversight.

•

The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our development activities. In addition, the Board receives regular reports from the members of our Executive Leadership Team, or “ELT”—the heads of our principal business and corporate functions—that include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with and discussed at Board meetings. At other times, the Board is routinely informed of developments that could affect our risk profile or other aspects of our business.

Pfizer Policies on Business Ethics and Conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, are required to abide by Pfizer’s policies on business conduct to ensure that our business is conducted in a consistently legal and ethical manner. Pfizer’s policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and a high level of integrity. Our policies and procedures cover all major areas of professional conduct, including employment practices, conflicts of interest, intellectual property and the protection of confidential information, and require strict adherence to laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Pfizer’s policies on business conduct. As required by the Sarbanes-Oxley Act of 2002, our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

To review Pfizer’s Summary of Policies on Business Conduct, please visit our website at

http://www.pfizer.com/about/corporate_compliance/code_of_conduct.jsp.

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Code of Conduct for Directors

Our Directors are required to comply with a Code of Business Conduct and Ethics for Directors. This Code is intended to focus the Board and the individual Directors on areas of ethical risk, help Directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. This Code covers all areas of professional conduct relating to service on the Pfizer Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with applicable laws and regulations, and oversight of ethics and compliance by employees of the Company. Under the Corporate Integrity Agreement Pfizer entered into in 2009 (discussed under “Board and Committee Information—The Regulatory and Compliance Committee” below), our Board members also have certain obligations with respect to our Summary of Policies on Business Conduct, including annually certifying that they have received and reviewed the Summary.

The full texts of both Pfizer’s Summary of Policies on Business Conduct and the Code of Business Conduct and Ethics for Directors are posted on our website at http://pfizer.com/about/corporate_governance/directors_code.jsp. We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules.

Communications with Directors

Shareholders and other interested parties may communicate with the Lead Independent Director and the Chairs of our Audit, Compensation, Corporate Governance and Regulatory and Compliance Committees on Board-related issues by sending an e-mail to the appropriate address below:

•	leaddirector@pfizer.com;

•	auditchair@pfizer.com;

•	compchair@pfizer.com;

•	corpgovchair@pfizer.com; or

•	regcompliancechair@pfizer.com.

You also may write to the Board, any Director, any of the Committee Chairs or the independent Directors as a group at: c/o Corporate Secretary, Pfizer Inc., 235 East 42nd Street, New York, New York 10017-5755.

Shareholder communications are distributed to the Board, or to any individual Director or Directors, as appropriate, depending on the facts and circumstances outlined in the communication. The Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as:

•	business solicitations or advertisements;

•	junk mail and mass mailings;

•	new product suggestions;

•	product complaints;

•	product inquiries;

•	resumes and other forms of job inquiries;

•	spam; and

•	surveys.

In addition, material that is unduly hostile, threatening or similarly unsuitable will be excluded; however, any communication will be made available to any Director upon his or her request.

Our relationships with our shareholders and other stakeholders are critical. Engagement with our stakeholders helps us to understand the larger context and impact of our operations, learn about expectations for our performance, assess emerging issues that may affect our business or other aspects of our operations, and shape corporate and governance policies.

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GOVERNANCE OF THE COMPANY

Shareholder Outreach

The Company’s relationships with its shareholders and other stakeholders are a critical part of our corporate governance profile, and we recognize the value of taking their views into account. Among other things, engagement with our shareholders and other stakeholders helps us to understand the larger context and impact of our operations, learn about expectations for our performance, assess emerging issues that may affect our business or other aspects of our operations, and shape corporate and governance policies. Over the years, this approach has helped us to identify mutual perspectives and goals and to adopt a collaborative approach to these relationships, and has resulted in our receiving essential input from shareholders and other stakeholders.

For example, in the wake of the United States Supreme Court’s 2010 decision in Citizens United vs. The Federal Election Commission, we engaged in extensive discussions with shareholders and stakeholders seeking clarification about Pfizer’s policies on corporate political expenditures. These discussions led to our decision in 2011 to adopt a strict policy against Pfizer making “independent expenditures” in connection with any federal or state election.

Additional information regarding Pfizer’s political contributions can be found at

http://www.pfizer.com/responsibility/grants_contributions/lobbying_and_political_contributions.jsp.

In addition, consistent with Pfizer’s commitment to seek and respond to shareholder input on corporate governance topics, we have considered and discussed with investors a wide variety of matters, including our executive compensation program and disclosures, and have made a number of changes in both areas. See “Compensation Discussion and Analysis” elsewhere in this Proxy Statement.

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BOARD AND COMMITTEE INFORMATION

During 2011, the Board of Directors met eight times and had five key Committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Regulatory and Compliance Committee, and the Science and Technology Committee. Each of our Directors attended at least 94% of the meetings of the Board and the Board Committees on which he or she served that were held during the time he or she was a Director in 2011.

All Board members are expected to attend the Annual Meeting unless an emergency prevents them from doing so. All the Directors then in office attended our 2011 Meeting.

The table below provides membership and meeting information for each of the Board Committees for 2011.

NAME	AUDIT	COMPENSATION	CORPORATE GOVERNANCE	REGULATORY AND COMPLIANCE	SCIENCE AND TECHNOLOGY
Dr. Ausiello	X		X	X	X
Dr. Brown(a)			X		X*
Mr. Burns	X		X
Mr. Burt(b)		X			X
Mr. Cornwell	X*	X		X
Dr. Fergusson		X		X*	X
Mr. Gray			X*		X
Dr. Hobbs(c)
Ms. Horner			X	X
Mr. Kilts		X*			X
Mr. Lorch(d)
Mr. Mascotte			X	X	X
Ms. Nora Johnson	X	X			X
Mr. Read
Mr. Sanger	X		X
Mr. Steere(e)					X
Dr. Tessier-Lavigne(c)
2011 Meetings	15	7	6	4	2

*	Committee Chair

(a)	Retiring from the Board effective as of the 2012 Annual Meeting.

(b)	Member of the Compensation Committee and of the Science and Technology Committee until his retirement effective as of the 2011 Annual Meeting.

(c)	Elected on December 12, 2011. In February 2012, Dr. Hobbs joined the Corporate Governance Committee and the Science and Technology Committee, and Dr. Tessier-Lavigne joined the Regulatory and Compliance Committee and the Science and Technology Committee.

(d)	Served as Chairman of the Board from December 13, 2010 until December 12, 2011 and as Lead Independent Director thereafter. In both capacities, Mr. Lorch has frequently attended meetings of Committees. However, he is not a member of any Committee, in order to focus on his leadership role.

(e)	Member of the Science and Technology Committee until his retirement effective as of the 2011 Annual Meeting.

The Corporate Governance Committee

The Corporate Governance Committee is comprised entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. Under the terms of its Charter, the Committee is responsible for matters of corporate governance and matters relating to the practices, policies and procedures of the Board. This includes developing criteria for Board membership and recommending and recruiting Director candidates. The Committee also assesses Director and candidate independence, considers possible conflicts of interest of Board members and senior executives, reviews related person transactions, and monitors the functions of the various Committees of the Board.

The Committee advises on the structure of Board meetings and recommends matters for consideration by the Board. The Committee also advises on and recommends Director compensation, which is approved by the full Board. The Committee is directly responsible for overseeing the evaluation of the Board and its Committees, reviewing our Director Qualification Standards, and establishing Director retirement policies. The Committee also assists management by reviewing the functions and outside activities of senior executives and reviewing succession plans for elected corporate officers. Finally, the Committee reviews certain public policy issues, including the Company’s political spending policies and practices, as well as its regular detailed disclosures of political spending.

The Board of Directors has determined that each of the members of the Corporate Governance Committee is independent, as defined by the rules of the SEC and the NYSE, as well as under our Director Qualification Standards.

A copy of the Corporate Governance Committee Charter is available on our website at

http://pfizer.com/about/corporate_governance/corporate_governance_committee.jsp.

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GOVERNANCE OF THE COMPANY

Corporate Governance Committee Report

To maintain and enhance Pfizer’s record of excellence in corporate governance, the Corporate Governance Committee seeks to continually refine Pfizer’s corporate governance policies, procedures and practices. The following are examples of how we worked to achieve these objectives in 2011.

•

Board and Committee Matters: During 2011, the Committee assessed Director independence; reviewed and recommended modifications to the compensation program for non-employee Directors (see “Compensation of Non-Employee Directors”); sponsored a comprehensive self-evaluation process, involving an independent advisor, for the Board and its Committees and implemented several changes resulting from the evaluation; recommended changes to the Lead Independent Director Charter to further expand the authority of this important position (see “Board Leadership Structure–Lead Independent Director”); reviewed and, where appropriate, recommended changes to other governing documents, including our Committee Charters; and continued to review the functioning of the Board and Committees in developing areas, such as the use of technology. For example, based on the Committee’s review and recommendations, the Company has implemented various technologies to facilitate communication with the Board, including the use of a Board “portal” to deliver materials securely over the Internet.

•

Recruitment of New Directors: In 2011, the Committee determined to recruit one or more additional Board members with expertise in medicine and/or related fields and engaged a search firm for that purpose. Following consideration of a number of candidates submitted by the search firm, and a comprehensive review of the candidates’ abilities and qualifications, the Committee recommended that Drs. Hobbs and Tessier-Lavigne be elected as Directors, and they were elected to the Board in December 2011.

•

Leadership Planning: Oversight of leadership planning is one of the Board’s principal responsibilities, and the Committee takes an active role in this area. During 2011, the Committee reviewed emergency succession scenarios and participated in the Board’s review of long-term management succession plans.

•

Corporate Responsibility and Public Policy: The Committee oversees Pfizer’s corporate responsibility agenda and activities, including our role in the public policy arena and the political process. In 2011, Pfizer’s Corporate Responsibility team continued its practice of periodically reporting to the Committee on the achievement of corporate responsibility goals, and the Committee continued to provide direction on the prioritization of corporate responsibility issues. Further, the Committee oversees our political spending policies and practices; for example, the Committee was actively involved in our decision in 2011 to adopt a strict policy against Pfizer making “independent expenditures” in connection with any federal or state election, and it also reviews Pfizer’s PAC and Corporate Political Contributions Reports regularly.

•	Legislative and Regulatory Developments: The Committee continued to monitor and evaluate corporate governance developments, including SEC rules and proposals under the Dodd-Frank Act.

•

Shareholder Engagement: The Committee engaged in ongoing reviews of shareholder and stakeholder communications at each of its meetings, including proposals submitted by shareholders for inclusion in this Proxy Statement.

•

Other Matters: The Committee executed its responsibilities under the Company’s Related Person Transaction Approval Policy and reviewed service by Directors and senior management on other boards of directors.

In 2011, the Corporate Governance Committee worked on many matters, including new Director recruitment, leadership planning, public policy matters and shareholder engagement.

The Corporate Governance Committee

William H. Gray, III, Chair	Helen H. Hobbs

Dennis A. Ausiello	Constance J. Horner

Michael S. Brown	John P. Mascotte

M. Anthony Burns	Stephen W. Sanger

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GOVERNANCE OF THE COMPANY

The Regulatory and Compliance Committee

The Regulatory and Compliance Committee, formed in February 2011, is comprised entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. Under its Charter, the Committee is primarily responsible for assisting the Board of Directors with overseeing and reviewing the Company’s healthcare-related regulatory and compliance issues, including its compliance programs and the status of compliance with related laws, regulations, internal procedures, and the Company’s Corporate Integrity Agreement (“CIA”) discussed below. Management has primary responsibility for the operation of the Company’s compliance program and for implementing the requirements of the CIA. The Committee consults with management and evaluates various information and reports on compliance-related activities and matters. The Committee is also responsible for overseeing the integration and implementation of the Company’s compliance programs in acquired entities.

The Committee, in consultation with the Compensation Committee, is responsible for discussing with management the alignment of compensation practices for sales and marketing personnel with the Company’s compliance standards, and is expected to make recommendations to the Compensation Committee on the extent, if any, to which incentive-based compensation of any executive, senior manager, compliance personnel and/or attorney involved in any significant misconduct resulting in certain government or regulatory action, or other person with direct supervision over such employee, should be reduced, canceled or recovered.

In connection with the resolution of certain U.S. government investigations concerning various products, Pfizer entered into the CIA in 2009 with the Office of the Inspector General of the U.S. Department of Health and Human Services (“OIG”). In the CIA, Pfizer agreed to take certain actions to promote compliance with federal healthcare program and U.S. Food and Drug Administration (“FDA”) requirements. The Committee, based on agreement with the OIG, has assumed the Audit Committee’s responsibilities under the CIA. The CIA obligations related to the Committee include the following: (i) the Committee must meet at least quarterly to review and oversee Pfizer’s compliance program; (ii) the Committee must adopt resolutions each year summarizing its review and oversight of the Company’s compliance program and its compliance with federal healthcare program requirements, FDA requirements and the obligations of the CIA and concluding that, to the best of its knowledge, Pfizer has adopted an effective compliance program to meet those requirements and obligations; and (iii) Pfizer must promptly report any changes in the composition of the Committee or any actions or changes that would affect the Committee’s ability to perform the duties necessary to meet the obligations of the CIA. The CIA is effective through 2014.

A copy of the Regulatory and Compliance Committee Charter is available on our website at

http://pfizer.com/about/corporate_governance/regulatory_compliance_committee.jsp.

Regulatory and Compliance Committee Report

The Regulatory and Compliance Committee commenced its activities in 2011 by reviewing the general legal and regulatory framework of Pfizer’s practices and operations as well as the principal healthcare-related regulatory and compliance issues and risks confronting the Company and the pharmaceutical industry. The Committee also reviewed the structure and mission of Pfizer’s compliance program.

For the balance of 2011, the Committee received reports and discussed with management, including the Chief Compliance and Risk Officer, healthcare-related regulatory and compliance risks and related compliance program initiatives and functions. Among the matters considered by the Committee were: (1) potential healthcare-related regulatory or compliance risks in connection with the development, manufacture and marketing of Pfizer’s products, and efforts to mitigate those risks; (2) government investigations and other legal proceedings involving the Company; (3) internal investigations of potential healthcare-related compliance or regulatory matters; (4) results of internal audits conducted in areas within the Committee’s oversight; (5) the Company’s responses to FDA Warning Letters received by the Company in 2010; (6) the integration of acquired companies into the Company’s compliance program; and (7) external reviews of Pfizer policies and practices for compliance with federal healthcare laws and regulations.

Formed in 2011, the Regulatory and Compliance Committee oversees healthcare-related regulatory and compliance issues and the structure and mission of Pfizer’s compliance program.

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GOVERNANCE OF THE COMPANY

In its activities, the Committee considered potential risks and steps the Company has taken to mitigate risk in areas within the Committee’s oversight. With respect to the CIA, the Committee monitored the status of the Company’s compliance with CIA requirements.

The Regulatory and Compliance Committee

Frances D. Fergusson, Chair

Dennis A. Ausiello

W. Don Cornwell

Constance J. Horner

John P. Mascotte

Marc Tessier-Lavigne

The Audit Committee

The Audit Committee is comprised entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. Under its Charter, the Audit Committee is responsible for reviewing with the independent registered public accounting firm, Internal Audit and management the adequacy and effectiveness of internal controls over financial reporting. The Committee also reviews and consults with management, Internal Audit and the independent registered public accounting firm on matters related to the annual audit, the published financial statements, earnings releases, and the accounting principles applied. In addition, the Committee reviews reports from management relating to the status of compliance with laws, regulations and internal procedures.

The Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. To execute this responsibility, the Committee engages in a comprehensive annual evaluation of the independent auditor’s qualifications, performance and independence and considers the advisability and potential impact of selecting a different independent public accounting firm.

In addition, the Committee is responsible for reviewing and discussing with management the Company’s policies with respect to risk assessment and risk management. Further information about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “Governance Information—The Board’s Role in Risk Oversight.”

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors. The Audit Committee has also established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding its accounting, internal controls and auditing matters. Further details of the role of the Audit Committee may be found in “Item 2—Ratification of Independent Registered Public Accounting Firm—Audit Committee Report” later in this Proxy Statement.

The Board of Directors has determined that each of the members of the Audit Committee is financially literate and independent, as defined by the rules of the SEC and the NYSE, as well as independent under our Director Qualification Standards. The Board of Directors also has determined that each of Ms. Nora Johnson and Messrs. Burns, Cornwell and Sanger is an “audit committee financial expert” for purposes of the SEC’s rules.

A copy of the Audit Committee Charter is available on our website at http://pfizer.com/about/corporate_governance/ audit_committee.jsp. The Audit Committee Report appears under “Ratification of Independent Registered Public Accounting Firm.”

The Compensation Committee

The Compensation Committee is comprised entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. The Committee determines and oversees the execution of the Company’s executive compensation philosophy and oversees the administration of the Company’s executive compensation programs. Its responsibilities also include overseeing Pfizer’s compensation and benefit plans and policies, administering its stock plans (including reviewing and approving equity grants) and reviewing and approving annually all compensation decisions for the Company’s executive officers, including the Named Executive Officers identified in the 2011 Summary Compensation Table. See “Compensation Discussion and Analysis” later in this Proxy Statement for information concerning the Committee’s role, processes and activities in overseeing executive compensation.

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The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the rules of the SEC and the NYSE, as well as under our Director Qualification Standards. In addition, each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

A copy of the Compensation Committee Charter is available on our website at

http://pfizer.com/about/corporate_governance/compensation_committee.jsp. The Compensation Committee Report appears under “Executive Compensation.”

Compensation Committee Interlocks and Insider Participation. During 2011 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.

The Science and Technology Committee

Under the terms of its Board-approved Charter, the Science and Technology Committee is responsible for periodically examining management’s direction of and investment in the Company’s pharmaceutical research and development and technology initiatives. This includes evaluating the quality and direction of the Company’s research and development programs, identifying emerging issues and evaluating the level of review by external experts. The Committee also reviews the Company’s approaches to acquiring and maintaining technology, evaluates the technology that the Company is researching and developing and reviews the Company’s patent strategy.

A copy of the Science and Technology Committee Charter is available on our website at

http://pfizer.com/about/corporate_governance/science_ technology_committee.jsp.

2012 PROXY STATEMENT	17

GOVERNANCE OF THE COMPANY

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Except as described below, our non-employee Directors receive cash compensation, as well as equity compensation in the form of Pfizer stock units. Each of these components is described below. The 2011 compensation of our non-employee Directors is shown in the Director Compensation Table below. Mr. Read does not receive any compensation for his service as a Director or as Chairman.

Non-Employee Director Compensation

Through April 2011, compensation for our non-employee Directors (other than Dr. Ausiello and Mr. Lorch, as discussed below) consisted of the following:

•	an annual retainer of $75,000; and

•

an award of 5,500 Pfizer stock units under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (the “Unit Award Plan”) to each Director upon joining the Board and an award of 5,500 stock units to each Director upon election at each Annual Meeting of Shareholders, provided the Director continues to serve as a Director following the Meeting. Stock units are not payable until the Director ceases to be a member of the Board, at or after which time they are paid in cash or in shares of Pfizer stock, at the Director’s election.

In accordance with the Unit Award Plan, on the day of the 2011 Annual Meeting of Shareholders, our non-employee Directors who continued as Directors following that Meeting (other than Dr. Ausiello and Mr. Lorch, as discussed below) were awarded 5,500 stock units with a value at the time of grant of $114,565 (calculated based on the closing stock price of Pfizer common stock of $20.83 per share on the grant date).

In addition, our compensation program for non-employee Directors provided for the following additional annual cash retainers through April 2011:

•	Audit Committee: Chair—$25,000; Member—$20,000

•	Compensation Committee: Chair—$25,000; Member—$20,000

•	Corporate Governance Committee: Chair—$25,000; Member—$20,000

•	Regulatory and Compliance Committee: Chair—$25,000; Member—$20,000

•	Science and Technology Committee: Chair—$30,000; Senior Member—$20,000; Member—$10,000

•	Lead Independent Director (if applicable): $30,000

Effective May 1, 2011, the Board, on the recommendation of the Corporate Governance Committee, and in consultation with the Committee’s independent compensation consultant based on a study of peers and market trends, made the following changes to the compensation program for non-employee Directors (other than Dr. Ausiello and Mr. Lorch, as discussed below):

•	The annual cash retainer for each non-employee Director was fixed at $137,500.

•	The annual cash retainer for the Chair of each key Committee of the Board was fixed at $30,000.

•	Directors no longer receive annual cash retainers for serving as members of Committees.

•

The equity award to each non-employee Director upon his or her first election as such and annually thereafter was fixed at the number of units having a value of $137,500 on the date of grant (i.e., respectively, the date of his or her first election and the date of the Company’s Annual Meeting of Shareholders), based upon the closing price of Pfizer common stock on that date.

•	The annual cash retainer to be paid to the Lead Independent Director (if applicable) was fixed at $50,000.

In connection with the adjustments to the program, the Board, on the recommendation of the Corporate Governance Committee, also increased the stock ownership requirement applicable to non-employee Directors from $300,000 to $550,000 worth of Pfizer stock. For purposes of this requirement, a Director’s holdings include units granted to the Director as compensation for Board service and shares or units held under a deferral or similar plan. A Director has five years from the date of (a) his or her first election as a Director or (b) if later, an increase in the amount of Pfizer stock required to be held, to satisfy this ownership requirement. None of our Directors has pledged Pfizer stock as collateral for personal loans or other obligations.

The changes to the non-employee Director compensation program implemented in 2011 were recommended by the Corporate Governance Committee based upon the advice and recommendations of an independent compensation consulting firm, J.F. Reda & Associates, LLC. The firm was engaged directly by the Committee to provide advice and recommendations on the compensation of non-Employee Directors and does not render any other services to Pfizer.

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GOVERNANCE OF THE COMPANY

Under his employer’s policy, Dr. Ausiello is subject to limitations on the amount of compensation he can receive from the Company and is not permitted to receive any equity compensation for serving as a Director. As a result, Dr. Ausiello receives the customary cash fees for his Board and Committee service, but the dollar value of his annual equity award, subject to the limitation on the amount of his compensation under his employer’s policy, is credited to a deferred cash account to be paid (with an interest equivalent) following his termination of service as a Director. At the direction of the Corporate Governance Committee, the dollar value of Dr. Ausiello’s equity award in excess of the limitation has been contributed to charity.

As Non-Executive Chairman of the Board in 2011, in lieu of the above compensation, Mr. Lorch received $550,000, divided equally between cash and equity. The cash portion was paid quarterly, and the equity portion was credited quarterly in the form of stock units valued at the closing price of Pfizer common stock on the last day of each quarter. Mr. Lorch will receive dividend equivalents on these units, and the units and accumulated dividends will be payable in cash or in shares of Pfizer common stock, at his election, at or after his retirement from the Board. Effective January 1, 2012, Mr. Lorch is compensated under the new program described above.

Deferred Compensation

Non-employee Directors may defer all or a part of their annual cash retainers under the Unit Award Plan until they cease to be members of the Board. At a Director’s election, the fees held in the Director’s account may be credited either with Pfizer stock units or with interest at the rate of return of an intermediate treasury index. The rate of return of the intermediate U.S. Treasury index for 2011 was 6.08%. The numbers of Pfizer stock units are calculated by dividing the amount of the deferred fee by the closing price of our common stock on the last business day of the fiscal quarter in which the fee is earned. If fees are deferred as Pfizer stock units, the number of stock units in a Director’s account is increased by crediting additional stock units based on the value of any dividends on the common stock. When a Director ceases to be a member of the Board, the amount attributable to stock units held in his or her account is paid in cash or in Pfizer stock, at the Director’s election. The amount of any cash payment is determined by multiplying the number of Pfizer stock units in the account by the closing price of our common stock on the last business day before the payment date.

Legacy Warner-Lambert Equity Compensation Plan

Under the Warner-Lambert Company 1996 Stock Plan, as a result of our merger with Warner-Lambert, all stock options and restricted stock awards outstanding as of June 19, 2000 became immediately exercisable or vested.

Under this plan, the directors of Warner-Lambert could elect to defer any or all of the compensation they received for their services. These deferred amounts could have been credited to a Warner-Lambert common stock equivalent account (the “Equivalent Account”). The Equivalent Account was credited, as of the day the fees would have been payable, with stock credits equal to the number of shares of Warner-Lambert common stock that could have been purchased with the dollar amount of such deferred fees. The former Warner-Lambert directors who joined our Board after the merger—Messrs. Burt, Gray and Lorch—had deferred compensation and were entitled to Warner-Lambert stock credits in the Equivalent Account under this plan. Dividend equivalents received under this plan are reinvested. Upon the closing of the merger, these Warner-Lambert stock credits were converted into Pfizer stock equivalent units. These units will be payable in Pfizer common stock at various times in accordance with the Director’s election. These units are described in footnote 2 to the table under “Securities Ownership.”

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GOVERNANCE OF THE COMPANY

Matching Gift Programs

Our non-employee Directors may participate in Pfizer’s matching gift programs, which are available to all employees. Under these programs, the Pfizer Foundation (Pfizer’s philanthropic affiliate) will match contributions to eligible non-profit organizations, up to a maximum of $15,000 per year; contributions to religious and certain other types of non-profit organizations, as well as to individuals and others in need, are not eligible and are not matched. In addition, the Pfizer Foundation will match contributions made to the United Way Campaign, up to a maximum of $15,000 per year. The matching contributions made by the Pfizer Foundation with respect to our non-employee Directors are included in the 2011 Director Compensation Table below and described in footnote 2 to the Table. As indicated above, these matching contributions do not reflect all of the charitable contributions made by our Directors.

2011 Director Compensation Table

The following table shows 2011 compensation for our non-employee Directors.

NAME	FEES EARNED OR PAID IN CASH ($)	EQUITY/ STOCK AWARDS(1) ($)	ALL OTHER COMPENSATION(2) ($)	TOTAL ($)
Dr. Ausiello(3)	194,167		66,665	260,832
Dr. Brown	160,000	114,565	39,458	314,023
Mr. Burns	130,000	114,565		244,565
Mr. Burt(4)	26,250		45,000	71,250
Mr. Cornwell	151,667	114,565	12,544	278,776
Dr. Fergusson	146,667	114,565	17,050	278,282
Mr. Gray	148,333	114,565	36,875	299,773
Dr. Hobbs	7,473	137,500	50,000	194,973
Ms. Horner	123,333	114,565	18,700	256,598
Mr. Kilts	148,333	114,565	15,000	277,898
Mr. Lorch(5)	275,000	275,000	13,500	563,500
Mr. Mascotte	126,667	114,565	30,000	271,232
Ms. Nora Johnson	133,333	114,565	30,000	277,898
Mr. Sanger	130,000	114,565	30,000	274,565
Mr. Steere(4)	21,250		65,000	86,250
Dr. Tessier-Lavigne	7,473	137,500		144,973

(1)	Represents stock units awarded in 2011 to Directors who were re-elected at the 2011 Annual Meeting of Shareholders (other than Dr. Ausiello and Mr. Lorch, as discussed below), the reported value of which was calculated by multiplying the closing market price of our common stock on the grant date (April 28, 2011) by the number of units granted (5,500). In 2011, Mr. Lorch was credited with 13,752 stock units; these units were credited quarterly and were valued at the closing price of Pfizer common stock on the last day of each quarter. Each of Drs. Hobbs and Tessier-Lavigne received 6,744 stock units upon being elected a Director on December 12, 2011 (determined by dividing the value of the award, $137,500, by $20.39, the closing price of the Company’s common stock on the date of their election). At the end of 2011, the aggregate number of stock units (including dividend equivalents) held by each current non-employee Director was as follows: Dr. Ausiello, 21,000; Dr. Brown, 100,739; Mr. Burns, 82,763; Mr. Cornwell, 80,240; Dr. Fergusson, 17,628; Mr. Gray, 105,448; Dr. Hobbs, 6,744; Ms. Horner, 109,774; Mr. Kilts, 59,067; Mr. Lorch, 77,849; Mr. Mascotte, 17,628; Ms. Nora Johnson, 27,000; Mr. Sanger, 44,644; and Dr. Tessier-Lavigne, 6,744. See Note 3.

(2)	The amounts in this column represent: (a) charitable contributions made in 2011 under our matching gift programs (see “Matching Gift Programs” above), as follows: Dr. Ausiello, $9,600; Dr. Brown, $25,900; Mr. Burt, $45,000 (consisting of matching contributions made in 2011 in respect of 2010 and 2011 contributions by Mr. Burt); Dr. Fergusson, $17,050; Mr. Gray, $20,000; Ms. Horner, $3,700; Mr. Kilts, $15,000; Mr. Lorch, $13,500; Mr. Mascotte, $30,000; Ms. Nora Johnson, $30,000; Mr. Sanger, $30,000; and Mr. Steere, $15,000; (b) charitable contributions totaling $57,065 made at the discretion of the Corporate Governance Committee in respect of Dr. Ausiello (see Note 3 below); (c) for Dr. Brown, $13,558 for travel and related activities associated with attendance by Dr. Brown’s spouse at an offsite meeting of the Board and other events to encourage attendance and foster interaction among members of the Board and management; (d) for Mr. Cornwell, $12,544 for travel and related activities associated with attendance by Mr. Cornwell’s spouse at an offsite meeting of the Board and other events to encourage attendance and foster interaction among members of the Board and management; (e) for Mr. Gray, (i) above-market interest on the deferred cash balance under a legacy Warner-Lambert equity compensation plan, paid at the prime rate plus 2%, and (ii) attendance by Mr. Gray’s spouse at an off-site meeting of the Board of Directors to encourage attendance and foster interaction among the members of the Board and management; (f) for Dr. Hobbs, $50,000 for serving on a Pfizer Scientific Advisory Panel for a therapeutic area of research, which service terminated prior to her election as a Director in December 2011; (g) for Ms. Horner, a $15,000 charitable contribution made in honor of her service to the Board and the Company during her tenure as Lead Independent Director until December 2010; and (h) for Mr. Steere, $50,000 relating to his consulting contract with the Company (see “Section 16(a) Beneficial Ownership Reporting Compliance, Related Person Transactions and Indemnification—Transactions with Related Persons”). As indicated above under “Matching Gift Programs,” certain charitable contributions by our Directors are not eligible for matching contributions under the programs, and the amounts in the above table therefore do not reflect all such contributions made by our Directors.

(3)	Dr. Ausiello’s employer limits the amount of compensation he can receive from the Company and prohibits him from receiving any equity compensation for serving as a Director. For 2011, he received $136,667 in cash compensation, and an additional $57,500 was credited to a deferred cash account to be paid (with an interest equivalent) following his termination of service as a Director. See “Non-Employee Director Compensation” and Note 2 above.

(4)	Messrs. Burt and Steere retired as Directors at the 2011 Annual Meeting of Shareholders.

(5)	Mr. Lorch served as Non-Executive Chairman of the Board until December 2011.

20	2012 PROXY STATEMENT

Securities Ownership

The table below shows the number of shares of our common stock beneficially owned as of the close of business on January 31, 2012 by each of our Directors and each Named Executive Officer listed in the 2011 Summary Compensation Table, as well as the number of shares beneficially owned by all of our Directors and executive officers as a group. Together, these individuals beneficially own less than one percent (1%) of our common stock outstanding. The table and footnotes also include information about stock options, stock appreciation rights in the form of total shareholder return units (“TSRUs”), stock units, restricted stock, restricted stock units and deferred performance-related share awards credited to the accounts of our Directors and executive officers under various compensation and benefit plans.

BENEFICIAL OWNERS	NUMBER OF SHARES OR UNITS				OPTIONS EXERCISABLE WITHIN 60 DAYS
	COMMON STOCK		STOCK UNITS
Dennis A. Ausiello	2,362	(1)	21,000	(2)
Michael S. Brown	1,200		100,739	(2)
M. Anthony Burns	24,978		82,763	(2)
W. Don Cornwell	2,000	(1)	80,240	(2)
Frank A. D’Amelio	181,843	(3)	343,564	(4)	292,000
Mikael Dolsten	190	(3)	218,948	(4)
Frances D. Fergusson			17,628	(2)
William H. Gray, III	28		105,448	(2)
Helen H. Hobbs			6,744	(2)
Constance J. Horner	15,825		109,774	(2)
James M. Kilts	2,259	(1)	59,067	(2)
George A. Lorch	24,126		77,849	(2)
John P. Mascotte	3,940		17,628	(2)
Suzanne Nora Johnson	10,000		27,000	(2)
Ian C. Read	377,582	(3)	512,463	(4)	873,000
Stephen W. Sanger	1,085	(1)	44,644	(2)
Amy W. Schulman	61,748	(1)(3)	133,787	(4)	100,000
David Simmons	40,124	(3)	113,704	(4)	124,500
Marc Tessier-Lavigne	104		6,744	(2)
All Directors and Executive Officers as a group (27)	991,326		2,990,481		2,128,400

(1)	Includes the following shares held in the names of family members: Dr. Ausiello, 2,362 shares; Mr. Cornwell, 300 shares; Mr. Kilts, 2,259 shares; Mr. Sanger, 1,085 shares; and Ms. Schulman, 300 shares. Dr. Ausiello, Ms. Schulman and Messrs. Cornwell and Kilts disclaim beneficial ownership of such shares.

(2)	Represents units (each equivalent to a share of Pfizer common stock) awarded under our Director compensation plans (see “Compensation of Non-Employee Directors” above). This number also includes the following units resulting from the conversion into Pfizer units of previously deferred Warner-Lambert director compensation under the Warner-Lambert 1996 Stock Plan: Mr. Gray, 57,819 units and Mr. Lorch, 15,219 units. See “Compensation of Non-Employee Directors—Legacy Warner-Lambert Equity Compensation Plan” above.

(3)	Includes shares credited under the Pfizer Savings Plan and/or deferred performance shares relating to previously vested awards under the Company’s performance-based share award programs. These plans are described later in this Proxy Statement.

(4)	In the case of Messrs. D’Amelio, Read and Simmons and Ms. Schulman, includes units (each equivalent to a share of Pfizer common stock) held under the Pfizer Supplemental Savings Plan and for Mr. Simmons also includes units held under the Pfizer Inc. Deferred Compensation Plan. The Pfizer Supplemental Savings Plan is described later in this Proxy Statement. Also includes the following unvested restricted stock units (each equivalent to a share of Pfizer common stock): Mr. D’Amelio, 322,768; Dr. Dolsten, 218,948; Mr. Read, 406,900 (however, in view of Mr. Read’s age and years of service with Pfizer, a prorated portion of his units would vest upon his retirement); Mr. Simmons, 98,874; and Ms. Schulman, 130,209. This column does not include the following stock appreciation rights in the form of TSRUs: Mr. D’Amelio, 1,039,555; Dr. Dolsten, 530,757; Mr. Read, 2,131,948; Ms. Schulman, 516,701; and Mr. Simmons, 467,124. See the “2011 Outstanding Equity Awards at Fiscal Year-End Table” and “Estimated Benefits upon Termination” for a discussion of the vesting of restricted stock units and TSRUs.

Beneficial Owners

Based on filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, as of December 30, 2011, the only person known by us to be the beneficial owner of more than 5% of our common stock was as follows:

NAME AND ADDRESS OF BENEFICIAL OWNER(1)	SHARES OF PFIZER COMMON STOCK(1)	PERCENT OF CLASS
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	463,841,882	6.03%

(1)	This information is based solely on a Schedule 13G filed with the SEC on February 13, 2012 by BlackRock, Inc.

2012 PROXY STATEMENT	21

Section 16(a) Beneficial Ownership Reporting Compliance, Related Person Transactions, and Indemnification

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and certain of our officers to file reports of holdings and transactions in Pfizer equity with the SEC and the NYSE. Based on our records and other information, we believe that in 2011 our Directors and our officers who are subject to Section 16(a) met all applicable filing requirements. There were two exceptions:

•

Upon becoming subject to Section 16 in December 2010, Olivier Brandicourt, President and General Manager of our Primary Care Business Unit, filed a Form 3 with the SEC on a timely basis. Due to an inadvertent administrative error by the Company’s external plan administrator, the Form 3 included an incorrect number of shares of Pfizer common stock (5,494) held in the Company’s Savings Plan. Promptly after being informed of the error, Dr. Brandicourt filed an amendment to the Form 3 reporting the correct number of shares (8,965) held in the Plan.

•

Upon his election to the Board of Directors in December 2011, Dr. Tessier-Lavigne filed a Form 3 with the SEC on a timely basis that inadvertently failed to include 104 shares of Pfizer common stock held in a brokerage account that is managed by a portfolio manager. Promptly after being informed of the omission, Dr. Tessier-Lavigne filed an amendment to the Form 3 reporting the ownership of those shares.

REVIEW OF RELATED PERSON TRANSACTIONS

The Company has adopted a Related Person Transaction Approval Policy that is administered by the Corporate Governance Committee. The Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. Under the Policy, Company management determines whether a transaction requires review by the Committee, and transactions requiring review are referred to the Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the best interests of the Company. If the Company becomes aware of an existing transaction with a related person that has not been approved under this Policy, the matter is referred to the Committee. The Committee then evaluates all options available, including ratification, revision or termination of such transaction.

TRANSACTIONS WITH RELATED PERSONS

In connection with his retirement in 2001, we entered into a consulting agreement with Mr. Steere, a member of our Board of Directors until April 2011. The agreement provides that Mr. Steere would serve as Chairman Emeritus of the Company and, when and as requested by the Chief Executive Officer, will provide consulting services and advice to the Company and participate in various external activities and events for the benefit of the Company. The term of the agreement, which began on July 1, 2001 after Mr. Steere ceased his employment with the Company, was for five years, with automatic extensions for successive five-year terms, unless Mr. Steere or the Company terminates the agreement at the end of its then-current term. The contract was extended for a five-year term in 2011 and currently extends until mid-2016. Mr. Steere may provide up to 30 days of service per year to the Company, subject to his reasonable availability, for his consulting services or his participation as a Company representative in external activities and events. He must obtain the approval of the Board of Directors before providing any consulting services, advice or service of any kind to any other company or organization that competes with us. For his services and commitments, the Company pays Mr. Steere (i) an annual retainer of $50,000 for his consulting services (subject to his ability to continue to provide the contemplated services), and (ii) an additional fee of $5,000 for each day in excess of 30 days per year that he renders services as described above. We also reimburse him for reasonable expenses that he incurs in providing these services for us.

In addition, under the terms of the agreement, we provide him lifetime access to Company facilities and services comparable to those that were made available to him by the Company prior to his retirement. These include the use of an office and access to the secretarial services of an administrative assistant; access to financial planning services; and the use of a car and driver and of Company aircraft. Mr. Steere has chosen to personally pay for his financial planning services and voluntarily reimburses the Company for all personal use of Company-provided transportation.

We paid Mr. Steere $50,000 in 2011 under the terms of this consulting agreement.

INDEMNIFICATION

We indemnify our Directors and our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our By-laws, and we have also entered into agreements with those individuals contractually obligating us to provide this indemnification to them.

22	2012 PROXY STATEMENT

Proposals Requiring Your Vote

ITEM 1 – ELECTION OF DIRECTORS

Fourteen members of our Board are standing for re-election, to hold office until the next Annual Meeting of Shareholders. A majority of votes cast is required for the election of Directors in an uncontested election (which is the case for the election of Directors at the 2012 Annual Meeting). A majority of the votes cast means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Our Corporate Governance Principles contain detailed procedures to be followed in the event that one or more Directors do not receive a majority of the votes cast at the Annual Meeting.

Each nominee elected as a Director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

Under Pfizer’s Corporate Governance Principles, a Director is generally required to retire when he or she reaches age 73 or at the first Annual Meeting of Shareholders following his or her 73rd birthday. On the recommendation of the Corporate Governance Committee, the Board may waive this requirement as to any Director if it deems a waiver to be in the best interests of the Company.

We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, proxies may be voted by the Proxy Committee for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

The Proxy Committee appointed by the Board of Directors intends to vote for the election of each of these nominees, unless you indicate otherwise on the proxy or voting instruction card.

The following pages contain biographical and other information about the nominees, including each nominee’s age at the date of the Annual Meeting. Each nominee’s current public company directorships, if any, are shown beneath the nominee’s photograph; former and non-public company directorships, if any, are noted in the nominee’s biographical information. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Corporate Governance Committee and the Board to determine that each nominee should serve as a Director. In addition, most of our Directors serve or have served on boards and board committees (including, in many cases, as committee chairs) of other public companies, which we believe provides them with additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board.

Your Board of Directors unanimously recommends a vote FOR the election of each of these nominees as Directors.

All Directors stand for

re-election every year, and Directors must be elected by a majority of votes cast.

2012 PROXY STATEMENT	23

Nominees for Directors

DENNIS A. AUSIELLO, 66

Position, Principal Occupation and Business Experience:

Jackson Professor of Clinical Medicine at Harvard Medical School and Chief of Medicine at Massachusetts General Hospital since 1996. President of the Association of American Physicians in 2006. Member of the Institute of Medicine of the National Academies of Science and a Fellow of the American Academy of Arts and Sciences. Director of TARIS BioMedical, Inc. and of several non-profit organizations, including the Broad Institute for Human Genetics.

Key Attributes, Experience and Skills:

Dr. Ausiello’s experience and training as a practicing physician (Board certified in nephrology), a scientist and a nationally recognized leader in academic medicine enable him to bring valuable insights to the Board, including through his understanding of the scientific nature of our business and the ability to assist us in prioritizing opportunities for drug development. In addition, Dr. Ausiello oversees a large research portfolio and an extensive research and education budget at Massachusetts General Hospital, giving him a critical perspective on drug discovery and development and providing a fundamental understanding of the potential pathways contributing to disease. Through his work as the Chief of Medicine at Massachusetts General Hospital, Dr. Ausiello also brings leadership, oversight and finance experience to the Board.

Director Since: 2006 Board Committees: Audit, Corporate Governance, Regulatory and Compliance, and Science and Technology

M. ANTHONY BURNS, 69

Position, Principal Occupation and Business Experience:

Chairman Emeritus since 2002, Chairman of the Board from 1985 to 2002, Chief Executive Officer from 1983 to 2000, and President from 1979 to 1999 of Ryder System, Inc., a provider of transportation and logistics services. Life Trustee of the University of Miami. Director of J. C. Penney Company, Inc. from 1988 to May 2011; Stanley Black & Decker, Inc. from March 2010 until May 2010; and The Black & Decker Corporation from 2001 until March 2010.

Key Attributes, Experience and Skills:

As a result of Mr. Burns’ long tenure as CEO of Ryder System, he provides valuable business, leadership and management insights into driving strategic direction and international operations, among other things. While at Ryder, Mr. Burns was responsible for Ryder’s expansion into international markets, which is important as Pfizer seeks to execute its global growth strategies. In addition, Mr. Burns brings financial expertise to the Board, including through his service on (and in some cases chairmanship of) the audit committees of other public companies, as well as executive compensation experience, including through his service on the compensation committees of several public companies, including prior service on our Compensation Committee. Mr. Burns also served as co-chairman of the Business Roundtable from 1998 to 2001, providing him with exposure to and insight from, CEOs of other large companies.

Director Since: 1988 Board Committees: Audit and Corporate Governance Directorship: Huntsman Corporation

24	2012 PROXY STATEMENT

NOMINEES FOR DIRECTORS

W. DON CORNWELL, 64

Position, Principal Occupation and Business Experience:

Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation from 1988 until his retirement in August 2009 and Vice Chairman until December 2009. Granite Broadcasting Corporation filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in December 2006 and emerged from its restructuring in June 2007. Director of the Wallace Foundation and Trustee of Big Brothers/Sisters of New York and the M.S. Hershey School and Trust from 1995 until 2002.

Key Attributes, Experience and Skills:

Through Mr. Cornwell’s 38-year career as an entrepreneur driving the growth of a consumer-focused media company, an executive in the investment banking industry and a director of several significant consumer product and healthcare companies, he has valuable business, leadership and management experience and brings important perspectives on the issues facing our Company. Mr. Cornwell founded and built Granite, a consumer-focused media company, through acquisitions and operating growth, enabling him to provide insight and guidance on strategic direction and growth. Mr. Cornwell’s strong financial background, including his work at Goldman Sachs prior to co-founding Granite and his service on the audit and investment committees of other companies, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

Director Since: 1997 Board Committees: Audit (Chair), Compensation, and Regulatory and Compliance Directorships: American International Group, Inc. and Avon Products, Inc.

FRANCES D. FERGUSSON, 67

Position, Principal Occupation and Business Experience:

President Emeritus of Vassar College since 2006 and President from 1986 to 2006. Served on the Mayo Clinic Board for 14 years, the last four years as its Chairman, and as President of the Board of Overseers of Harvard University from 2007 through 2008. Director of HSBC Bank USA from 1990 through 2008 and of Wyeth from 2005 until 2009.

Key Attributes, Experience and Skills:

Dr. Fergusson has strong leadership skills, having served as President of Vassar College for 20 years and, during her tenure, developing a long-term financial plan and strengthening the College’s financial position. She has also headed strategic planning projects at Vassar and other organizations. Dr. Fergusson’s service on the boards of not-for-profit organizations, including the Mayo Clinic (which she chaired from 1988 to 2002), enables her to bring to the Board experience and knowledge of healthcare from alternate perspectives. In addition, Dr. Fergusson’s past service on the Wyeth Board of Directors affords her extensive knowledge of Wyeth’s business, operations and culture, which brings a connection to that portion of our business and operations.

Director Since: 2009 Board Committees: Regulatory and Compliance (Chair), Compensation, and Science and Technology Directorship: Mattel, Inc.

2012 PROXY STATEMENT	25

NOMINEES FOR DIRECTORS

WILLIAM H. GRAY, III , 70

Position, Principal Occupation and Business Experience:

Chairman of Gray Global Strategies, Inc., a business advisory firm. Co-Chairman of GrayLoeffler, LLC from 2009-2011, a business advisory and consulting firm. Chairman of the Amani Group, its predecessor, from 2004 through September 2009. Pastor Emeritus of the Bright Hope Baptist Church in Philadelphia since 2005. President and Chief Executive Officer of The College Fund/UNCF (Educational Assistance) from 1991 to 2004. U.S. Congressman from the Second District of Pennsylvania from 1979 to 1991, including service at various times as Budget Committee Chair and House Majority Whip. Director of Visteon Corporation from 2000 until January 2010.

Key Attributes, Experience and Skills:

Mr. Gray’s experience as a U.S. Congressman for 12 years, including his service as Budget Committee Chair and House Majority Whip, position him to provide advice and counsel to our Company in a highly regulated industry and to provide guidance in government relations. Mr. Gray also has valuable experience running a national organization on financial literacy and macro-economic policy. Mr. Gray also brings useful corporate governance and compliance insights from, among other things, his role as an Advisory Council Member of the Business Roundtable Institute for Corporate Ethics.

Director Since: 2000 Board Committees: Corporate Governance (Chair) and Science and Technology Directorships: Dell Inc., J. P. Morgan Chase & Co. and Prudential Financial, Inc.

HELEN H. HOBBS, 59

Position, Principal Occupation and Business Experience:

Investigator of the Howard Hughes Medical Institute since 2002, a Professor of Internal Medicine and Molecular Genetics and Director of the McDermott Center for Human Growth and Development at the University of Texas Southwestern Medical Center. In 2007, Dr. Hobbs was elected to the National Academy of Sciences and received the Distinguished Scientist Award from the American Heart Association. In 2005, she became the first recipient of the Clinical Scientist Award from the American Heart Association, and was awarded Germany’s Heinrich Wieland Prize. Dr. Hobbs was elected to the Institute of Medicine in 2004 and the American Academy of Arts and Sciences in 2006. She is a member of the American Society of Clinical Investigation and the Association of American Physicians.

Key Attributes, Experience and Skills:

Dr. Hobbs’s background reflects great achievements in academia and medicine. She has served as a faculty member at the University of Texas Southwestern Medical Center for more than 20 years, and is a leading geneticist in the arena of metabolism and heart disease, areas in which Pfizer has significant investments and experience. Pfizer expects to benefit from her experience, expertise and achievements in both medicine and science.

Director Since: 2011 Board Committees: Corporate Governance and Science and Technology

26	2012 PROXY STATEMENT

NOMINEES FOR DIRECTORS

CONSTANCE J. HORNER, 70

Position, Principal Occupation and Business Experience:

Guest Scholar from 1993 until 2005 at The Brookings Institution, an organization devoted to nonpartisan research, education and publication in economics, government, foreign policy and the social sciences. Commissioner of the U.S. Commission on Human Rights from 1993 to 1998. Served at the White House as Assistant to President George H. W. Bush and as Director of Presidential Personnel from 1991 to 1993. Deputy Secretary, U.S. Department of Health and Human Services, from 1989 to 1991. Director of the U.S. Office of Personnel Management from 1985 to 1989. Fellow, National Academy of Public Administration, and Member of the Board of Trustees of the Prudential Foundation.

Key Attributes, Experience and Skills:

Ms. Horner is well-versed in federal health and health financing policy as well as talent management as a result of her service as the head of the U.S. Office of Personnel Management, which, among other responsibilities, designs and administers the health insurance program for federal employees and retirees and manages policies and programs for the recruitment, training and compensation of the federal workforce; her chairmanship of a White House Competitiveness Council task force making recommendations to improve the drug approval process; and her service as Deputy Secretary of the U.S. Department of Health and Human Services, where she had responsibility for the Food and Drug Administration, the National Institutes of Health, the Public Health Service and the Health Care Financing Administration (now the Center for Medicare and Medicaid Services), lending insight into how the federal government makes health policies that affect Pfizer’s ability to create products and get them to the people who need them. In addition, Ms. Horner’s government experience positions her to provide oversight to our Company in government relations, including regulatory areas.

Director Since: 1993 Board Committees: Corporate Governance and Regulatory and Compliance Directorships: Ingersoll-Rand plc and Prudential Financial, Inc.

JAMES M. KILTS, 64

Position, Principal Occupation and Business Experience:

Founding Partner, Centerview Capital, a private equity firm, since 2006. Vice Chairman, The Procter & Gamble Company, from 2005 to 2006. Chairman and Chief Executive Officer, The Gillette Company, from 2001 to 2005 and President, The Gillette Company, from 2003 to 2005. President and Chief Executive Officer, Nabisco Group Holdings Corporation, from 1998 until its acquisition in 2000. Currently Chairman of The Nielsen Company B.V. Supervisory Board and Non-Executive Chairman of the Board of Nielsen Holdings N.V. Trustee of Knox College and the University of Chicago, and a member of the Board of Overseers of Weill Cornell Medical College. Director of New York Times Company from 2005 until 2008.

Key Attributes, Experience and Skills:

Mr. Kilts’ tenure as CEO of Gillette and Nabisco and as Vice Chairman of Procter & Gamble provides valuable business, leadership and management experience, including expertise in cost management, creating value and resource allocation. In addition, Mr. Kilts’ knowledge of consumer businesses has given him insights on reaching consumers and on the importance of innovation—both important aspects of Pfizer’s business. Through his service on the board of MetLife, an insurance company, Mr. Kilts can offer a view of healthcare from another perspective, and through Mr. Kilts’ service on three compensation committees, including ours, he has a strong understanding of executive compensation and related areas.

Director Since: 2007 Board Committees: Compensation (Chair) and Science and Technology Directorships: Meadwestvaco Corporation, MetLife, Inc. and Nielsen Holdings N.V.

2012 PROXY STATEMENT	27

NOMINEES FOR DIRECTORS

GEORGE A. LORCH, 70

Position, Principal Occupation and Business Experience:

Chairman Emeritus of Armstrong Holdings, Inc., a global manufacturer of flooring and ceiling materials, since 2000, having served as Chairman and Chief Executive Officer and in other executive capacities with Armstrong Holdings, Inc. and its predecessor, Armstrong World Industries, Inc., from 1993 to 2000. Director of Masonite International, Inc., a non-public company, and also a Director of HSBC Finance Co. and HSBC North America Holding Company, non-public, wholly owned subsidiaries of HSBC LLC. Director of The Williams Companies, Inc. until December 2011.

Key Attributes, Experience and Skills:

Mr. Lorch’s service as CEO of Armstrong Holdings provides valuable business, leadership and management experience, including expertise leading a large organization with global operations, giving him a keen understanding of the issues facing a multinational business such as Pfizer’s. In addition, Mr. Lorch has significant experience with manufacturing, marketing and branding, all important areas for Pfizer. Mr. Lorch’s experience on the board of directors of Autoliv, a non-U.S.-based public company, enables him to bring global perspectives and experience to the Board, including best practices gained from other countries. Moreover, his service on three compensation committees (including ours, until December 2010) has given him a strong understanding of executive compensation and related areas.

Director Since: 2000 Lead Independent Director Directorships: Autoliv, Inc. and WPX Energy, Inc.

JOHN P. MASCOTTE, 72

Position, Principal Occupation and Business Experience:

Retired President and Chief Executive Officer of Blue Cross and Blue Shield of Kansas City, Inc., a position he held from 1997 through 2001. Former Chairman of Johnson & Higgins of Missouri, Inc. and former Chairman and Chief Executive Officer of The Continental Corporation. Served on the boards of The New York Public Library, Lincoln Center and The Aspen Institute and as Chairman of The Local Initiative Support Corporation, The Aspen Community Foundation and Common Cents. Director of Wyeth from 1995 until 2009.

Key Attributes, Experience and Skills:

Mr. Mascotte’s service as CEO of Blue Cross and Blue Shield of Kansas City, Inc., a healthcare insurance company, and as Chairman and CEO of The Continental Corporation, an insurance holding company, for 12 years, provides him with valuable business, leadership and management experience, and enables him to lend insight on an insurance company’s perspective of the biopharmaceutical industry. In addition, Mr. Mascotte has significant knowledge of Wyeth’s business, operations and culture as a result of his 14 years of service on the Wyeth Board of Directors, which brings a connection to that portion of our business and operations. Mr. Mascotte also brings financial expertise to the Board through his chairmanship of the Audit Committee of Wyeth and his prior work as a certified public accountant and tax specialist.

Director Since: 2009 Board Committees: Corporate Governance, Regulatory and Compliance, and Science and Technology

28	2012 PROXY STATEMENT

NOMINEES FOR DIRECTORS

SUZANNE NORA JOHNSON, 54

Position, Principal Occupation and Business Experience:

Retired Vice Chairman, Goldman Sachs Group, Inc., since 2007. During her 21-year tenure with Goldman Sachs, she served in various leadership roles, including Chair of the Global Markets Institute, Head of Global Research, and Head of Global Healthcare. Board member of the American Red Cross, The Brookings Institution, the Carnegie Institution of Washington and the University of Southern California.

Key Attributes, Experience and Skills:

Ms. Nora Johnson’s careers in law and investment banking, including serving in various leadership roles at Goldman Sachs, provide valuable business experience and critical insights on the roles of the law, finance and strategic transactions to our business. In addition, Ms. Nora Johnson’s extensive knowledge of healthcare through her role in healthcare investment banking and her involvement with not-for-profit organizations, such as in scientific research (The Carnegie Institution), healthcare policy (RAND Corporation and The Brookings Institution), and healthcare services (the American Red Cross), provide touchstones of public opinion and exposure to diverse, global points of view. Ms. Nora Johnson also brings financial expertise to the Board, providing an understanding of financial statements, corporate finance, accounting and capital markets.

Director Since: 2007 Board Committees: Audit, Compensation, and Science and Technology Directorships: American International Group, Inc., Intuit Inc. and VISA Inc.

IAN C. READ, 58

Position, Principal Occupation and Business Experience:

Chairman and Chief Executive Officer since December 2011. President and Chief Executive Officer from December 2010 until December 2011. Senior Vice President, Group President of the Worldwide Biopharmaceutical Businesses (Primary Care, Specialty Care, Oncology, Established Products and Emerging Markets) from 2006 through December 2010. Since joining Pfizer in 1978 as an operational auditor, Mr. Read has held various positions of increasing responsibility in pharmaceutical operations. He worked in Latin America through 1995, holding positions including Chief Financial Officer, Pfizer Mexico, and Country Manager, Pfizer Brazil. In 1996, Mr. Read was appointed President of Pfizer’s International Pharmaceuticals Group, with responsibility for Latin America and Canada. He became Executive Vice President, Europe in 2000, was named a Corporate Vice President in 2001, and assumed responsibility for Canada, in addition to Europe, in 2002. Mr. Read later became accountable for operations in both the Africa/Middle East region and Latin America as well. Serves on the Boards of Pharmaceutical Research and Manufacturers of America (PhRMA), the European Federation of Pharmaceutical Industries and Associations, and the Partnership for New York City. Member of our Executive Leadership Team

Key Attributes, Experience and Skills:

Mr. Read brings over 30 years of business, operating and leadership experience to the Board. His extensive knowledge of the biopharmaceutical industry in general, and Pfizer’s worldwide biopharmaceutical business in particular, provides crucial insight to our Board on the Company’s strategic planning and operations. Mr. Read provides an essential link between management and the Board on management’s business perspectives, and the combination of his knowledge of the business and his leadership skills make his role as Chairman and CEO optimal at this time. Further, his experience as a member of another public company board provides him with an enhanced perspective on issues applicable to public companies.

Director Since: 2010 Directorship: Kimberly-Clark Corporation

2012 PROXY STATEMENT	29

NOMINEES FOR DIRECTORS

STEPHEN W. SANGER, 66

Position, Principal Occupation and Business Experience:

Chairman of General Mills, Inc., a packaged food producer and distributor, from 1995 until his retirement in 2008 and its Chief Executive Officer from 1995 to 2007. Former Chairman of the Grocery Manufacturers of America. Recipient of the Woodrow Wilson Award for Public Service in 2009. Chaired the Fiscal Policy Committee of the Business Roundtable and served as a director of Catalyst. Director of General Mills, Inc. from 1992 until 2008.

Key Attributes, Experience and Skills:

With more than 12 years’ experience as Chairman and CEO of General Mills, Mr. Sanger has valuable business, leadership and management experience, including experience in acquisitions through the purchase of Pillsbury, creating one of the world’s largest food companies. As CEO of General Mills, Mr. Sanger improved sales and market position, developed innovative ideas and streamlined operations, skills from which Pfizer may benefit. In addition, Mr. Sanger has experience leading a company whose products are subject to FDA regulation, lending insight into the regulated nature of our business.

Director Since: 2009 Board Committees: Audit and Corporate Governance Directorships: Target Corporation and Wells Fargo & Company

MARC TESSIER-LAVIGNE, 52

Position, Principal Occupation and Business Experience:

President of The Rockefeller University since March 2011. Between 2003 and 2011, held positions of increasing responsibility at Genentech, where he became Executive Vice President, Research, and Chief Scientific Officer. Susan B. Ford Professor in the School of Humanities and Sciences, and Professor of Biological Sciences and of Neurology and Neurological Sciences, at Stanford University from 2001 to 2003, and a faculty member at the University of California, San Francisco from 1991 to 2001. In addition, Dr. Tessier-Lavigne was a Howard Hughes Medical Institute Investigator from 1994 to 2003. Member of the National Academy of Sciences and its Institute of Medicine, and a Fellow of the Royal Society (UK), the Royal Society of Canada, the Academy of Medical Sciences (UK) and the American Association for the Advancement of Science.

Key Attributes, Experience and Skills:

Dr. Tessier-Lavigne’s background reflects great achievements in a wide variety of disciplines. His business experience includes a senior management role at Genentech, demonstrating his understanding of the role of science in business; his achievements and credentials in science and medicine reflect significant medical and scientific knowledge; and his previous and current roles in academia provide an understanding of the role of research in the pharmaceutical industry. Pfizer expects to benefit from his experience and expertise in these and other areas.

Director Since: 2011 Board Committees: Regulatory and Compliance and Science and Technology Directorship: Regeneron Pharmaceuticals, Inc.

30	2012 PROXY STATEMENT

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITEM 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has ratified the Audit Committee’s selection of KPMG LLP to serve as our independent registered public accounting firm for 2012.

Representatives of KPMG LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of KPMG LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. See “Governance of the Company—Board and Committee Information—The Audit Committee” for additional information on the selection of the independent registered public accounting firm.

Your Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2012.

Audit and Non-Audit Fees

The following table shows the fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2011, and December 31, 2010, and fees billed for other services rendered by KPMG LLP during those periods.

	2011	2010
Audit fees:(1)	$33,063,000	$32,674,000
Audit-related fees:(2)	1,381,000	1,421,000
Tax fees:(3)	4,555,000	4,898,000
All other fees:(4)	0	0
Total	$38,999,000	$38,993,000

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as statutory audits.

(2)	Audit-related fees were principally for the audits of employee benefit plans.

(3)	Tax fees were principally for services related to tax compliance and reporting and analysis services.

(4)	KPMG LLP did not provide any “other services” during the period.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the Audit Committee has responsibility for appointing, setting the compensation of and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits for Audit Committee approval a list of services and related fees expected to be rendered during that year within each of four categories of services:

1. Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Pfizer’s independent registered public accounting firm; engages in a comprehensive annual evaluation of the independent auditor’s qualifications, performance and independence; and considers the advisability and potential impact of selecting a different independent public accounting firm.

2012 PROXY STATEMENT	31

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

2. Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting.

4. All other services are those services not captured in the audit, audit-related or tax categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category, and the fees for each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114.

In addition, the Committee has reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management. As part of that review, the Committee has received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Committee has discussed the independent registered public accounting firm’s independence from the Company.

The Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

As part of its responsibilities for oversight of the Company’s Enterprise Risk Management process, the Committee has reviewed and discussed Company policies with respect to risk assessment and risk management, including discussions of individual risk areas, as well as an annual summary of the overall process.

The Committee has discussed with the Company’s Internal Audit Department and independent registered public accounting firm the overall scope of and plans for their respective audits. The Committee meets with the Chief Internal Auditor, Chief Compliance and Risk Officer, and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

32	2012 PROXY STATEMENT

AUDIT COMMITTEE REPORT

In reliance on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC. The Committee has selected, and the Board of Directors has ratified, the selection of the Company’s independent registered public accounting firm for 2012.

The Audit Committee

W. Don Cornwell, Chair

Dennis A. Ausiello

M. Anthony Burns

Suzanne Nora Johnson

Stephen W. Sanger

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

2012 PROXY STATEMENT	33

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

ITEM 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

2011 Advisory Vote on Executive Compensation; Shareholder Outreach

At our 2011 Annual Meeting, our advisory vote on executive pay passed by a vote of 56%. This result was a strong contrast to the 96.8% favorable vote received in 2010. The vote outcome was highly disappointing to Pfizer, its Board of Directors and its Compensation Committee for various reasons, including that our executive pay program itself had remained substantially the same as the program that received 96.8% support the previous year. Based on input from a large number of our shareholders, as well as the reports of proxy advisory firms, we believe that the 2011 voting result was largely attributable to a single event (the compensation associated with a separation agreement entered into in December 2010 with Pfizer’s former Chairman and Chief Executive Officer).

Pfizer has been widely recognized for its long-standing shareholder outreach program. Nonetheless, in response to the vote and at the direction of the Compensation Committee, we immediately responded to the 2011 voting results with a broader outreach effort that extended well beyond our largest holders and the proxy voting season. In particular, during 2011 and early 2012 we engaged in robust discussions with institutional investors representing more than 30% of our outstanding shares, as well as individual investors and shareholder advocates, about our executive compensation program and other governance issues.

We learned from these discussions that our shareholders generally approve of our overall executive compensation program, although many had concerns over the December 2010 separation package, and others offered comments and suggestions about some of our compensation elements and disclosures. For example, some shareholders asked us to provide more details about the selection of our performance metrics; others suggested that the terms of our Performance Share Awards be modified to better align them with our performance as compared with our peers; and others asked for greater clarity about our long-term compensation components. These views—in fact, all of our communications with our owners—were communicated regularly to the Compensation Committee and the full Board.

Consistent with Pfizer’s record of shareholder responsiveness, the Compensation Committee considered the matters raised by shareholders in our outreach activities as it evaluated our executive compensation policies and procedures. As a result, we have taken the following principal actions, as discussed in the Compensation Discussion and Analysis, or “CD&A,” later in this Proxy Statement:

•	We have modified the terms of our Performance Share Awards so that, effective beginning in 2012, they will align more closely with performance.

•	We have provided a more detailed explanation of our performance metrics.

•

We have provided a more easily understood presentation of our long-term compensation elements, including how long-term compensation is divided among these elements and clarifying that all long-term compensation is in the form of equity.

•	We also granted a portion of our long-term compensation in the form of seven-year Total Shareholder Return Units, based upon Pfizer’s stock price performance and dividends.

•

At the 2011 Annual Meeting, we announced that because a majority of our shareholders had indicated a preference for annual advisory votes on executive compensation, the Company would follow that clear shareholder preference and conduct annual advisory votes.

These and other modifications to our compensation program and disclosures are highlighted in the CD&A.

While the Compensation Committee and the Board believe that the separation agreement for the former Chairman and CEO was appropriate to facilitate the transition to new leadership for the Company, they are aware of the concerns raised by some shareholders. The Committee intends to take those concerns into consideration in the event of future special circumstances.

The Compensation Committee and the Board have carefully evaluated the Company’s executive compensation plan, including the feedback received from our shareholders, and we believe that their actions demonstrate our responsiveness to our shareholders on these important issues.

During 2011 and early 2012, we engaged in robust discussions with institutional investors representing more than 30% of our outstanding shares, as well as individual investors and investor advocates, about our executive compensation program and other governance issues.

34	2012 PROXY STATEMENT

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Our Executive Compensation Program

The Compensation Committee also believes that Pfizer’s executive compensation program achieves the goals of our executive compensation philosophy. That philosophy, which is set by the Committee, is to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success. A significant portion of the total compensation opportunity for each of our executives is directly related to Pfizer’s stock price performance and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our pharmaceutical peer group.

We seek to implement our philosophy and achieve the goals of our program by following three key principles:

•	positioning total direct compensation and each compensation element at approximately the median of our peer companies, with emphasis on pharmaceutical companies with large market capitalization;

•	aligning annual short-term incentive awards with annual operating financial objectives; and

•	rewarding absolute and relative performance in total shareholder return through long-term equity incentive awards.

We apply our compensation philosophy, goals and principles as follows:

•

Individual compensation elements and total direct compensation are structured to be closely aligned with the median compensation of similarly-sized U.S.-based pharmaceutical companies. Our salary midpoints and target annual short- and long-term incentives continue to approximate competitive medians.

•

Our annual incentive program utilizes a pool that is funded based on Pfizer’s performance on three financial metrics: total revenue, adjusted diluted earnings per share, and cash flow from operations. The pool funding percentage ranges from 0% to 200% of target award levels; however, the pool is not funded unless performance exceeds a threshold level. Earned individual payouts also range from 0% to 200% of target and reflect allocations from the available earned pool based on corporate, business unit, and individual performance.

•

Awards under our Executive Long-Term Incentive Program are aligned with the interests of our shareholders because they deliver value based on relative and absolute shareholder return, encourage stock ownership and promote retention of key talent.

•

Our executive compensation structure is designed to deliver a significant portion of our executives’ total direct compensation in the form of long-term incentive awards, with targets ranging from approximately 60% to 70% of total direct compensation for our Named Executive Officers.

Further details concerning how we implement our philosophy and goals, and how we apply the above principles to our compensation program, are provided throughout the CD&A. In particular, we discuss how we set compensation targets and other objectives and evaluate performance against those targets and objectives to assure that performance is appropriately rewarded.

Shareholders are urged to read the CD&A and other information in the “Executive Compensation” section of this Proxy Statement. The Compensation Committee and the Board of Directors believe that the information provided in that section demonstrates that our executive compensation program aligns our executives’ compensation with Pfizer’s short-term and long-term performance and provides the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success. Accordingly, the following resolution will be submitted for a shareholder vote at the 2012 Annual Meeting:

“RESOLVED, that the shareholders of Pfizer Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote. Consistent with Pfizer’s record of shareholder responsiveness, the Compensation Committee will consider shareholders’ concerns and take them into account in future determinations concerning our executive compensation program.

Your Board of Directors unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers, as stated in the above resolution.

Pfizer’s executive compensation program achieves the goals of our executive compensation philosophy—to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success.

2012 PROXY STATEMENT	35

Shareholder Proposals

We expect the following proposals (Items 4 through 7 on the proxy card) to be presented by shareholders at the Annual Meeting. Some of the proposals contain assertions about Pfizer or other statements that we believe are incorrect. We have not attempted to refute all these inaccuracies. However, the Board of Directors has recommended a vote against these proposals for the broader policy reasons set forth following each proposal. The names, addresses and share holdings of any co-filers of these proposals, where applicable, will be supplied upon request.

ITEM 4 – SHAREHOLDER PROPOSAL REGARDING PUBLICATION OF POLITICAL CONTRIBUTIONS

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, who represents that she owns 1,200 shares of Pfizer common stock, has submitted the following proposal for consideration at the Annual Meeting:

RESOLVED: “That the stockholders recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in the Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens’ initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders.” “And if no such disbursements were made, to have that fact publicized in the same manner.”

REASONS: “This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures that they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent.”

“Last year the owners of shares representing 4.6% of the votes cast voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

Your Company’s Response:

The Board of Directors believes that the Company’s current disclosures provide shareholders with comprehensive information on its political contributions. Pfizer complies fully with all federal, state and local laws, including reporting requirements, governing its corporate political and Political Action Committee (PAC) contributions. Pfizer’s political contributions disclosure policy provides that “[a]ll federal and state contributions and expenditures made by the Company shall be disclosed semi-annually on the Pfizer Inc. website.” This includes contributions to candidates, political committees and political parties, as well as contributions related to ballot measures. The Pfizer PAC and Corporate Political Contributions Report details, by recipient and amount, Pfizer PAC and Pfizer Inc. contributions to political committees, corporate contributions made in state and local elections, and certain contributions to trade associations. The Report also identifies, by name and title, each member of the Political Contributions Policy Committee (PCPC) and Pfizer PAC Steering Committee. The PCPC oversees the day-to-day operations of the PAC, including all PAC solicitations, and the Pfizer PAC Steering Committee reviews and approves all political contribution requests.

36	2012 PROXY STATEMENT

SHAREHOLDER PROPOSALS

In addition, Pfizer asks trade associations receiving $100,000 or more from the Company in a given year to report to us the portion of Pfizer dues/payments used for political expenditures/contributions. We voluntarily include this information in the Report and on our website. Prior to publication, the PAC and Corporate Political Contributions Report is presented to the Board. We encourage shareholders to view the report on our corporate website at: www.pfizer.com/about/corporate_governance/political_action_committee_report.jsp.

We regularly re-evaluate our reporting practices to ensure that the Company’s disclosure practices and policies meet the needs of our shareholders and other stakeholders; as part of this process, we speak with representatives from many shareholder and stakeholder groups. In 2011, the Company adopted a policy that prohibits employees from directly making independent expenditures using corporate treasury funds. This type of expenditure, which would permit employees to expressly advocate the election or defeat of a clearly identified candidate, was the subject of the United States Supreme Court’s 2010 decision in Citizens United v. Federal Election Commission. We adopted our policy prohibiting such payments to demonstrate our responsiveness to shareholder concerns prompted by the Supreme Court’s decision.

The Board believes that adopting this proposal is not in the best interests of the Company and its shareholders and, furthermore, that the proponent’s request—specifically, that these contributions be published in certain U.S., local, and national newspapers and additional shareholder reports—would be an unnecessary expenditure of corporate resources and would not be useful to shareholders.

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

ITEM 5 – SHAREHOLDER PROPOSAL REGARDING ACTION BY WRITTEN CONSENT

Mr. William Steiner, 112 Abbottsford Gate, Piermont, New York 10968, who represents that he owns 12,700 shares of Pfizer common stock, has submitted the following proposal for consideration at the Annual Meeting:

RESOLVED, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting (to the fullest extent permitted by law). This includes written consent regarding issues that our board is not in favor of.

This proposal topic won majority shareholder support at 13 major companies in 2010. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A study by Harvard professor Paul Gompers supports the concept that shareholder dis-empowering governance features, including restrictions on shareholder ability to act by written consent, are significantly related to reduced shareholder value.

In spite of our company trying to create the impression that it is shareholder-friendly, our company used corporate money to tilt the vote against widely-supported shareholder proposals in 2011. This included shareholder proposals for a shareholder right to act by written consent and a shareholder proposal for 10% of shareholders to call a special meeting. As a result the strong 2011 shareholder support for these topics was probably understated.

Please encourage our board to respond positively to this proposal to support improved corporate governance and financial performance: Shareholder Action by Written Consent—Yes on 5.

2012 PROXY STATEMENT	37

SHAREHOLDER PROPOSALS

Your Company’s Response:

The Board of Directors believes that important matters should be the subject of the annual meeting of shareholders or a special meeting of shareholders, either of which would provide the opportunity for discussion and interaction among the Company’s shareholders so that all points of view may be considered prior to a vote. Special meetings of shareholders, which can be called by either the Board or shareholders representing 20% of the outstanding Pfizer common stock, help ensure that significant corporate actions are taken when there is a clear consensus that such action is prudent and in the best interests of shareholders. This approach also helps ensure that the Company governs its affairs in the fairest, most efficient and cost-effective manner consistent with legal, regulatory and internal requirements.

In contrast, this proposal would allow critical actions to be approved without the benefit of a meeting and without proper notice to all shareholders and the Company. If adopted, we believe this proposal could disenfranchise many shareholders—particularly smaller shareholders—on potentially critical matters that should be presented at an appropriately called annual or special meeting. At the 2010 annual meeting, a Company-sponsored resolution to reduce the percentage of shares required for shareholders to call a special meeting passed overwhelmingly. That vote demonstrates that shareholders consider the ability to call a special meeting an important part of shareholder empowerment, which could be jeopardized by this proposal.

This proposal also should be evaluated in the context of the Company’s overall corporate governance record. Pfizer is a leader in providing opportunities for active engagement with shareholders. More importantly, the Board has not merely listened to shareholders; it has acted on their suggestions and implemented a number of their recommendations. Actions such as eliminating the “poison pill,” super-majority vote requirements and the classified board; embracing majority voting for Directors; and, more recently, allowing shareholders to call special meetings, demonstrate the Company’s ongoing commitment to good governance practices. The Company takes pride in its responsiveness to shareholders and its status as a leader in good governance, and we believe in maintaining policies and practices that serve the interests of all shareholders. This proposal would not do so.

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

ITEM 6 – SHAREHOLDER PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS

Mr. Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, New York 11021, who represents that he owns 1,240 shares of Pfizer common stock, has submitted the following proposal for consideration at the Annual Meeting:

RESOLVED, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareowner meeting.

This includes that such bylaw and/or charter text will not have any exclusionary or prohibitive language in regard to calling a special meeting that apply only to shareowners but not to management and/or the board (to the fullest extent permitted by law).

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic won more than 60% support at CVS, Sprint and Safeway.

38	2012 PROXY STATEMENT

SHAREHOLDER PROPOSALS

In spite of our company trying to create the impression that it is shareholder-friendly, our company used corporate money to tilt the vote against widely-supported shareholder proposals in 2011. This included shareholder proposals for a shareholder right to act by written consent and a shareholder proposal for 10% of shareholders to call a special meeting. As a result the strong 2011 shareholder support for these topics was probably understated.

Please encourage our board to respond positively to this proposal to initiate improved corporate governance and financial performance: Special Shareowner Meetings—Yes on 6.

Your Company’s Response:

Shareholder meetings are serious events that consume significant corporate time and resources. Preparing for a shareholder meeting requires substantial attention from Pfizer’s Board of Directors, officers and employees, thus diverting attention away from their primary function of operating the business in the best interests of the shareholders. Allowing a small minority of shareholders, including those who could borrow shares from other shareholders in order to vote on a particular issue, to call special meetings for any reason could be detrimental to shareholders. Accordingly, the Board believes it is important that the ownership threshold to call special meetings strike the right balance between enhancing shareholder rights and protecting against the risk that a small minority of shareholders, including those with special interests, could call special meetings, with the resulting expense and disruption to our business.

The Board has been considering this subject, and discussing it with shareholders, since 2008. Based on those discussions, the Board continues to believe that the current 20% ownership threshold to call special meetings strikes a reasonable and appropriate balance of the above factors.

Your Board of Directors unanimously recommends a vote AGAINST this Proposal.

ITEM 7 – SHAREHOLDER PROPOSAL REGARDING ADVISORY VOTE ON DIRECTOR PAY

Ray T. Chevedden, 5965 S. Citrus Ave., Los Angeles, California 90043, who represents that he owns

200 shares of Pfizer common stock, has submitted the following proposal for consideration at the

Annual Meeting:

Resolved: Shareholders request that our Board of Directors adopt a policy that provides shareholders the opportunity, at each annual meeting, to vote on an advisory proposal, prepared by the Board of Directors, to ratify the pay given members of our Board of Directors as disclosed in the proxy statement. The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any pay given to any director.

The proxy advisory firms Institutional Shareholder Services and Glass Lewis each recommended that shareholders of at least one major company vote in favor of a 2011 shareholder proposal on this topic. A shareholder proposal with similarities to this proposal won 55%-support at a major company in 2010.

This proposal is similar to our management’s proposal on this same ballot enabling us to cast a vote in regard to the pay of our executives. This shareholder proposal simply extends the shareholder voting opportunity to apply to our directors.

The merit of this proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2011 reported corporate governance in order to more fully realize our company’s potential:

The Corporate Library, an independent research firm rated our company “D” with “High Concern” for executive pay—$20 million for former CEO Jeffrey Kindler. The 2010 increase in pension amount for our CEO Ian Read was $10 million. Apparently as a result of these excesses each member of our executive pay committee received our highest negative votes.

2012 PROXY STATEMENT	39

SHAREHOLDER PROPOSALS

Three of our directors had long-tenure of 15 to 23 years. These long-tenure directors held 6 seats on our most important board committees. This included Don Cornwell’s chairmanship of our Audit Committee. Long-tenured directors can often form relationships that may compromise their independence and therefore hinder their ability to provide effective oversight.

William Gray was designated as a “Flagged (Problem) Director” by The Corporate Library because of his responsibilities on the Visteon board leading up to its bankruptcy. Mr. Gray was even allowed on our nomination committee.

In spite of our company trying to create the impression that it is shareholder-friendly, our company used corporate money to tilt the vote against widely-supported shareholder proposals in 2011. This included shareholder proposals for a shareholder right to act by written consent and a shareholder proposal for 10% of shareholders to call a special meeting. As a result the strong 2011 shareholder support for these topics was probably understated.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal: Shareholder Say on Director Pay—Yes on 7.

Your Company’s Response:

The Board of Directors believes that Pfizer’s compensation program for non-employee Directors is reasonable and appropriate for a company of Pfizer’s size and scope, and justified in view of the substantial amounts of time Directors devote to the Company throughout the year. The program provides that Directors receive 50% of their compensation for Board service in the form of equity that may not be disposed of until a Director retires from the Board, thus aligning the interests of the Directors with those of our shareholders. Moreover, there is a robust process for evaluating non-employee Director compensation, including review by an independent consulting firm.

Furthermore, the Board believes that its corporate governance practices provide numerous ways for shareholders to express their views to the Directors on the matters noted in the supporting statement or otherwise. For example, all Directors are elected annually; to be elected in an uncontested election, a Director must receive a majority of votes cast; and shareholders and other stakeholders can contact our Directors through a variety of methods. In addition, notwithstanding the claims made in the supporting statement, each of our Directors who stood for election at the 2011 Annual Meeting received more than 93% of the votes cast at the Meeting.

Neither this proposal nor the proponent’s supporting statement provides any rationale supporting the submission of Director compensation to an advisory vote. The proponent notes that in 2010 a similar proposal received 55% of the votes cast by shareholders of a “major company” and that in 2011 certain proxy advisory firms recommended that shareholders of “at least one major company” vote in favor of a proposal on this topic. However, no company is identified, nor does the proponent even suggest that any such company has any characteristics similar to those of Pfizer. In fact, neither the proposal nor the supporting statement provides any indication that our Directors receive inappropriate or excessive compensation.

Finally, there is no connection between the proponent’s criticisms and Director compensation, nor does the proposal or the supporting statement indicate how any of the criticisms would be addressed—much less remedied—by the proposed advisory vote.

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

40	2012 PROXY STATEMENT

Executive Compensation

2012 PROXY STATEMENT	41

Executive Summary

Pfizer’s Pay for Performance Philosophy, Goals and Principles

Pfizer’s compensation philosophy, which is set by the Compensation Committee, is to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success.

The Global Performance Plan (“GPP”), our annual incentive program, is funded based on Pfizer’s performance on three financial metrics: total revenue, adjusted diluted earnings per share, and cash flow from operations. The GPP pool is not funded unless performance exceeds a threshold level of performance. Individual awards are earned based on the available earned pool, Business Unit/Function performance, and the achievement of annual performance objectives for the individual.

Our annual long-term incentive awards are aligned with the interests of our shareholders because they deliver value based on absolute and relative shareholder return, encourage stock ownership and promote retention of key talent.

A significant portion of the total compensation opportunity for each of our executives (including the Named Executive Officers, or “NEOs”) is directly related to Pfizer’s stock price performance and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our pharmaceutical peer group.

2011 PERFORMANCE OVERVIEW

2011 was a year marked by ongoing change throughout Pfizer brought about by a difficult market environment, increased pricing pressures and the loss of exclusivity of Lipitor. We were driven by our commitment to be a focused, innovative biopharmaceutical company positioned to deliver value for our shareholders. Under the leadership of Ian C. Read, we set a course to redefine and strengthen Pfizer, driven by four imperatives:

Improving the performance of our innovative core:

•

We reduced our adjusted Research and Development spend for 2011 by nearly a billion dollars compared to 2010 and increased the focus of our R&D investments to our high-priority therapeutic areas including Cardiovascular, Metabolic and Neuroendocrine Diseases, Immunology and Inflammation, Neuroscience and Pain, Oncology and Vaccines.

•	We saw steady progress in our late stage pipeline with over five approvals in the U.S. and E.U.
•	We advanced approximately 30 programs in our early- and mid-stage (Phase I and II) pipeline.
•	We continued to invest in our R&D network and the capabilities designed to drive biomedical innovation.

Maximizing capital allocation and growth opportunities:

•	We met or exceeded all elements of 2011 financial guidance.
•	We generated $1.5 billion of operating cash flow incremental to the 2011 operating plan through various finance and business operations initiatives.
•	We returned $15.2 billion in capital to shareholders through dividend payments and share repurchases.
•	We completed the divestiture of Capsugel and successfully closed the acquisition of King Pharmaceuticals, Inc. and Ferrosan’s Consumer Health business.

42	2012 PROXY STATEMENT

EXECUTIVE SUMMARY

Earning respect from society:

•	We continued to help qualified uninsured and underinsured patients access medicines for free or at a savings through the “Pfizer Helpful Answers” program in the U.S.
•	Globally, we extended our commitment to help nations achieve the UN Millennium Goals, particularly in Healthcare.
•	We engaged government leaders on the value of our medicines and our contribution to the economy.

Creating an ownership culture:

•	We designed a culture model to encourage employee ownership, collaboration and initiative; to build a strong, engaged leadership team; and to develop key talent.
•	We continued to develop diverse talent at senior levels and in the talent pipeline.

ELEMENTS OF EXECUTIVE COMPENSATION

ELEMENT	TYPE	TERMS
Annual Long-Term Incentive Compensation (100% Equity)	Restricted Stock Units (RSUs) (representing 25% of total annual grant value)

•RSUs generally vest three years from the grant date

•Dividend equivalent units (DEUs) are accumulated on RSUs during the vesting period

•Both RSUs and DEUs are paid in shares of Pfizer common stock and only on vesting*

5- and 7-Year Total Shareholder Return Units (5-Year and 7-Year TSRUs) (each representing 25% of total annual grant value)

•5- and 7-Year TSRUs generally vest three years from the grant date and are settled five or seven years from the grant date, respectively

•Dividend equivalents are accumulated on TSRUs during the five- or seven-year term

•The number of shares that may be earned for each TSRU is equal to the difference between the settlement price (the 20-day average of the closing prices of Pfizer common stock prior to settlement) and the grant price (the closing price of Pfizer common stock on the date of grant) plus the value of dividend equivalents accumulated over the term, subject to the results being positive

•Both 5- and 7-Year TSRUs are paid in shares of Pfizer common stock on settlement

Performance Share Awards (PSAs) (representing 25% of total annual grant value)

•PSAs generally vest three years from the grant date

•The performance period for PSAs is three years

•The number of shares that may be earned over the performance period is based on Pfizer’s Total Shareholder Return (TSR, defined as change in stock price plus dividends) relative to the TSR of our pharmaceutical peer group (see “Performance Share Awards”) and ranges from 0% to 200% of the initial award

•Dividend equivalents are applied to the number of shares actually earned under the award

•PSAs are paid in shares of Pfizer common stock

Cash	Salary	•The fixed amount of compensation for performing day-to-day responsibilities. Generally eligible for increase annually, depending on market movement, performance and internal equity
	Annual Short-Term Incentive/GPP	•Provides the opportunity for competitively-based annual incentive awards for achieving Pfizer’s short-term financial goals and other strategic objectives measured over the current year
Retirement	Pension	•Provides retirement income for eligible participants based on years of service and highest average earnings up to tax code limitations
	Supplemental Pension	•Provides retirement income, on a non-qualified basis, relating to compensation in excess of tax code limitations under the same formula as the qualified pension noted above
	Savings Plan	•A qualified 401(k) plan that provides participants with the opportunity to defer a portion of their compensation, up to tax code limitations, and receive a company matching contribution
	Supplemental Savings Plan	•Extends the Savings Plan, on a non-qualified basis, for compensation in excess of the tax code limitations under the same terms
Other	Perquisites	•Certain other benefits provided to executives by the Company

*	Unless automatically deferred due to Section 162(m) of the Internal Revenue Code (the “IRC”).

2012 PROXY STATEMENT	43

EXECUTIVE SUMMARY

2011 Annual Incentive Awards

The GPP is funded based on Pfizer’s performance on three financial metrics:

•	Total revenue,
•	Adjusted diluted earnings per share (EPS), and
•	Cash flow from operations.

The Company exceeded the target goals for 2011 set by the Committee for annual incentive purposes. These targets for compensation purposes were set by the Committee based on its evaluation of the budget amounts and its determination that there was a sufficient degree of stretch in the targets.

See the footnotes to “Financial Results for Annual Incentive Purposes” on page 54.

Actual annual incentive awards for our executives, including the NEOs, are determined based on the pool funding, using the above objective performance measures for the Company, and adjusted for individual and Business Unit/Function performance. Annual incentives for 2011 were determined in February 2012. The awards were based on both individual performance and the Company’s strong 2011 operating performance, which exceeded the target goals for 2011 set by the Committee for annual incentive purposes.

2011 Long-Term Incentive Awards (Equity)

Long-term compensation for our executives, including the NEOs, is delivered entirely in the form of equity awards. In February 2011, executives received long-term equity incentive awards consisting of Total Shareholder Return Units (TSRUs), Performance Share Awards (PSAs), and Restricted Stock Units (RSUs). Except for Mr. Read, who received an additional grant of 7-Year premium-priced TSRUs in connection with his election as President and Chief Executive Officer, the long-term incentive grant value was equally divided among 5- and 7-Year TSRUs, PSAs, and RSUs. The grant value of each NEO’s long-term equity incentive award was based on competitive market data, relative duties and responsibilities, the individual’s future advancement potential, his or her impact on Pfizer’s results and for retention purposes.

2011 Compensation for our NEOs

NAME	2011 SALARY	2011 ANNUAL INCENTIVE AWARD(1)	2011 LONG- TERM INCENTIVE GRANT VALUE(2)	TOTAL	% OF PERFORMANCE- BASED COMPENSATION
I. Read(3)	$1,700,000	$3,500,000	$11,800,000	$17,000,000	90%
F. D’Amelio	$1,200,000	$1,440,000	$3,600,000	$6,240,000	81%
M. Dolsten	$1,100,000	$1,490,000	$3,600,000	$6,190,000	82%
A. W. Schulman	$900,000	$1,190,000	$3,000,000	$5,090,000	82%
D. Simmons	$850,000	$1,135,000	$2,800,000	$4,785,000	82%

(1)	Awarded in February 2012 for 2011 performance.

(2)	Granted on February 24, 2011.

(3)	Effective January 1, 2011, Mr. Read’s base salary was set at $1.7 million, his annual incentive target was $2.6 million, and his long-term target was $10.0 million.

Annual incentive awards for our executives, including the NEOs, were based on both individual performance and the Company’s strong 2011 operating performance. Long-term compensation for our executives is delivered entirely in the form of equity awards.

44	2012 PROXY STATEMENT

EXECUTIVE SUMMARY

RECENT COMMITTEE ACTIONS

We took a number of actions during 2011 to make our executive compensation program more reflective of our performance and more responsive to shareholder interests. These actions included the following:

TOPIC	ACTION	RATIONALE

Frequency of future advisory votes on executive compensation	Adopted annual advisory vote on executive compensation	To be responsive to shareholder preference for annual advisory votes

Annual Short-Term Incentive (GPP) pool	After review, confirmed that the metrics used to fund the pool continue to support the Company’s annual operating plan; revised weightings from 33-1/3% each to 40% for total revenue, 40% for adjusted diluted EPS and 20% for cash flow from operations	Revenue is a leading indicator of performance and value creation; EPS is a strong indicator of sustained performance over the long term; cash flow generates cash to fund short-term operations and to fund dividends and stock repurchases, and encourages expense control

Annual Executive Long-Term Incentive Program	Beginning in 2011, denominated 25% of long-term incentive value as 7-Year Total Shareholder Return Units (TSRUs), replacing Short-Term Incentive Shift Awards (STI Shift Awards)	Consistent with the intent to grant STI Shift Awards only during a limited period (2008-2010), 7-Year TSRUs more closely align with long-term shareholder interests since these Units provide value based on Pfizer’s total shareholder return over a seven-year performance period

Worldwide Research and Development (WRD) Portfolio Performance Share Long-Term Incentives	For grants commencing in 2012, designed a new long-term incentive vehicle for eligible WRD colleagues in the form of Portfolio Performance Shares, with payouts based on the achievement of WRD performance goals supporting the pipeline portfolio; members of the Executive Leadership Team, including the NEOs, do not participate in the WRD program	Closer alignment with WRD’s strategy to drive sustained progress on the product portfolio and create shareholder value

Share Ownership Requirements	Effective in 2011, increased share ownership requirements for the CEO to 6 times base salary from 5 times base salary	Consistent with leading practices and shareholder advisory group standards

Compensation Committee Charter	Revised the Charter to include responsibility for consulting with and considering the recommendations of the Regulatory and Compliance Committee regarding “clawbacks” of incentive compensation	Responsive to shareholder concerns; supports ongoing compliance responsibilities and aligned with Regulatory and Compliance Committee Charter

Performance Share Awards (PSAs)	Effective with grants commencing in 2012, revised the method for calculating Total Shareholder Return for purposes of evaluating performance under PSAs from single end-to-end closing stock prices to the 20-day average closing stock prices prior to the beginning and end of the performance periods and adjusted the payout matrix to better align with performance	Aligned with performance and market practice; minimizes the effect of a single day stock price volatility

2012 PROXY STATEMENT	45

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2012 Proxy Statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Pfizer’s 2012 Proxy Statement.

The Compensation Committee

James M. Kilts, Chair	Frances D. Fergusson

W. Don Cornwell	Suzanne Nora Johnson

46	2012 PROXY STATEMENT

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or “CD&A,” describes Pfizer’s executive compensation program for 2011 and certain elements of the 2012 program. We use this program to attract, motivate and retain the colleagues who lead our business. In particular, this CD&A explains how the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) made 2011 compensation decisions for our executives, including the following Named Executive Officers (the “NEOs”):

•	Ian C. Read, Chairman and Chief Executive Officer (“CEO”);

•	Frank A. D’Amelio, Executive Vice President, Business Operations and Chief Financial Officer (“CFO”);

•	Dr. Mikael Dolsten, President, Worldwide Research and Development;

•	Amy W. Schulman, Executive Vice President and General Counsel, and President and General Manager, Nutrition; and

•	David Simmons, President and General Manager, Emerging Markets and Established Products.

This CD&A is divided into two sections:

Section 1 discusses our 2011 performance, the Committee’s actions in 2011 and early 2012, our compensation practices and the compensation decisions for our NEOs.

Section 2 discusses our compensation framework in greater detail.

SECTION 1

2011 PERFORMANCE OVERVIEW

2011 was a year marked by ongoing change throughout Pfizer brought about by a difficult market environment, increased pricing pressures and the loss of exclusivity of Lipitor. We were driven by our commitment to be a focused, innovative biopharmaceutical company positioned to deliver value for our shareholders. Under the leadership of Ian C. Read, we set a course to redefine and strengthen Pfizer. Four imperatives drove our actions to address these challenges:

•Improving the Performance of Our Innovative Core by generating a portfolio of differentiated medicines and creating a culture of ownership and decisiveness in research.

•Maximizing Capital Allocation and Growth Opportunities by developing a corporate strategic plan to maximize capital allocation across the business portfolio and achieve targeted growth on core assets.

•Earning Respect from Society by continuing to maintain and improve Pfizer’s strong reputation with our customers, the communities in which we operate, our shareholders, and the investor community.

•Creating an Ownership Culture by instilling a culture of confidence and making Pfizer a great place to work.

We took significant actions to insure the future of our innovative core by restructuring our research organization and providing the resource base, the talent, the time and the stability to produce for the organization.

We met or exceeded every aspect of our financial guidance. We made swift decisions to maximize our capital allocation across the business portfolio and evaluated strategic alternatives for our Animal Health and Nutrition businesses. We returned more than $15 billion to shareholders through dividends and share repurchases.

We maintained and improved Pfizer’s strong reputation with our customers, the communities in which we operate, and our shareholders through our outreach and communications programs.

We continued in our efforts to instill a culture of confidence by building a strong and engaged leadership team, developing diverse talent at senior levels and in the talent pipeline and by making Pfizer a great place to work.

In 2011 – a year marked by ongoing change, a difficult market environment, increased pricing pressures and the loss of exclusivity of Lipitor – we met or exceeded every aspect of our financial guidance.

2012 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

RECENT COMMITTEE ACTIONS

We took a number of actions during 2011 to make our executive compensation program more reflective of our performance and more responsive to shareholder interests. These actions included the following:

TOPIC	ACTION	RATIONALE

Frequency of future advisory votes on executive compensation	Adopted annual advisory vote on executive compensation	To be responsive to shareholder preference for annual advisory votes

Annual Short-Term Incentive (GPP) pool	After review, confirmed that the metrics used to fund the pool continue to support the Company’s annual operating plan; revised weightings from 33-1/3% each to 40% for total revenue, 40% for adjusted diluted EPS and 20% for cash flow from operations	Revenue is a leading indicator of performance and value creation; EPS is a strong indicator of sustained performance over the long term; cash flow generates cash to fund short-term operations and to fund dividends and stock repurchases, and encourages expense control

Annual Executive Long-Term Incentive Program	Beginning in 2011, denominated 25% of long-term incentive value as 7-Year Total Shareholder Return Units (TSRUs), replacing Short-Term Incentive Shift Awards (STI Shift Awards)	Consistent with the intent to grant STI Shift Awards only during a limited period (2008-2010), 7-Year TSRUs more closely align with long-term shareholder interests since these units provide value based on Pfizer’s total shareholder return over a seven-year performance period

Worldwide Research and Development (WRD) Portfolio Performance Share Long-Term Incentives	For grants commencing in 2012, designed a new long-term incentive vehicle for eligible WRD colleagues in the form of Portfolio Performance Shares, with payouts based on the achievement of WRD performance goals supporting the pipeline portfolio; members of the Executive Leadership Team, including the NEOs, do not participate in the WRD program	Closer alignment with WRD’s strategy to drive sustained progress on the product portfolio and create shareholder value

Share Ownership Requirements	Effective in 2011, increased share ownership requirements for the CEO to 6 times base salary from 5 times base salary	Consistent with leading practices and shareholder advisory group standards

Compensation Committee Charter	Revised the Charter to include responsibility for consulting with and considering the recommendations of the Regulatory and Compliance Committee regarding “clawbacks” of incentive compensation	Responsive to shareholder concerns; supports ongoing compliance responsibilities and aligned with Regulatory and Compliance Committee Charter

Performance Share Awards (PSAs)	Effective with grants commencing in 2012, revised the method for calculating Total Shareholder Return for purposes of evaluating performance under PSAs from single end-to-end closing stock prices to the 20-day average closing stock prices prior to the beginning and end of the performance periods and adjusted the payout matrix to better align with performance	Aligned with performance and market practice; minimizes the effect of a single day stock price volatility

48	2012 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

RESPONSE TO 2011 SAY ON PAY VOTE AND SHAREHOLDER OUTREACH

At our 2011 Annual Meeting, our advisory vote on executive pay passed by a vote of 56%. This result was a strong contrast to the 96.8% favorable vote received in 2010. The vote outcome was highly disappointing to Pfizer, its Board of Directors and its Compensation Committee for various reasons, including that our executive pay program itself had remained substantially the same as the program that received 96.8% support the previous year. Based on input from a large number of our shareholders, as well as the reports of proxy advisory firms, we believe that the 2011 voting result was largely attributable to a single event (the compensation associated with a separation agreement entered into in December 2010 with Pfizer’s former Chairman and Chief Executive Officer).

Pfizer has been widely recognized for its long-standing shareholder outreach program. Nonetheless, in response to the vote and at the direction of the Compensation Committee, we immediately responded to the 2011 voting results with a broader outreach effort that extended well beyond our largest holders and the proxy voting season. In particular, during 2011 and early 2012 we engaged in robust discussions with institutional investors representing more than 30% of our outstanding shares, as well as individual investors and shareholder advocates, about our executive compensation program and other governance issues.

We learned from these discussions that our shareholders generally approve of our overall executive compensation program, although many had concerns over the December 2010 separation package, and others offered comments and suggestions about some of our compensation elements and disclosures. For example, some shareholders asked us to provide more details about the selection of our performance metrics; others suggested that the terms of our Performance Share Awards be modified to better align them with our performance as compared with our peers; and others asked for greater clarity about our long-term compensation components. These views—in fact, all of our communications with our owners—were communicated regularly to the Compensation Committee and the full Board.

Consistent with Pfizer’s record of shareholder responsiveness, the Compensation Committee considered the matters raised by shareholders in our outreach activities as it evaluated our executive compensation policies and procedures. As a result, we have taken the following principal actions, as discussed elsewhere in this CD&A.

•

We have modified the terms of our Performance Share Awards so that, effective in 2012, they will align more closely with performance (see “Key Compensation Actions for 2011—Performance Share Awards” on page 56 for more information).

•	We have provided a more detailed explanation of our performance metrics for annual incentive purposes (see “Annual Incentive Compensation Criteria” on page 54).

•

We have provided a more easily understood presentation of our long-term compensation elements (see “Elements of Executive Compensation, Annual Long-Term Incentive Compensation” on page 51), including how long-term compensation is divided among these elements and clarifying that all long-term compensation is in the form of equity.

•	We also granted a portion of our long-term compensation in the form of seven-year Total Shareholder Return Units, based upon Pfizer’s stock price performance and dividends.

•

At the 2011 Annual Meeting, we announced that because a majority of our shareholders had indicated a preference for annual advisory votes on executive compensation, the Company would follow that clear shareholder preference and conduct annual advisory votes.

These and other modifications to our compensation program and disclosures are highlighted in this CD&A.

While the Compensation Committee and the Board believe that the separation agreement with our former Chairman and CEO was appropriate to facilitate the transition to new leadership for the Company, they are aware of the concerns raised by some shareholders. The Committee intends to take those concerns into consideration in the event of future special circumstances.

The Compensation Committee and the Board have carefully evaluated the Company’s executive compensation program, including the feedback received from our shareholders, and we believe that their actions demonstrate our responsiveness to our shareholders on these important issues.

During 2011 and early 2012, we engaged in robust discussions with institutional investors representing more than 30% of our outstanding shares, as well as individual investors and investor advocates, about our executive compensation program and other governance issues.

Pfizer continues to implement and maintain leading practices in our compensation program.

2012 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

OUR COMPENSATION PRACTICES

Pfizer continues to implement and maintain leading practices in its compensation program and related areas. These practices include the following:

•	We prohibit our executives and Directors from hedging, or engaging in any derivatives trading, with respect to Company shares (see “Derivatives Trading” below).

•

We do not provide tax “gross-ups” for perquisites provided to our executive officers, other than in the case of certain relocation expenses, consistent with our relocation policy (see “Perquisites” below).

•

We require our executive officers to meet stock ownership requirements, and we prohibit them from selling any shares (except to meet tax withholding obligations) if doing so would cause them to fall below required levels (see “Stock Ownership and Holding Requirements” below). Effective January 1, 2011, the ownership requirement for our CEO was increased to 6 times base salary from 5 times base salary. We also have stock ownership requirements for our Directors, as discussed elsewhere in this Proxy Statement.

•	Our equity incentive plan prohibits the repricing or exchange of equity awards without shareholder approval.

•

Our annual equity awards provide for minimum three-year vesting, except in limited circumstances involving certain terminations of employment, and we have not granted stock options to executive officers since 2007.

•	None of our executive officers has an employment agreement with the Company.

•

To the extent permitted by law, we can recover cash- or equity-based compensation paid to executives in various circumstances, including where the compensation is based upon the achievement of specified financial results that are the subject of a subsequent restatement (see “Compensation Recovery” below).

•

Our executive compensation program includes a number of controls that mitigate risk, including executive stock ownership requirements and, under certain circumstances, our ability to recover compensation paid to executives, each as mentioned above.

•

The Committee has engaged an independent compensation consultant that has no other ties to the Company or its management and that meets stringent selection criteria (see “Role of Compensation Consultant” below).

•

We maintain a robust investor outreach program that enables us to obtain ongoing feedback concerning our compensation program, as well as how we disclose that program. In 2011, as has been the case for many years, we not only listened to our investors’ views; we actively sought out those views and welcomed and implemented a number of their suggestions (see “Response to 2011 Say on Pay Vote and Shareholder Outreach” above).

50	2012 PROXY STATEMENT

ELEMENTS OF EXECUTIVE COMPENSATION

ELEMENT	TYPE	TERMS
Annual Long-Term Incentive Compensation (100% Equity)	Restricted Stock Units (RSUs) (representing 25% of total annual grant value)

•RSUs generally vest three years from the grant date

•Dividend equivalent units (DEUs) are accumulated on RSUs during the vesting period

•Both RSUs and DEUs are paid in shares of Pfizer common stock and only on vesting*

5- and 7-Year Total Shareholder Return Units (5-Year and 7-Year TSRUs) (each representing 25% of total annual grant value)

•5- and 7-Year TSRUs generally vest three years from the grant date and are settled five or seven years from the grant date, respectively

•Dividend equivalents are accumulated on TSRUs during the five- or seven-year term

•The number of shares that may be earned for each TSRU is equal to the difference between the settlement price (the 20-day average of the closing prices of Pfizer common stock prior to settlement) and the grant price (the closing price of Pfizer common stock on the date of grant) plus the value of dividend equivalents accumulated over the term, subject to the results being positive

•Both 5- and 7-Year TSRUs are paid in shares of Pfizer common stock on settlement

Performance Share Awards (PSAs) (representing 25% of total annual grant value)

•PSAs generally vest three years from the grant date

•The performance period for PSAs is three years

•The number of shares that may be earned over the performance period is based on Pfizer’s Total Shareholder Return (TSR, defined as change in stock price plus dividends) relative to the TSR of our pharmaceutical peer group (see “Performance Share Awards”) and ranges from 0% to 200% of the initial award

•Dividend equivalents are applied to the number of shares actually earned under the award

•PSAs are paid in shares of Pfizer common stock

Cash	Salary	•The fixed amount of compensation for performing day-to-day responsibilities. Generally eligible for increase annually, depending on market movement, performance and internal equity
	Annual Short-Term Incentive/GPP	•Provides the opportunity for competitively-based annual incentive awards for achieving Pfizer’s short-term financial goals and other strategic objectives measured over the current year
Retirement	Pension	•Provides retirement income for eligible participants based on years of service and highest average earnings up to tax code limitations
	Supplemental Pension	•Provides retirement income, on a non-qualified basis, relating to compensation in excess of tax code limitations under the same formula as the qualified pension noted above
	Savings Plan	•A qualified 401(k) plan that provides participants with the opportunity to defer a portion of their compensation, up to tax code limitations, and receive a company matching contribution
	Supplemental Savings Plan	•Extends the Savings Plan, on a non-qualified basis, for compensation in excess of the tax code limitations under the same terms
Other	Perquisites	•Certain other benefits provided to executives by the Company

*	Unless automatically deferred due to IRC Section 162(m).

2012 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS

KEY COMPENSATION ACTIONS FOR 2011

The following highlights the Committee’s key compensation decisions for 2011, as reported in the 2011 Summary Compensation Table. These decisions were made with the advice of the Committee’s independent consultant, Frederic W. Cook & Co. (see “Role of Compensation Consultant” below), and are discussed in greater detail elsewhere in this CD&A.

CEO Compensation

Effective January 1, 2011, in connection with the election of Mr. Read as President and CEO in December 2010, the Committee adjusted his salary grade to reflect the change in his position to CEO and made a number of adjustments to his compensation effective January 1, 2011.

•	His base salary was set at $1.7 million;

•	His annual incentive target award increased to $2.6 million; and

•	His annual long-term incentive target award value increased to $10.0 million.

These adjustments were reviewed in detail by the Committee and its independent consultant. Approximately 88% of Mr. Read’s compensation opportunity was tied to Company and individual performance, based upon target annual incentive and long-term award values. The factors considered by the Committee in determining Mr. Read’s compensation are discussed under “Evaluating Performance”.

In 2011, 90% of Mr. Read’s actual total direct compensation was performance-based.

Compensation for Our Other Named Executive Officers

The Committee also made compensation adjustments for the other NEOs in January 2011. These adjustments were based upon the recommendations of the CEO, evaluation by the Committee and the other independent members of the Board of each individual’s performance (see “Evaluating Performance”), the advice of the Committee’s independent consultant, salary data from the peer and comparator groups, internal pay relationships based on relative duties and responsibilities, the individual’s future advancement potential, his or her impact on Pfizer’s results and for retention purposes. Based upon these considerations, the Committee adjusted the salary grades and made a number of adjustments to the target compensation of our other NEOs listed below, in all cases reflecting their assumption of additional responsibilities, as well as the factors listed above.

52	2012 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Approximately 80% of the compensation opportunity for our other NEOs was tied to Company and individual performance, based upon target annual incentive and long-term award values. The factors considered by the Committee in determining compensation for our other NEOs are discussed below (see “Evaluating Performance”).

2011 Salaries

The table below shows the annual salaries set by the Committee, effective January 1, 2011.

NAME	SALARY EFFECTIVE 1/1/11	2011 SALARY GRADE MIDPOINT(1)
I. Read	$1,700,000	$1,725,000
F. D’Amelio	$1,200,000	$1,125,000
M. Dolsten	$1,100,000	$1,125,000
A. W. Schulman	$900,000	$1,020,000
D. Simmons	$850,000	$1,020,000

(1)	See “Annual Incentive Awards (Cash)” for an explanation of how we use salary grade midpoints to determine target annual incentive awards.

2012 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Compensation Criteria

Annual incentives for each ELT member, including our NEOs, are based on:

•	The financial performance of the Company measured by total revenue, adjusted diluted EPS and cash flow from operations;

•	The financial performance of the executive’s Business Unit/Function measured by: revenue and income before adjustments;

•	The achievement of selected strategic and operational goals for the executive’s Business Unit/Function; and

•	The Committee’s assessment of the executive’s individual performance.

Each year, the Committee evaluates the continued use of the financial measures that fund the annual incentive pool, using these basic principles:

•	measures that support achieving the Company’s annual operating plan;

•	measures that promote decisions and behaviors aligned with maximizing near-term business results while supporting the achievement of the Company’s long-term goals;

•	measures that exhibit a strong line of sight (i.e., are clearly understood and can be impacted by the performance of our executives and employees); and

•	measures that are consistent with best practices and are commonly used within our industry.

The Committee believes that the continued use of these financial measures supports these basic principles:

•  Revenue is a leading indicator of performance and value creation; provides a clear focus on growth; is an important measure in a sales industry; and is understandable with clear line of sight and employee impact.

•  EPS is a comprehensive measure of income; provides focus on profitable growth; focuses managers on expense control; is viewed as a strong indicator of sustained performance over the long term; is understandable with clear line of sight and employee impact.

•  Cash flow provides focus on generating cash in the short term to fund operations and research and to return funds to shareholders in the form of dividends and share repurchases; focuses managers on expense control; and is a strong link to long-term shareholder value creation.

As in prior years, the Committee considered other metrics such as Return on Equity, Return on Assets, Return on Invested Capital and economic value added as potential measures under our short-term plan, but determined that the metrics selected were better suited for a biopharmaceutical company with long lead times and uncertainties relating to product development. The Committee also believes that the alternative metrics lacked clear line of sight for employees and are not appropriate measures for Pfizer’s short-term plan.

Target Setting

The target annual incentive award opportunity for our NEOs represents a percentage of salary grade midpoint. Target annual incentive award levels are reviewed annually to ensure alignment with our compensation philosophy to target each compensation element and total direct compensation at the market median and are based on an evaluation of competitive market data and internal equity among the members of our ELT, the executives who report directly to the CEO. For 2011, target annual incentive opportunities for the NEOs ranged from 90%–150% of salary midpoint, as indicated in the table below.

Financial Results for Annual Incentive Purposes

The annual incentive awards were based on both individual performance and the Company’s strong 2011 operating performance, which exceeded the target goals for 2011 set by the Committee for annual incentive purposes. These targets for compensation purposes were set by the Committee based on its evaluation of the budget amounts and its determination that there was a sufficient degree of stretch in the targets.

FINANCIAL OBJECTIVES	2010 RESULTS	2011 THRESHOLD	2011 TARGET	2011 RESULTS
Total Revenue(a)	$67.4 Billion	$62.2 Billion	$66.8 Billion	$67.0 Billion
Adjusted Diluted EPS(b)	$2.26	$1.99	$2.20	$2.27
Cash Flow from Operations(c)	$7.1 Billion	$13.3 Billion	$16.8 Billion	$17.5 Billion

(a)	Total Revenue for annual incentive purposes is based on budgeted foreign exchange rates. Therefore, 2011 and 2010 results differ from U.S. GAAP revenue of $67.4 billion and $67.1 billion, respectively. See “Financial Measures” for a reconciliation of U.S. GAAP revenue to Total Revenue for 2011 and 2010 for annual incentive purposes.

(b)	Adjusted Diluted EPS for annual incentive purposes is based on budgeted foreign exchange rates and excludes certain non-recurring items. See “Financial Measures” for a reconciliation of U.S. GAAP Diluted EPS to the Adjusted Diluted EPS for 2011 and 2010 for annual incentive purposes.

(c)	2011 Targets and Results exclude certain tax and other discretionary timing items for compensation purposes (non-GAAP amounts).

54	2012 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

See “Financial Measures” for reconciliations of 2011 and 2010 U.S. GAAP revenues and U.S. GAAP diluted EPS to Total Revenue and Adjusted Diluted EPS for annual incentive purposes. Adjusted Diluted EPS is defined as U.S. GAAP diluted EPS excluding purchase-accounting adjustments, acquisition-related costs, discontinued operations and certain significant items. Total Revenue and Adjusted Diluted EPS for annual incentive purposes are not, and should not be viewed as, substitutes for U.S. GAAP revenues and U.S. GAAP diluted EPS, respectively.

For annual incentive awards to be deductible under IRC Section 162(m), the total amount of any annual incentive that can be paid to an executive officer in any one year is limited to a maximum of 0.3% of Pfizer’s “adjusted net income” (defined for this purpose as operating income from continuing operations, reduced by taxes and interest expense, and adjusted for any one-time gains or other non-recurring events). Since actual incentive amounts are based on Pfizer’s performance and the Committee’s assessment of each executive’s level of achievement against his or her specified goals, an executive’s annual incentive award may be more or less than target, subject to the overall adjusted net income limitation (see “Evaluating Performance” for a more complete description of how Company and individual performance is evaluated against stated objectives and “Other Compensation Policies—Tax Policies” for further information on our policy on IRC Section 162(m)).

Annual Incentive Awards (Cash)

Annual incentives for 2011 were determined in February 2012. The 2011 awards for the NEOs were paid at an average of 130% of target as compared to 125% for all NEOs in 2010. The Committee reviewed Mr. Read’s performance for 2011 (see “Evaluating Performance”), with input from the other independent members of the Board and with advice from the Committee’s independent consultant, and determined his 2011 annual incentive award. Mr. Read submitted 2011 annual incentive award recommendations to the Committee for each of the other ELT members (including the other NEOs), based on his evaluation of their individual performance (see “Evaluating Performance”), and the performance of their respective Business Units/Functions. The Committee, with input from the other independent members of the Board and the Committee’s independent consultant, reviewed these recommendations and considered its evaluation of each executive’s performance, and his/her relative contribution to the Company’s overall performance, to determine the amounts awarded. The recommendations for the CEO and other ELT members (including the NEOs) were ratified by the independent members of the Board.

2011 annual incentive award targets and payout ranges, as well as the actual annual incentive award payouts for each of the NEOs, are shown in the table below. Actual annual incentive awards are determined based on objective performance measures for the Company (see “Financial Results for Annual Incentive Purposes”) and adjusted for individual and Business Unit/Function performance.

2011 Annual Cash Incentive Awards

NAME	TARGET PAYOUT AS A % OF SALARY MIDPOINT	PAYOUT RANGE AS A % OF SALARY MIDPOINT	TARGET AWARD ($)	MAXIMUM AWARD ($)(1)	ACTUAL AWARD ($)
I. Read	150%	0-300%	2,587,500	5,175,000	3,500,000
F. D’Amelio	100%	0-200%	1,125,000	2,250,000	1,440,000
M. Dolsten	100%	0-200%	1,125,000	2,250,000	1,490,000
A. W. Schulman	90%	0-180%	918,000	1,836,000	1,190,000
D. Simmons	90%	0-180%	918,000	1,836,000	1,135,000

(1)	Maximum award is 200% of target award.

Long-Term Incentive Awards (Equity)

Long-term compensation for our ELT (including the NEOs) is delivered entirely in the form of equity awards. In February 2011, executives received long-term equity incentive awards consisting of TSRUs, PSAs, and RSUs. Except for Mr. Read, who received an additional grant of 7-Year premium-priced TSRUs in connection with his appointment as President and CEO, the long-term incentive grant value was equally divided among 5- and 7-Year TSRUs, PSAs, and RSUs (see “Elements of Executive Compensation”).

2012 PROXY STATEMENT	55

COMPENSATION DISCUSSION AND ANALYSIS

The 2011 grant value of each NEO’s long-term equity incentive award was based on competitive market data, relative duties and responsibilities, the individual’s future advancement potential, his or her impact on Pfizer’s results and for retention purposes and was as follows:

NAME	2011 LONG-TERM INCENTIVE AWARD (MILLIONS)
	7-YEAR TSRUs	5-YEAR TSRUs	PSAs	RSUs	TOTAL AWARD VALUE
I. Read	$4.3	$2.5	$2.5	$2.5	$11.8	*
F. D’Amelio	$0.9	$0.9	$0.9	$0.9	$3.6
M. Dolsten	$0.9	$0.9	$0.9	$0.9	$3.6
A. W. Schulman	$0.75	$0.75	$0.75	$0.75	$3.0
D. Simmons	$0.7	$0.7	$0.7	$0.7	$2.8

*	Includes 420,000 premium-priced TSRUs with an estimated value of $1.8 million (see “2011 Grants of Plan-Based Awards Table”).

Our long-term equity awards are structured to align our executives’ interests with shareholders and to emphasize the Committee’s expectation that our executive officers focus their efforts on improving Pfizer’s total shareholder return, both on an absolute basis (since the value realized from the TSRUs is consistent with the total shareholder return of Pfizer’s shareholders) and on a relative basis (through PSAs, which are earned based on Pfizer’s total shareholder return compared to peer companies in the pharmaceutical industry). RSUs are used for their potential retention value.

Performance Share Awards (PSAs)

The number of shares that may be earned under the PSAs granted in February 2011 is based on a formula comparing Pfizer’s total shareholder return, including reinvestment of dividend equivalents, over a three-year period to our pharmaceutical peer group, which consists of Abbott Laboratories, Amgen, AstraZeneca, Bristol-Myers Squibb, Eli Lilly, GlaxoSmithKline, Johnson & Johnson, Merck, Novartis, Roche and Sanofi-Aventis. The award is expressed as a percentage of target award as shown in the chart below. At the end of the performance period, the Committee in its sole discretion may adjust the payout range downward to a percentage not less than the bottom of the payout range. In no event will the payout exceed the maximum payout for the respective range.

2011 Performance Share Award Payout Matrix

TIER	RANKING	PAYOUT RANGE
1	1st or 2nd	166% – 200%
2	3rd or 4th	133% – 166%
3	5th or 6th	100% – 133%
4	7th or 8th	66% – 100%
5	9th or 10th	33% – 66%
6	11th or 12th	0% – 33%

Note that in response to comments we received in our shareholder outreach activities, the Performance Share Award Payout Matrix for awards granted commencing in 2012 has been revised to provide for a “0%” payout for Tier 6 performance.

The Committee continues to believe that total shareholder return, defined as change in stock price plus dividends, is the most appropriate measure of relative performance in relation to Pfizer’s business objectives and therefore selected relative total shareholder return as the sole performance measure for the 2011-2013 PSA performance cycle. In the Committee’s view, our relative total shareholder return compared with the pharmaceutical peer group remains a strategic priority.

2009 Performance Share Awards

Our 2009 long-term equity incentive grants to our executive officers also included PSAs. The original peer group companies for the 2009 award consisted of: Abbott Laboratories, Amgen, AstraZeneca, Bristol-Myers Squibb, Eli Lilly, GlaxoSmithKline, Johnson & Johnson, Merck, Schering-Plough and Wyeth. However, with the acquisitions of Wyeth and Schering-Plough in 2009, their results would not be representative of the full performance period (2009-2011). Consequently, the Committee eliminated Wyeth and Schering-Plough from the peer group for purposes of measuring Pfizer’s relative performance for the 2009 award, using the remaining eight pharmaceutical peer companies against which payout of the 2009 performance share awards would be determined. The specific performance levels were revised by the Committee to reflect the smaller group at the points shown in the table below to ensure that the value realized under the PSAs would directly correlate to targeted performance for above median performance, lower awards for threshold performance and substantially greater awards for maximum performance. The matrix for the 2009 performance share awards is shown below:

56	2012 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2009 Performance Share Award Relative Performance/Payout Matrix

PFIZER RELATIVE PERFORMANCE	MAXIMUM PAYOUT AS A % OF TARGET
1 (highest)	200%
2	175%
3	150%
4	100%
5	75%
6	50%
7 (threshold)	25%
8	0%
9 (lowest)	0%

Pfizer’s performance over the three-year period (2009-2011) resulted in a ranking of 4th out of 9, with a maximum payout of 100% of target. The Committee approved payouts at 100% of target as shown below:

Performance Share Award Payout for the 2009-2011 Performance Award Cycle

NAME(1)	TARGET AWARD AT GRANT (#)	TARGET AWARD VALUE AT GRANT(2) ($)	ACTUAL AWARD SHARES(3) (#)	ACTUAL AWARD VALUE AT $21.18 PER SHARE(4) ($)
I. Read	67,822	861,339	75,251	1,593,816
F. D’Amelio	67,822	861,339	75,251	1,593,816
A. W. Schulman	33,911	430,670	37,626	796,919
D. Simmons	14,977	190,208	16,618	351,969

(1)	Based on Dr. Dolsten’s hire date, he does not have any 2009 awards vesting under this Program.

(2)	This column represents the target award value based on the February 26, 2009 stock price of $12.70.

(3)	These amounts include accumulated dividends on 100% of the target award for the three-year period, converted into shares at $21.18 per share.

(4)	This column represents the actual award value based on a stock price of $21.18 on February 24, 2012, which vested on February 26, 2012.

EARLY 2012 COMPENSATION ACTIONS

Salary and Annual Incentive Targets

In February 2012, the Committee approved 2012 salaries and target annual incentive award levels for the NEOs as follows:

2012 Salary and Annual Incentive Targets

NAME	APRIL 1, 2012 SALARY ($)	2012 SALARY MIDPOINT ($)(1)	2012 TARGET ANNUAL INCENTIVE (%)	2012 TARGET ANNUAL INCENTIVE(2) ($)
I. Read	1,750,000	1,759,500	150%	2,639,300
F. D’Amelio	1,225,000	1,147,500	100%	1,147,500
M. Dolsten	1,130,000	1,147,500	100%	1,147,500
A. W. Schulman	925,000	1,040,400	90%	936,400
D. Simmons	875,000	1,040,400	90%	936,400

(1)	The 2012 salary midpoints were increased approximately 2% to align with the market.

(2)	2012 target annual incentive amounts are based on a percentage of 2012 salary range midpoints.

2012 PROXY STATEMENT	57

COMPENSATION DISCUSSION AND ANALYSIS

2012 Long-Term Equity Incentive Awards

In February 2012, the Committee granted long-term equity incentive awards to the NEOs in consideration of their 2011 performance and their expected future performance. These awards included 5-Year and 7-Year TSRUs, PSAs and RSUs.

2012 Long-Term Equity Incentive Awards

NAME	PERFORMANCE PERIOD (OR OTHER PERIOD MATURATION OR PAYMENT PERIOD)	ESTIMATED FUTURE PAYOUTS UNDER THE PERFORMANCE SHARE PROGRAM(1)			5-YEAR TSRU GRANT(4) (#)	7-YEAR TSRU GRANT(5) (#)	RSU GRANT(6) (#)
		PSA GRANTS
		THRESHOLD(2) (#)	TARGET(3) (#)	MAXIMUM(2) (#)
I. Read	1/1/12 – 12/31/14	–	153,157	306,314	788,835	668,724	153,157
F. D’Amelio	1/1/12 – 12/31/14	–	42,413	84,826	218,447	185,185	42,413
M. Dolsten	1/1/12 – 12/31/14	–	42,413	84,826	218,447	185,185	42,413
A. W. Schulman	1/1/12 – 12/31/14	–	32,988	65,976	169,903	144,033	32,988
D. Simmons	1/1/12 – 12/31/14	–	32,988	65,976	169,903	144,033	32,988
(1)	The actual number of shares, if any, that will be paid out at the end of the performance period cannot be determined because the shares earned by the NEOs will be based upon our future performance compared to the future performance of the pharmaceutical peer group. Dividend equivalents on any shares earned will be paid in shares of common stock at the end of the performance period.

(2)	To the extent the Company’s performance equals or exceeds the performance of our pharmaceutical peers, varying amounts of shares of common stock, up to the maximum, will be earned. The Committee will apply the matrix (see “Performance Share Awards” elsewhere in this CD&A), subject to negative discretion, to determine the payout, although in no event shall the payout exceed the maximum payout of the respective range. Commencing with awards granted in 2012, the payout for Tier 6 performance is 0%.

(3)	The target amounts vary based on the individual’s salary grade at the time of grant.

(4)	5-Year TSRUs vest on the third anniversary of the grant date (February 23, 2015) and will be settled in shares on the fifth anniversary of the grant date (February 23, 2017). The number of shares delivered at settlement, if any, for each TSRU will equal the difference between the settlement price (the average of the closing prices of Pfizer common stock for the 20 trading days ending February 23, 2017) and the TSRU grant price ($21.03), plus dividend equivalents accrued during the life of the TSRU, divided by the settlement price, subject to the results being positive.

(5)	7-Year TSRUs vest on the third anniversary of the grant date (February 23, 2015) and will be settled in shares on the seventh anniversary of the grant date (February 23, 2019). The number of shares delivered at settlement, if any, for each TSRU will equal the difference between the settlement price (the average of the closing prices of Pfizer common stock for the 20 trading days ending February 23, 2019) and the TSRU grant price ($21.03), plus dividend equivalents accrued during the life of the TSRU, divided by the settlement price, subject to the results being positive.

(6)	RSUs vest on the third anniversary of the grant date (February 23, 2015). Dividend equivalents are reinvested as additional RSUs during the restricted period.

NOTE: The PSA and RSU values were converted to units using the closing stock price on February 21, 2012 of $21.22. The 5-Year TSRU values were converted to TSRUs using $4.12 and the 7-Year TSRU values were converted to TSRUs using $4.86, representing the estimated value at grant using the Monte Carlo Simulation model as of February 21, 2012.

Equity Award Grant Practices

The Committee customarily grants equity awards to eligible employees, including the NEOs, at its meeting held in late February of each year. Equity grants to certain newly hired employees, including executive officers, are effective on the last business day of the month of hire. Special equity grants to continuing employees are effective on the last business day of the month in which the award is approved. Stock option and TSRU grants have an exercise price equal to the closing market price of Pfizer’s common stock on their grant date. Our equity incentive plan prohibits the repricing or exchange of equity awards without shareholder approval.

58	2012 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

SECTION 2

OUR COMPENSATION FRAMEWORK

PHILOSOPHY, GOALS AND PRINCIPLES OF OUR EXECUTIVE COMPENSATION PROGRAM

The Committee believes that Pfizer’s executive compensation program achieves the goals of our executive compensation philosophy. That philosophy, which is set by the Committee, is to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success. A significant portion of the total compensation opportunity for each of our executives (including the NEOs) is directly related to Pfizer’s stock price performance and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our pharmaceutical peer group described below and elsewhere in this CD&A.

We seek to implement our philosophy and achieve the goals of our program by following three key principles:

•	positioning total direct compensation and each compensation element at approximately the median of our peer companies, with emphasis on pharmaceutical companies with large market capitalization;

•	aligning annual short-term incentive awards with annual operating financial objectives; and

•	rewarding absolute and relative performance in total shareholder return through long-term equity incentive awards.

APPLYING OUR COMPENSATION PHILOSOPHY, GOALS AND PRINCIPLES

We apply our compensation philosophy, goals and principles as follows:

•

Individual compensation elements and total direct compensation are structured to be closely aligned with the median compensation of similarly-sized U.S.-based pharmaceutical companies. Our salary midpoints and target annual short- and long-term incentives continue to approximate competitive medians.

•

Our annual incentive program (the “Global Performance Plan” or “GPP”) utilizes a pool that is funded based on Pfizer’s performance on three financial metrics: total revenue (revenue), adjusted diluted earnings per share (EPS), and cash flow from operations (cash flow). The pool funding percentage ranges from 0% to 200% of target award levels; however, the pool is not funded unless performance exceeds a threshold level (the threshold levels are shown in the “Financial Objectives” chart under “Financial Results for Annual Incentive Purposes” earlier in this CD&A). Earned individual payouts also range from 0% to 200% of target and reflect allocations from the available earned pool based on corporate, Business Unit/Function, and individual performance.

•

Awards under our Executive Long-Term Incentive Program are aligned with the interests of our shareholders because they deliver value based on absolute and relative shareholder return, encourage stock ownership and promote retention of key talent.

•

Our executive compensation structure is designed to deliver a significant portion of our executives’ total direct compensation in the form of long-term equity incentive awards, with targets ranging from approximately 60% to 70% of total direct compensation for our NEOs.

Further details concerning how we implement our philosophy and goals, and how we apply the above principles to our compensation program, are provided throughout this CD&A. In particular, we discuss how we set compensation targets and other objectives and evaluate performance against those targets and objectives to assure that performance is appropriately rewarded.

COMPETITIVE POSITIONING

Creating an Executive Compensation Framework

In support of our compensation philosophy, we target the median compensation values of both a peer group of pharmaceutical companies and a general industry comparator group to determine an appropriate total value and mix of pay for our executives. The Committee reviews these peer groups on an annual basis.

Pfizer’s executive compensation program achieves the goals of our executive compensation philosophy – to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success.

2012 PROXY STATEMENT	59

COMPENSATION DISCUSSION AND ANALYSIS

Our pharmaceutical peer group for 2011 consisted of the following companies, which were selected based on their size and market capitalization and the complexity of their businesses, as well as the availability of comparative data. The Committee recognizes that while data are available on the performance of our non-U.S.-based peer companies, the compensation data are limited in terms of comparable benchmarks and other information as compared to peers based in the U.S.

2011 Pharmaceutical Peer Group

Abbott Laboratories	Johnson & Johnson
Amgen	Merck
AstraZeneca	Novartis
Bristol-Myers Squibb	Roche
Eli Lilly	Sanofi-Aventis
GlaxoSmithKline

Our general industry comparator group for 2011 was selected by the Committee from other industry sectors based on the same criteria as described above.

2011 General Industry Comparator Group

Alcoa	Honeywell
Altria Group	IBM
Boeing	Lockheed Martin
Caterpillar	PepsiCo
Chevron	Procter & Gamble
Coca-Cola	TimeWarner
Comcast	United Parcel Service
Dell	United Technologies
Dow Chemical	UnitedHealth Group
DuPont	Verizon
FedEx	Walt Disney
General Electric

The chart below compares Pfizer’s 2011 revenue, net income and market capitalization to the median revenue, net income and market capitalization for our pharmaceutical peer group and general industry comparator group.

IN BILLIONS	PFIZER	PHARMACEUTICAL PEER GROUP MEDIAN	GENERAL INDUSTRY COMPARATOR GROUP MEDIAN
Revenue*	$67.4	$44.1	$58.2
Reported Net Income*	$10.0	$7.8	$4.0
Market Capitalization*	$164.2	$99.1	$73.8

*	Revenue and Net Income based on published earnings releases. Market Capitalization as of February 22, 2012.

Applying the Compensation Framework to Executive Positions

The Committee uses median compensation data for similar positions in both the pharmaceutical peer and general industry comparator groups, as well as an evaluation of internal equity among Pfizer executives, as a guide in setting compensation targets for each executive. Each compensation target is assigned a numbered salary grade to simplify the compensation administration process and help maintain internal equity.

Salary grades are used to determine the preliminary salary recommendation, target annual incentive award opportunity, and target long-term equity incentive award value for each executive position. Each salary grade is expressed as a range, with minimum, midpoint, and maximum salary level. Minimum and maximum salary range levels for each grade are set 25% below and above the salary range midpoint, which is intended to approximate the bottom and top quartiles for positions assigned to that grade. This framework provides a guide for the Committee’s determinations. The actual total compensation and/or amount of each compensation element for an individual executive may be more or less than this median.

60	2012 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Setting Compensation Targets

On an annual basis, the Committee reviews the total compensation of each ELT member, including cash compensation (salary and target annual incentive opportunity) and long-term equity compensation (target long-term equity value), as well as perquisites, retirement benefits, health and welfare benefits, and potential severance. The Committee, with the advice of its independent consultant, then sets each ELT member’s compensation target for the current year. This generally involves establishing annual and long-term incentive award opportunities. Regular salary adjustments, if any, typically become effective on April 1 of each year. The Committee’s decisions are reviewed and ratified by the independent members of the Board.

In making these compensation decisions, the Committee uses several resources and tools, including competitive market information. In addition, the Committee reviews a “tally sheet” for each ELT member that assigns a dollar amount to each of the above compensation elements, as well as accumulated deferred compensation and outstanding equity awards. The Committee believes that the tally sheet is useful in evaluating each ELT member’s total compensation opportunity in relation to competitive market practice and performance.

For 2011, the Committee set target levels for the financial and strategic objectives which were used in determining annual incentive award opportunities for the ELT and concluded that the relationship between the payments generated at the various levels of achievement and the degree of difficulty of the targets was significant and reasonable given the business environment and related factors. It also reviewed the target levels for the annual grant of long-term incentive awards and concluded that they were appropriate. The Committee also concluded that the targets do not encourage unnecessary or excessive risk taking.

EVALUATING PERFORMANCE

Setting Performance Objectives

The performance objectives for our NEOs reflect the goals that the Committee believes should be focused on during the year in order to achieve Pfizer’s strategic plan. Progress against these objectives is monitored and reviewed with the Committee during the year. The Committee recognizes that increasing total shareholder return (defined as change in stock price plus dividends) should be emphasized; however, the Committee also acknowledges that performance against this objective may not be reflected in a single 12-month period.

Rewarding Performance

Decisions about individual compensation elements and total compensation are ultimately made by the Committee, using its judgment, focusing primarily on each NEO’s performance against his or her individual financial and strategic objectives, as well as Pfizer’s overall performance. The Committee also considers a variety of qualitative factors, including the business environment in which the results were achieved. Therefore, the Committee determines each NEO’s compensation based on multiple factors, including the competitive market, individual performance, internal equity and affordability.

CEO PERFORMANCE

For 2011, Mr. Read’s performance objectives included:

Corporate Financial Objectives for:

•	Total Revenue

•	Adjusted Diluted EPS

•	Cash Flow from Operations

The Compensation Committee reviews a “tally sheet” for each ELT member that assigns a dollar amount to each element of compensation, as well as accumulated deferred compensation and outstanding equity awards.

2012 PROXY STATEMENT	61

COMPENSATION DISCUSSION AND ANALYSIS

The Company exceeded the target performance levels for 2011 set by the Committee for annual incentive purposes (see “Financial Results for Annual Incentive Purposes” earlier in this CD&A).

In addition to the corporate financial objectives, Mr. Read’s key accountabilities at the enterprise level included:

•Improving The Performance of Our Innovative Core:

Our adjusted research and development (R&D) spend for 2011 was reduced by nearly a billion dollars compared to 2010. The Company saw steady progress in our late stage pipeline, with over five approvals in the U.S. and E.U. We increased the focus of our R&D investments to our high-priority therapeutic areas including Cardiovascular, Metabolic and Neuroendocrine Diseases, Immunology and Inflammation, Neuroscience and Pain, Oncology and Vaccines. We advanced approximately 30 programs in our early- and mid-stage (Phase I and II) pipeline. To supplement internal efforts, we continued to invest in our R&D network and the capabilities designed to drive biomedical innovation.

•Maximizing Capital Allocation and Growth Opportunities:

In 2011, we reduced our operating expenses and undertook several steps to maximize our capital allocation, such as completing the sale of Capsugel, completing the acquisitions of King and Ferrosan’s Consumer Health Business and several strategic deals, including out-licensing opportunities; conversely, we made data-driven decisions not to pursue a number of opportunities based on insufficient return-on-investment. We also completed a strategic review of the business which resulted in the ongoing exploration of strategic alternatives for our Animal Health and Nutrition businesses. We returned $15.2 billion in capital to shareholders through dividend payments and share repurchases. We achieved revenue growth in key branded assets, including Prevnar 13, Lyrica, Enbrel, and Sutent, as well as in Emerging Markets, particularly those where we increased our investments, such as China and Turkey.

•Reputation:

We continued to improve our reputation in society through engagement with our customers, our shareholders, and the investor community. Our Chief Medical Officer, Dr. Freda Lewis-Hall, connected with customers via new channels to share health and medical information, especially in areas such as stroke prevention, smoking cessation and the early diagnosis of cancer. We continued to help qualified uninsured and underinsured patients access medicines for free or at a savings through the “Pfizer Helpful Answers” program in the U.S. Globally, we extended our commitment to help nations achieve the UN Millennium Goals, particularly in healthcare. To encourage a public policy environment that allows our innovation to serve patients today and in the future, we engaged government leaders on the value of our medicines and our contributions to the economy. Finally, we met with investors representing more than 30% of Pfizer’s ownership to apprise them of our ongoing activities and strategies.

•People and Culture:

Based on colleague feedback and senior leader input, we evaluated how our culture needs to evolve to differentiate us from our competition. We designed a culture model to encourage ownership, collaboration and initiative; to build a strong, engaged leadership team; and to develop key talent. We also continued to develop diverse talent at senior levels and in the talent pipeline through new hires and promotions.

The Committee is responsible for evaluating Mr. Read’s performance against his objectives, with input from the other independent members of the Board, and for determining his compensation in consultation with the Committee’s independent consultant. In early 2012, each Board member (other than those elected in December 2011) completed a survey, on an anonymous basis, of their assessment of Mr. Read’s dealings with the Board and recommended areas of future focus. The Lead Independent Director and the Committee used the results of this survey and their assessment of Mr. Read’s performance against his objectives. The Committee used this information, as well as other key factors, to determine his compensation, which was ratified by the independent members of the Board.

PERFORMANCE OF OUR OTHER NAMED EXECUTIVE OFFICERS

The performance objectives for our other NEOs for 2011 included the corporate financial objectives noted above (50% weighting) and other objectives related to the achievement of individual financial, strategic and operational goals for their Business Units/Functions, as well as our imperative for Creating a Culture of Confidence and Trust, driven by initiative, collaboration and accountability, and developing our pipeline of talent.

62	2012 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Mr. D’Amelio, Executive Vice President, Business Operations and Chief Financial Officer

•	Met or exceeded all elements of 2011 financial guidance through careful collaboration and teamwork with the Company’s leadership team.
•	Generated $1.5 billion of operating cash flow incremental to 2011 operating plan through various finance and business operations initiatives.
•	Repurchased $9 billion in shares of Pfizer’s common stock, reducing the number of fully diluted weighted average shares by 2.5%.
•	Completed the divestiture of Capsugel on August 1, 2011, for $2.375 billion in cash.
•	Successfully closed the acquisition of King Pharmaceuticals, Inc. on February 28, 2011, and Ferrosan’s Consumer Health business on December 1, 2011.
•

Achieved the total cost reduction target associated with the Wyeth acquisition one year ahead of schedule. The total cost reduction target was approximately $4 to $5 billion, by the end of 2012, at 2008 average foreign exchange rates, in comparison with the 2008 pro-forma adjusted total costs of legacy Pfizer and legacy Wyeth operations.

Dr. Dolsten, President, Worldwide Research and Development (WRD)

•	Delivered four positive Proofs of Concept.
•	Achieved 13 Proof of Concept study starts.
•	Achieved 8 First in Human study starts.
•	Advanced 18 compounds into preclinical assessment.
•	Executed over 10 external deals to acquire compound licenses and technologies.
•

Supported on-time completion of key late-stage clinical programs and regulatory submissions, including dacomitinib Phase III study start, and Xalkori®, Eliquis® and tofacitinib submissions in the U.S. and Europe.

•

Expanded the Centers for Therapeutic Innovation to include 19 leading academic medical centers, such as Harvard University, Massachusetts General Hospital, University of California San Diego and Brigham and Women’s Hospital.

Ms. Schulman, Executive Vice President and General Counsel; President and General Manager, Nutrition

•	Protected Pfizer’s businesses, interests and products through ongoing counsel to the Board, its Committees and our management on a wide variety of complex legal and regulatory issues.
•	Continued to develop and implement comprehensive strategies to effectively manage and resolve litigation and claims against Pfizer.
•

Achieved continued success in managing legal costs through the enhancement and expansion of the Pfizer Legal Alliance—a highly innovative and widely-praised model developed and implemented for redefining the relationship between in-house and outside counsel resulting in the delivery of legal services with greater operational efficiency.

•

As head of our Nutrition business, led the business to over $2 billion in revenues, growing share while achieving greater operational efficiency and completing 32 new product launches. Achieved full-year revenue at 99.4% of plan and income before adjustments at 103.2% of plan.

Mr. Simmons, President and General Manager, Emerging Markets and Established Products

•	Achieved $17.79 billion in revenue for the Emerging Markets and Established Products Business Units (100% of budget) and income before adjustments of 101% of plan.

– Launched new products in over 20 Emerging Market countries.

•	Developed a strategic plan to accelerate growth in priority Emerging Markets, including Brazil, Russia, India, China, Mexico and Turkey, which resulted in:

– Over 30 growth initiatives identified of which the near-term accretive initiatives were incorporated in 2012 operating plan.

•	Achieved a leadership position in China. Pfizer is #1 in revenue and fastest growing company among the top ten biopharmaceutical companies in China.

– Progressed geographic expansion in China and executed a memorandum of understanding with Hisun to participate in the generic segment.

•	Successfully led the transition of Lipitor to the Established Products Division through innovative programs to retain the maximum value of the brand.
•	Quickly responded to drug shortages in the U.S., particularly in the Oncology area through nimble execution in the Established Products Division.

2012 PROXY STATEMENT	63

POST-EMPLOYMENT COMPENSATION

EXECUTIVE SEVERANCE PLAN

The Executive Severance Plan became effective in February 2009 and provides for severance benefits to ELT members in the event of involuntary termination of employment without cause. Benefits under the Executive Severance Plan consist of cash severance equal to the greater of (a) one times pay (defined as base salary plus target annual incentive) or (b) 13 weeks pay plus three weeks pay per year of service, subject to a maximum of 104 weeks pay. In addition, eligible participants in the GPP receive a pro rata annual incentive for the year of termination, provided certain performance targets are achieved, as well as certain health and welfare benefits. Severance payments and benefits under the Executive Severance Plan are described in “Estimated Benefits Upon Termination” elsewhere in this Proxy Statement.

EMPLOYMENT AND RETIREMENT BENEFITS

DEFERRED COMPENSATION

We permit our executive officers to defer receipt of their earned annual incentives and any shares earned under PSAs. Certain of our NEOs are required to defer the receipt of RSUs (see “Other Compensation Policies – Tax Policies” below). Annual incentives may be deferred into either a Pfizer stock unit fund or a cash fund earning interest at 120% of the applicable federal long-term rate (which fluctuated between 3.16% and 5.05% in 2011). The Pfizer stock unit fund is credited with reinvested dividend equivalent units. PSAs may be deferred only into Pfizer common stock units. Legacy Wyeth employees (including Dr. Dolsten) were eligible to defer eligible compensation into the Wyeth Deferred Compensation Plan.

INSURANCE PLANS

We provide a number of health and family security benefits, such as medical insurance, dental insurance, life insurance and long-term disability insurance. These benefits are available to all U.S.- and Puerto Rico-based employees, including the NEOs, and are comparable to those provided by the companies in the pharmaceutical and general industry comparator groups. These programs are designed to provide certain basic quality of life benefits and protections to Pfizer employees, including the NEOs, and at the same time enhance Pfizer’s attractiveness as an employer of choice. The Company’s annual cost of the benefits for each NEO ranges from approximately $13,000 to $25,000.

RETIREMENT AND SAVINGS PLANS

Pfizer maintains qualified defined benefit pension plans for the benefit of all its eligible U.S.- and Puerto Rico-based employees, including the NEOs, hired prior to January 1, 2011. For those U.S. employees earning in excess of the IRC limit ($245,000 for 2011), including the NEOs, Pfizer maintains related supplemental benefit restoration plans. The provisions and features of the qualified defined benefit pension plans and the related supplemental benefit restoration plans apply to all participants in those plans, including the NEOs. These plans are described in the narrative accompanying the “2011 Pension Benefits Table” and the “2011 Non-Qualified Deferred Compensation Table” below. Pfizer maintains savings plans that permit participants to make pre-tax, after-tax and/or Roth contributions of a portion of their eligible pay, up to certain limits. In addition, the Company maintains non-qualified savings plans that permit eligible participants to make pre-tax contributions in excess of tax law limitations on qualified plans. The Company provides matching contributions, which until December 31, 2011 varied by legacy company, with respect to employee contributions, up to certain limits. The provisions and features of the qualified savings plans and the related non-qualified supplemental savings plans apply to all participants in those plans, including the NEOs. A “legacy company” is the employee’s original employer, before Pfizer’s acquisitions of Warner-Lambert, Pharmacia and Wyeth, as applicable.

RETIREE HEALTH CARE BENEFITS

In addition to active employee benefits, we provide post-retirement medical and dental benefits to eligible retirees.

Effective January 1, 2010, all legacy Pfizer U.S. active employees (excluding legacy Wyeth U.S. active employees) who have at least 15 years of service after age 40 are eligible for post-retirement medical coverage. The value of the post-retirement medical coverage currently ranges from $123,000 to $275,000 over the course of retirement. Until December 31, 2011, legacy Wyeth U.S. active employees, including Dr. Dolsten, were eligible for post-retirement medical coverage under legacy Wyeth plan provisions that require employees to be at least age 55 with at least 10 years of service at retirement. Beginning January 1, 2012, legacy Wyeth U.S. active employees (including Dr. Dolsten) are eligible to participate in Pfizer’s post-retirement medical benefits if they were eligible under the legacy Wyeth requirements as of December 31, 2011 or reach the Pfizer requirements of at least 15 years of service after age 40.

64	2012 PROXY STATEMENT

PERQUISITES

We provide a limited number of perquisites (personal benefits) to our NEOs, including the limited use of company aircraft, financial counseling and home security services and, for the CEO, the use of a company car and driver. The transportation benefits provide increased efficiencies and allow more productive use of our executives’ time and, in turn, greater focus on Pfizer-related activities. We do not provide tax “gross-ups” for perquisites provided to ELT members, except in the case of certain relocation expenses (consistent with our relocation policy for U.S.-based employees generally); therefore, any taxes on perquisites (other than certain relocation expenses) are paid by the executives.

COMPANY AIRCRAFT

As a result of the recommendations contained in an independent, third-party security study, the Board has determined that the CEO must use Company-provided aircraft for all air travel, including personal travel, to the maximum extent practicable. The security study also recommends that the CEO’s spouse and dependent children use Company-provided aircraft when they accompany the CEO, to the maximum extent practicable. Travel by the CEO’s spouse or dependent children is generally considered personal use and is subject to taxation and disclosure.

Other ELT members (including the NEOs) may use Company aircraft for limited personal travel. Effective January 1, 2012, personal use by ELT members (including the NEOs) is permitted only with the prior approval of the CEO or his designees and is subject to other limitations. Effective January 1, 2011, travel by Messrs. Read and D’Amelio to attend meetings of the Boards of Directors of Kimberly-Clark Corporation and Humana Inc., respectively, is treated as business travel in view of the significant benefits to the Company of their service on those Boards.

The amounts disclosed in the “All Other Compensation” column in the 2011 Summary Compensation Table and in the table below have been valued based on the incremental costs to the Company for the personal use of Company aircraft. Incremental costs for personal use consist of the variable costs incurred by Pfizer to operate the aircraft for such use, including fuel costs; crew expenses, including travel, hotels and meals; in-flight catering; landing, parking and handling fees; communications expenses; certain trip-related maintenance; and other trip-related variable costs, as well as certain costs of any “deadhead” flights. Such costs do not include fixed or non-variable costs that would be incurred whether or not there was any personal use of the aircraft, such as crew salaries and benefits, insurance costs, aircraft purchase costs, depreciation, and scheduled maintenance.

To the extent required by tax regulations, amounts associated with personal use of corporate aircraft are imputed as income to ELT members, including the CEO. These amounts are not grossed up for taxes and are generally lower than the incremental costs associated with personal use of Company aircraft.

CAR AND DRIVER

The Company’s policy on the use of cars and drivers is as follows:

•	cars and drivers are available to all ELT members for business reasons;

•	ELT members (other than the CEO, as discussed below) are required to reimburse the Company for personal use;

•	for security reasons, cars and drivers are available to the CEO for personal use (including commuting); and

•	spouse/partner travel is generally considered personal use, and the incremental cost of such travel must be reimbursed to the Company.

Incremental cost to the Company is calculated as a portion of the cost of the annual lease, a portion of the cost of the driver, and fuel used.

The costs of personal use of a car and driver by the CEO need not be reimbursed, and the unreimbursed incremental cost to the Company of personal use of a car and driver by Mr. Read in 2011 is reflected in the table below and in the “All Other Compensation” column in the 2011 Summary Compensation Table. For tax purposes, the cost of the cars and fuel is imputed as income to the CEO and is not grossed up for taxes by the Company. Tax regulations provide that as a result of the recommendations contained in the independent, third-party security study referred to above, the cost of the drivers is not reportable as income to the CEO.

OTHER PERQUISITES

The Company provides a taxable allowance of up to $10,000 per year to our executive officers for financial counseling services, which may include tax preparation and estate planning services. We value this benefit based on the actual charges for the services.

Home security systems are available to the ELT members. The cost of any such systems is imputed as income to the recipients, as required.

2012 PROXY STATEMENT	65

PERQUISITES

The Company purchases season and other tickets to sporting, cultural and other events for use in connection with its business. On occasion, these tickets are provided to employees, including ELT members, and non-employee Directors for personal use. There is no incremental cost associated with such tickets or other items. In addition, ELT members and/or non-employee Directors may from time to time receive tickets or other items from third parties (subject to our policies on conflicts of interest). The Company does not provide or reimburse for country club memberships for any executive officers.

The following table summarizes the incremental value of perquisites for the NEOs in 2011.

2011 Incremental Cost of Perquisites Provided to Named Executive Officers

NAME	AIRCRAFT USAGE ($)	FINANCIAL COUNSELING ($)	CAR USAGE ($)	HOME SECURITY ($)	OTHER ($)(2)	TOTAL ($)
I. Read	125,999	–	47,896	–	1,393	175,288
F. D’Amelio(1)	70,030	8,144	–	–	2,376	80,550
M. Dolsten(1)	44,375	13,426	–	–	–	57,801
A. W. Schulman	51,610	–	–	626	1,436	53,672
D. Simmons	54,805	6,500	–	–	–	61,305

(1)	There is a $10,000 annual limit on financial counseling services provided to each NEO. The amounts shown for Mr. D’Amelio and Dr. Dolsten include $796 and $7,425, respectively, for financial counseling services provided in 2010 but paid in 2011.

(2)	The amounts shown represent certain personal benefits provided in association with business travel.

66	2012 PROXY STATEMENT

OTHER COMPENSATION POLICIES

TAX POLICIES

IRC Section 162(m) limits to $1.0 million the amount of remuneration that Pfizer may deduct in any calendar year for its CEO and each of the three other highest-paid NEOs, other than the CFO. We have structured our annual cash incentive awards, TSRUs and PSAs to meet the exception to this limitation for “performance-based” compensation, as defined in IRC Section 162(m), so that these amounts are fully deductible for income tax purposes. However, RSUs do not qualify as “performance-based” compensation. Consequently, certain of our NEOs are required to defer the receipt of RSUs.

To maintain flexibility, we do not have a policy requiring all compensation to be deductible. Since the non-performance-based compensation paid to our NEOs (other than the CFO) exceeds or may exceed $1.0 million, a portion of their compensation is not deductible.

DERIVATIVES TRADING

Executive officers, including the NEOs, may not purchase or sell options on Pfizer common stock, or engage in short sales of Pfizer common stock. Also, trading by executive officers in puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to Pfizer common stock (sometimes referred to as “hedging”) is prohibited. These provisions also apply to our non-employee Directors.

STOCK OWNERSHIP AND HOLDING REQUIREMENTS

We have stock ownership requirements for our executive officers, including the ELT members. Effective January 1, 2011, the CEO is required to own Pfizer common stock equal in value to at least six times annual salary. Each other ELT member (including the NEOs) is required to own Pfizer common stock equal in value to at least four times annual salary. For purposes of these requirements, ownership includes not only shares owned directly by the executive, but also shares and certain units held through various Pfizer plans and programs. We have also established milestone guidelines that we use to monitor progress toward meeting these targets over a five-year period, at the end of which the executive is expected to have reached the applicable ownership level.

Until an executive reaches that ownership level, he or she may not sell any shares (except to meet tax withholding obligations); and once the ownership level is met, he or she may not sell shares if doing so would cause his or her ownership to fall below that level. As of March 1, 2012, Mr. Read owned Pfizer common stock and units equal in value to more than ten times his salary. Although Pfizer does not require its executive officers to hold Pfizer common stock for specified periods of time, we believe that the above requirements result in the ownership by our executives of significant amounts of common stock and align the interests of our executives with those of our shareholders.

In addition, none of our ELT members or other officers has pledged Pfizer stock as collateral for personal loans or other obligations.

COMPENSATION RECOVERY

The Committee may, if permitted by law, make retroactive adjustments to any cash- or equity-based incentive compensation paid to NEOs and other executives where a payment is predicated upon the achievement of specified financial results that are the subject of a subsequent restatement. Where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual executive officer. In addition, all of the equity incentive awards that we grant contain compensation recovery provisions.

Pfizer

•	prohibits executive officers and Directors from trading in derivatives linked to Pfizer stock;

•	maintains stock ownership requirements for Directors and executive officers; and

•	has the ability to make retroactive adjustments or “clawbacks” to incentive compensation.

None of our ELT members or Directors has pledged Pfizer stock as collateral for personal obligations.

2012 PROXY STATEMENT	67

ROLE OF COMPENSATION CONSULTANT

Since 2003, the Committee has engaged the firm of Frederic W. Cook & Co., represented by George Paulin, its Chief Executive Officer, as the Committee’s independent compensation consultant, to fulfill the following responsibilities in accordance with the policy outlined below:

•	advise the Committee on management proposals, as requested;

•	undertake special projects at the request of the Committee;

•	advise the Committee on setting agenda items for Committee meetings;

•	review Committee agendas and supporting materials in advance of each meeting;

•	attend Committee meetings;

•	review the Company’s compensation philosophy, peer group and competitive positioning and advise the Committee on their reasonableness and appropriateness;

•	review the Company’s executive compensation program and advise the Committee of plans or practices that might be changed to improve effectiveness;

•	review the selected peer group and survey data for competitive comparisons;

•	oversee and review survey data on executive pay practices and amounts that come before the Committee;

•	provide market data and recommendations on CEO compensation without prior review by management (except for necessary fact-checking);

•	review the Compensation Discussion and Analysis, compensation tables and other compensation-related disclosures included in our proxy statements;

•	review any significant executive offer letters or termination arrangements in advance of being presented to the Committee for approval;

•	periodically review the Committee’s charter and recommend changes; and

•	proactively advise the Committee on best-practice approaches for governance of executive compensation as well as areas of concern and risk in the Company’s program.

In 2011, as part of his ongoing services to the Committee, as described above, Mr. Paulin attended all seven of the meetings of the Committee. During 2011, he:

•	provided the Committee with an analysis of the Company’s executive compensation policies and programs to insure that there is no “potential material risk” in their design or administration;

•	reviewed and recommended to the Committee adjustments to the executive pay structure;

•

advised the Committee on the appropriate long-term incentive structure to best align executive performance with shareholder interests, including an alternative approach for determining performance under grants of performance shares for 2012 and beyond;

•	advised the Committee on appropriate executive performance goals and metrics;

•	advised the Committee on the appropriateness of the design of a new long-term incentive program for Worldwide Research & Development, in support of the Company’s long-term portfolio strategy;

•

advised the Committee on legislative and regulatory developments related to compensation policies and programs and compensation-related disclosure, including voting policies of proxy advisory firms and the Company’s major institutional investors;

•	advised the Committee on market trends and developments;

•	advised the Committee on matters related to use of Company-provided transportation; and

•	advised the Committee on severance benefits.

The total amount of fees paid to Frederic W. Cook & Co. for 2011 services to the Committee was $130,202. In addition, the Committee reimburses Frederic W. Cook & Co. for Mr. Paulin’s reasonable travel and business expenses. Frederic W. Cook & Co. receives no other fees or compensation from the Company, except a fee of less than $5,000 to provide an annual executive compensation survey.

The Compensation Committee has engaged an independent compensation consultant that has no other ties to the Company or its management and that meets stringent selection criteria.

68	2012 PROXY STATEMENT

POLICY—CRITERIA FOR SELECTION OF COMMITTEE CONSULTANT

The Committee has established the following criteria used to select a consultant to the Compensation Committee:

•	Degree of independence

– Financial independence—measured by dollar volume of other business conducted with Pfizer

– Independent thinking—subjectively assessed by their known work as well as information gathered in screening interviews

•	Familiarity with the business environment

– Knowledge of the pharmaceutical industry

– Specific knowledge of Pfizer, its senior management, and Board of Directors

– Broad knowledge of general industry current practices and emerging trends

– Public relations

•	Particular strengths and/or distinguishing characteristics including, but not limited to:

– Creative thinking

– Strong understanding of corporate governance

– Special areas of expertise

– Ability to establish rapport and dynamic presence with groups

•	References from current clients where the consultant acts in an advisory role similar to the role desired by the Committee

•	Potential issues

– Conflicts of interest with other clients or Committee members

– Degree of availability/accessibility

2012 PROXY STATEMENT	69

COMPENSATION TABLES

2011 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS(1) ($)	STOCK AWARDS(2) ($)	OPTION AWARDS(3) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(4) ($)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS(5) ($)	ALL OTHER COMPEN - SATION(6) ($)	TOTAL ($)
I. Read Chairman and Chief Executive Officer*	2011	1,700,000	–	5,684,218	6,916,435	3,500,000	6,893,407	319,288	25,013,348
	2010	1,199,000	–	2,673,276	837,556	1,500,000	10,976,628	209,652	17,396,112
	2009	1,139,500	500,000	2,854,366	1,154,478	1,657,000	1,915,639	226,643	9,447,626
F. D’Amelio EVP, Business Operations and Chief Financial Officer	2011	1,200,000	–	2,046,310	1,832,194	1,440,000	984,814	187,425	7,690,743
	2010	1,090,000	–	2,673,276	837,556	1,175,000	530,418	193,823	6,500,073
	2009	1,060,000	600,000	2,904,366	1,204,478	1,420,000	465,428	205,287	7,859,559
M. Dolsten(7) President, Worldwide Research and Development	2011	1,100,000	–	2,046,310	1,832,194	1,490,000	417,430	90,801	6,976,735
	2010	900,000	1,050,000	1,985,860	622,183	1,000,000	284,639	61,004	5,903,686

A. W. Schulman(8) EVP, General Counsel, and President & GM, Nutrition	2011	900,000	–	1,705,287	1,526,834	1,190,000	348,369	94,172	5,764,662

D. Simmons(8) President and GM, Emerging Markets and Established Products	2011	850,000	–	1,591,598	1,425,043	1,135,000	843,070	132,180	5,976,891

*	Mr. Read served as President and Chief Executive Officer from December 5, 2010 until his election as Chairman and Chief Executive Officer on December 12, 2011.

(1)	The amounts shown in this column for Messrs. Read and D’Amelio represent one-time cash incentive awards made in 2009 in recognition of their performance and leadership in connection with the successful completion of the Wyeth acquisition on October 15, 2009. In October 2009, Messrs. Read and D’Amelio received special one-time cash and equity incentive awards totaling $1.0 million and $1.2 million, respectively, in recognition of their performance and leadership in connection with the successful completion of the Wyeth acquisition on October 15, 2009, of which 50% was paid in cash. The amount shown for Dr. Dolsten in 2010 relates to sign-on cash incentive awards, totaling $2.1 million, under his employment offer. The awards were paid in two equal installments in 2009 and 2010.

(2)	The amounts shown in this column represent the grant date fair values for the RSU and PSA Awards granted in 2011, 2010 and 2009 and the STI Shift Awards granted in 2010 and 2009, including RSUs granted to Messrs. Read and D’Amelio in recognition of their performance and leadership in connection with the successful completion of the Wyeth acquisition on October 15, 2009. Further information regarding the 2011 awards is included in the “2011 Grants of Plan-Based Awards” and “2011 Outstanding Equity Awards at Fiscal Year-End” tables elsewhere in this Proxy Statement. The grant date fair values of the performance-based awards reflected in this column (PSAs granted in 2011, 2010 and 2009 and STI Shift Awards granted in 2010 and 2009) are the target payouts based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential values of the 2011 PSAs would be as follows: Mr. Read—$6,365,795; Mr. D’Amelio—$2,291,676; Dr. Dolsten—$2,291,676; Ms. Schulman—$1,909,762; and Mr. Simmons—$1,782,442. Information related to the performance-based award program is included in “Performance Share Awards” elsewhere in this Proxy Statement. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2011 Financial Report (Note 13, Share-Based Payments).

(3)	The amounts shown in this column represent the grant date fair values of the TSRUs awarded in 2011, 2010 and 2009, respectively, including the TSRUs granted to Messrs. Read and D’Amelio in recognition of their performance and leadership in connection with the successful completion of the Wyeth acquisition on October 15, 2009. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2011 Financial Report (Note 13, Share-Based Payments).

(4)	The amounts shown in this column represent annual cash incentive awards made to the NEOs under the GPP. Further information regarding the 2011 awards is included in the “Annual Incentive Awards” table elsewhere in this Proxy Statement.

(5)	The Company does not pay “above market” interest on non-qualified deferred compensation to employees; therefore, this column reflects pension accruals only. The 2011 pension accrual amounts represent the difference between the December 31, 2011 and December 31, 2010 present values of age 65 accrued pensions, or the current benefit if the NEO is eligible for an unreduced pension under the Retirement Plan and supplemental retirement plan, based on the pension plan assumptions for each year, as shown in the footnotes to the “Pension Plan Assumptions” table later in this Proxy Statement. The 2011 and 2010 amounts for Mr. Read reflect his attainment of the “Rule of 90” (age plus service greater than or equal to 90) in November 2010. This provides him with an unreduced pension benefit upon his retirement. Further information regarding pension plans is included in the “2011 Pension Benefits Table” later in this Proxy Statement.

(6)	The amounts shown in this column represent the sum of the Company’s Savings Plan and Supplemental Savings Plan matching contributions and the incremental cost to the Company of perquisites received by the NEOs. The Savings Plan matching contributions include Company matching funds under the Pfizer Savings Plan (a tax-qualified retirement savings plan) and under the related Supplemental Savings Plan. These plans are discussed in more detail in the “2011 Non-Qualified Deferred Compensation” table later in this Proxy Statement. Certain 2009 amounts reflect minor adjustments to amounts previously reported. Additional information regarding 2011 perquisites is provided under “Perquisites” elsewhere in this Proxy Statement.

(7)	Dr. Dolsten joined Pfizer on the closing of the Wyeth transaction in October 2009 as President, Worldwide BioTherapeutics and was not an NEO in 2009. Under Dr. Dolsten’s employment offer, he received sign-on equity incentive awards valued at a total of $3.1 million. The equity incentive award of $1.0 million granted in the form of RSUs is payable on the third anniversary of the grant date (October 30, 2012). In addition, he received a one-time long-term incentive award advancement of $700,000, granted in the form of RSUs and payable on the third anniversary of the grant date (October 30, 2012) and is entitled to receive, upon retirement, a pension make-up equal to the difference between $49,728 per year and the respective total straight life pension plan annuity, to the extent applicable.

(8)	Ms. Schulman and Mr. Simmons were not NEOs for 2010 and 2009.

70	2012 PROXY STATEMENT

COMPENSATION TABLES

The following Grants of Plan-Based Awards Table provides additional information about non-equity incentive awards and long-term incentive awards granted to our NEOs during the year ended December 31, 2011. The long-term incentive awards were made under the 2004 Stock Plan, as amended and restated, and are described in the CD&A section headed “Elements of Executive Compensation.”

2011 Grants of Plan-Based Awards Table

NAME (A)	GRANT DATE (B)	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS
		THRESHOLD ($) (C)	TARGET ($) (D)	MAXIMUM ($) (E)	THRESHOLD (#) (F)		TARGET (#)/(1) (G)		MAXIMUM (#) (H)		ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(1) (#) (I)	ALL OTHER TSRU AWARDS: NUMBER OF SECURITIES UNDERLYING TSRUs(1) (#) (J)	EXERCISE OR BASE PRICE OF TSRU AWARDS ($/Sh) (K)	GRANT DATE FAIR VALUE OF STOCK AND TSRUs(2) ($) (L)
I. Read(3)	2/24/2011											584,112	18.90	2,570,093
												483,559	18.90	2,519,342
												420,000	20.90	1,827,000
											132,345			2,501,321
		0	2,587,500	5,175,000	43,674	(4)	132,345	(4)	264,690	(4)				3,182,897
F. D’Amelio	2/24/2011											210,280	18.90	925,232
												174,081	18.90	906,962
											47,644			900,472
		0	1,125,000	2,250,000	15,723	(4)	47,644	(4)	95,288	(4)				1,145,838
M. Dolsten	2/24/2011											210,280	18.90	925,232
												174,081	18.90	906,962
											47,644			900,472
		0	1,125,000	2,250,000	15,723	(4)	47,644	(4)	95,288	(4)				1,145,838
A. W. Schulman	2/24/2011											175,234	18.90	771,030
												145,068	18.90	755,804
											39,704			750,406
		0	918,000	1,836,000	13,102	(4)	39,704	(4)	79,408	(4)				954,881
D. Simmons	2/24/2011											163,551	18.90	719,624
												135,397	18.90	705,418
											37,057			700,377
		0	918,000	1,836,000	12,229	(4)	37,057	(4)	74,114	(4)				891,221

(1)	The PSA and RSU award values were converted to units using the closing stock price of $18.89 on February 22, 2011; the 5-Year, 7-Year and 7-Year (premium) TSRU values were converted using $4.28, $5.17 and $4.29, respectively, the estimated value using the Monte Carlo Simulation model as of February 22, 2011. See Note 3 for information regarding Premium-Priced 7-Year TSRUs.

(2)	The amounts shown in this column represent the award values as of the grant dates. The values of RSUs, PSAs, 5-Year, 7-Year and 7-Year (premium) TSRUs are shown at the respective fair values of $18.90, $24.05, $4.40, $5.21 and $4.35, as of February 24, 2011. See Note 3 for information regarding Premium-Priced 7-Year TSRUs.

(3)	The TSRU amounts includes 420,000 Premium-Priced 7-Year TSRUs with a grant price of $20.90, representing a 25% premium over the closing stock price on December 3, 2010, the last trading day prior to Mr. Read being elected President and CEO. Other than the grant price, all other terms of the award are identical to those of the annual grant described in the “Elements of Executive Compensation” table in the CD&A.

(4)	The amounts represent the threshold, target, and maximum share payouts under our Performance Share Award Program for the January 1, 2011—December 31, 2013 performance period. The payment for threshold performance ranges from 0% to 33% of target.

2012 PROXY STATEMENT	71

COMPENSATION TABLES

The following table summarizes the equity awards we have made to our NEOs that were outstanding as of December 31, 2011.

2011 Outstanding Equity Awards at Fiscal Year-End Table

NAME (A)			OPTION/SAR/TSRU AWARDS (2)							STOCK AWARDS (2)
	GRANT DATE/ PERFORMANCE SHARE PERIOD (1)		NUMBER OF SECURITIES UNDERLYING UN- EXERCISED OPTIONS EXERCISABLE (#) (B)	NUMBER OF SECURITIES UNDERLYING UN- EXERCISED OPTIONS UN- EXERCISABLE (#) (C)	NUMBER OF SECURITIES UNDERLYING UN- EXERCISED SARS/TSRUS VESTED (#)(B)	NUMBER OF SECURITIES UNDER- LYING UN- EXERCISED SARS/ TSRUS UNVESTED (#) (C)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDER- LYING UN- EXERCISED UNEARNED OPTIONS (#)(D)	OPTION/ SAR/ TSRU EXERCISE PRICE ($) (E)	OPTION/ SAR/TSRU EXPI- RATION DATE (F)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (G)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (H)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UN- EARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (L)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UN- EARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (J)
I. Read	2/28/2002		100,000					41.30	2/27/2012
	2/27/2003		120,000					29.33	2/26/2013
	2/26/2004		140,000					37.15	2/25/2014
	2/24/2005		145,000					26.20	2/23/2015
	2/23/2006		193,000					26.20	2/22/2016
	2/22/2007		250,000					25.87	2/21/2017
	9/28/2007		25,000					24.43	9/27/2017
	2/28/2008				168,739			22.55	2/28/2013
	2/26/2009					223,881		12.70	2/26/2014	76,006	1,644,770
	2/26/2009	(3)								58,188	1,259,188
	10/30/2009					54,585		17.03	10/30/2014	16,109	348,599
	2/25/2010					197,072		17.69	2/25/2015	52,467	1,135,386
	2/25/2010	(4)								38,975	843,419
	2/24/2011					584,112		18.90	2/24/2016	136,490	2,953,644
	2/24/2011	(5)				483,559		18.90	2/24/2018	28,662	620,246
	2/24/2011	(7)				420,000		20.90	2/24/2018
	1/1/2009-12/31/2011											67,822	1,467,668
	1/1/2010-12/31/2012											48,747	1,054,885
	1/1/2011-12/31/2013											132,345	2,863,946
F. D’Amelio	9/28/2007		292,000					24.43	9/27/2017
	2/28/2008				168,739			22.55	2/28/2013
	2/26/2009					223,881		12.70	2/26/2014	76,006	1,644,770
	2/26/2009	(3)								58,188	1,259,188
	10/30/2009					65,502		17.03	10/30/2014	19,331	418,323
	2/25/2010					197,072		17.69	2/25/2015	52,467	1,135,386
	2/25/2010	(4)								38,975	843,419
	2/24/2011					210,280		18.90	2/24/2016	49,136	1,063,303
	2/24/2011	(5)				174,081		18.90	2/24/2018	28,662	620,246
	1/1/2009-12/31/2011											67,822	1,467,668
	1/1/2010-12/31/2012											48,747	1,054,885
	1/1/2011-12/31/2013											47,644	1,031,016
M. Dolsten	10/30/2009									64,437	1,394,417
	10/30/2009									45,106	976,094
	2/25/2010					146,396		17.69	2/25/2015	38,975	843,419
	2/24/2011					210,280		18.90	2/24/2016	49,136	1,063,303
	2/24/2011	(5)				174,081		18.90	2/24/2018	21,292	460,759
	3/5/2009	(6)									3,000,100
	1/1/2010-12/31/2012											36,212	783,628
	1/1/2011-12/31/2013											47,644	1,031,016
A. W. Schulman	6/30/2008		100,000					17.47	6/29/2018
	2/26/2009					111,940		12.70	2/26/2014	38,003	822,385
	2/25/2010					84,459		17.69	2/25/2015	22,485	486,575
	2/25/2010	(4)								16,489	356,822
	2/24/2011					175,234		18.90	2/24/2016	40,947	886,093
	2/24/2011	(5)				145,068		18.90	2/24/2018	12,284	265,826
	1/1/2009-12/31/2011											33,911	733,834
	1/1/2010-12/31/2012											20,891	452,081
	1/1/2011-12/31/2013											39,704	859,195

72	2012 PROXY STATEMENT

COMPENSATION TABLES

NAME (A)			OPTION/SAR/TSRU AWARDS (2)							STOCK AWARDS (2)
	GRANT DATE/ PERFORMANCE SHARE PERIOD (1)		NUMBER OF SECURITIES UNDERLYING UN- EXERCISED OPTIONS EXERCISABLE (#) (B)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UN- EXERCISABLE (#) (C)	NUMBER OF SECURITIES UNDERLYING UN- EXERCISED SARS/TSRUS VESTED (#)(B)	NUMBER OF SECURITIES UNDERLYING UN- EXERCISED SARS/TSRUS UNVESTED (#) (C)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDER- LYING UNEXER- CISED UNEARNED OPTIONS (#)(D)	OPTION/ SAR/ TSRU EXERCISE PRICE ($) (E)	OPTION/ SAR/TSRU EXPIRATION DATE (F)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (G)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (H)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (L)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (J)
D. Simmons	2/28/2002		20,000					41.30	2/27/2012
	2/27/2003		21,000					29.33	2/26/2013
	2/26/2004		27,000					37.15	2/25/2014
	2/25/2005		16,500					26.20	2/23/2015
	2/23/2006		17,000					26.20	2/22/2016
	2/22/2007		43,000					25.87	2/21/2017
	2/28/2008				24,401			22.55	2/28/2013
	1/30/2009									11,448	247,735
	2/26/2009					49,440		12.70	2/26/2014	16,784	363,206
	2/26/2009	(3)								7,541	163,187
	12/31/2009					26,767		18.19	12/31/2014	7,470	161,651
	1/29/2010									10,871	235,248
	2/25/2010					67,568		17.69	2/25/2015	17,988	389,260
	2/24/2011					163,551		18.90	2/24/2016	38,217	827,016
	2/24/2011					135,397		18.90	2/24/2018
	1/1/2009-12/31/2011											14,977	324,102
	1/1/2010-12/31/2012											16,713	361,669
	1/1/2011-12/31/2013											37,057	801,913

(1)	For better understanding of this table, we have included an additional column showing the grant date of stock options, SARs/TSRUs and RSUs and the associated performance period for the PSAs.

(2)	Stock options become exercisable in accordance with the vesting schedule below:

GRANT DATE	VESTING
2/28/2002	1/3 per year in years 3, 4 and 5 - Mr. Read
2/28/2002	Full vesting after 3 years - Mr. Simmons
2/27/2003	1/3 per year in years 3, 4 and 5 - Mr. Read
2/27/2003	Full vesting after 3 years - Mr. Simmons
2/26/2004	1/3 per year in years 3, 4 and 5 - Mr. Read
2/26/2004	Full vesting after 3 years - Mr. Simmons
2/24/2005	1/3 per year in years 3, 4 and 5 - Mr. Read
2/25/2005	Full vesting after 3 years - Mr. Simmons
2/23/2006	Full vesting after 3 years
2/22/2007	Full vesting after 3 years
9/28/2007	1/3 per year in years 1, 2 and 3 - Mr. D’Amelio
9/28/2007	Full vesting after 3 years - Mr. Read
6/30/2008	Full vesting after 3 years

SARs/TSRUs vest and are settled in accordance with the schedule below:

GRANT DATE	VESTING
2/28/2008	Full vesting after 3 years and settled after 5 years
2/26/2009	Full vesting after 3 years and settled after 5 years
10/30/2009	Full vesting after 3 years and settled after 5 years
12/31/2009	Full vesting after 3 years and settled after 5 years
2/25/2010	Full vesting after 3 years and settled after 5 years
2/24/2011	Full vesting after 3 years and settled after 5 years or 7 years

2012 PROXY STATEMENT	73

COMPENSATION TABLES

RSUs vest in accordance with the schedule below:

GRANT DATE	VESTING
1/30/2009	Full vesting after 3 years
2/26/2009	Full vesting after 3 years
10/30/2009	Full vesting after 3 years
12/31/2009	Full vesting after 3 years
1/29/2010	Full vesting after 3 years
2/25/2010	Full vesting after 3 years
2/24/2011	Full vesting after 3 years

(3)	This RSU grant represents the portion paid from the 2008 STI Shift Award as RSUs, as elected by the executive.

(4)	This RSU grant represents the portion paid from the 2009 STI Shift Award as RSUs, as elected by the executive.

(5)	This RSU grant represents the portion paid from the 2010 STI Shift Award as RSUs, as elected by the executive.

(6)	This represents the 2009 Wyeth LTI Cash Award. This will be settled in cash 3 years following the vesting date. No interest is earned on these awards.

(7)	Mr. Read received Premium-Priced 7-Year TSRUs at a grant price of $20.90.

The following Option Exercises and Stock Vested Table provides additional information about the value realized by the NEOs on option award exercises, stock/unit award vestings and the STI Shift Award payouts during the year ended December 31, 2011.

2011 Option Exercises and Stock Vested Table

NAME	OPTION AWARDS		RESTRICTED STOCK/RESTRICTED STOCK UNITS				PERFORMANCE SHARES 2009-2011 PAID FEB 2012(1)			STI SHIFT AWARD
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	NUMBER OF SHARES WITHHELD TO COVER TAXES (#)		VALUE REALIZED ON VESTING(4) ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	NUMBER OF SHARES WITHHELD TO COVER TAXES (#)	VALUE REALIZED ON VESTING(4) ($)	VALUE REALIZED ON VESTING(5) ($)
I. Read	–	–	48,708	–	(3)	937,146	75,251	33,885	1,593,816	525,000
F. D’Amelio	–	–	48,708	17,643		937,146	75,251	34,782	1,593,816	525,000
M. Dolsten(2)	–	–	–	–		–	–	–	–	390,000
A. W. Schulman	–	–	116,038	57,864		2,390,385	37,626	18,990	796,919	225,000
D. Simmons	–	–	19,636	7,198		365,443	16,618	7,483	351,969	360,000

(1)	The PSAs were determined based on relative TSR performance over the 2009-2011 performance period and were paid in February 2012.

(2)	Dr. Dolsten did not have any option exercises or stock vesting in 2011.

(3)	Due to IRC Section 162(m), which applies to our CEO and the other NEOs (excluding the CFO), when RSUs vest, the payment of shares is automatically deferred until the earlier of the time it can be reasonably expected that the NEO is no longer subject to Section 162(m) or the January 31st following termination of employment.

(4)	The RSUs vested on February 28, 2011 at $19.24 for Mr. D’Amelio; June 30, 2011 at $20.60 for Ms. Schulman; and January 31, 2011, February 23, 2011 and February 28, 2011 at $18.22, $18.76 and $19.24, respectively, for Mr. Simmons. Performance Shares vested on February 26, 2012 at $21.18.

(5)	The amounts shown in this column represent the 50% cash payout from the February 24, 2011 STI Shift Award paid in cash. The remaining 50% RSU award was reported in the “2011 Outstanding Equity Awards at Fiscal Year-End” table. Mr. Simmons was not an ELT member at the time of the grant. Pursuant to a prior election, he received 100% of the Award in cash.

74	2012 PROXY STATEMENT

COMPENSATION TABLES

The following 2011 Pension Benefits Table shows the present value of accumulated benefits payable to each of our NEOs under the Pfizer Consolidated Pension Plan (the “Retirement Plan”), which retains the pension formulas under the legacy plans, including the Pfizer Retirement Annuity Plan (the “PRAP”), the Wyeth Retirement Plan-United States (the “Wyeth Plan”) and the related non-funded legacy Pfizer Supplemental Retirement Plan (the “Supplemental Retirement Plan”), and the non-funded legacy Wyeth Supplemental Executive Retirement Plan (the “Wyeth Supplemental Retirement Plan”) (collectively, the “Supplemental Plans”).

2011 Pension Benefits Table

NAME	PLAN NAME	NUMBER OF YEARS OF CREDITED SERVICE (#)	AGE 65 SINGLE- LIFE ANNUITY PAYMENT ($)	PRESENT VALUE OF ACCUMULATED BENEFIT(1) ($)	PAYMENTS DURING LAST FISCAL YEAR ($)	IMMEDIATE ANNUITY PAYABLE ON 12/31/2011 ($)	LUMP SUM VALUE(2) ($)
I. Read(3)	Qualified Plan	33	126,304	1,841,738	–	126,304	1,808,312
	Supplemental Plan		1,725,828	25,552,739	–	1,725,828	24,709,006
F. D’Amelio	Qualified Plan	4	16,555	123,485	–	–	–
	Supplemental Plan(4)		417,206	3,208,250	–	–	–
M. Dolsten(5)	Qualified Plan	3	15,606	117,344	–	–	–
	Supplemental Plan		110,903	844,265	–	–	–
A. W. Schulman	Qualified Plan	3	13,647	89,168	–	–	–
	Supplemental Plan		96,688	649,890	–	–	–
D. Simmons	Qualified Plan	15	57,248	307,936	–	–	–
	Supplemental Plan		260,186	1,454,968	–	–	–

(1)	The present value of these benefits is based on the December 31, 2011 assumptions as shown below, used in determining our annual pension expense for fiscal 2012.

(2)	These amounts reflect the values of annuities if paid as a lump sum benefit as of January 1, 2012, as indicated above, only for NEOs eligible to retire as of that date.

(3)	The amount for Mr. Read reflects his attainment of the “Rule of 90” (age plus service greater than or equal to 90) in November 2010. This provides him with an unreduced pension benefit upon his retirement.

(4)	Under the terms of Mr. D’Amelio’s offer letter, he will receive an additional six years of benefit accrual service for pension purposes after he completes five years of service in 2012. The amounts shown above include $251,861 in the Supplemental Plan Age 65 Single-Life Annuity Payment and $1,936,772 in the Supplemental Plan Present Value of Accumulated Benefit, both of which are attributable to the additional six years of service.

(5)	The retirement benefits for Dr. Dolsten are based on the provisions of the Wyeth Retirement Plan formula of the Pfizer Consolidated Pension Plan and the Wyeth Supplemental Retirement Plan. Under the terms of Dr. Dolsten’s offer letter, Pfizer will provide a pension make-up equal to the difference between $49,728 per year and the respective total straight life pension plan annuity for Dr. Dolsten.

The Retirement Plan

The Retirement Plan is a funded, tax-qualified, non-contributory defined benefit pension plan that covers certain employees, including the NEOs.

Retirement Plan (PRAP formula) and Supplemental Retirement Plan—Messrs. Read, D’Amelio and Simmons and Ms. Schulman

Benefits under the Retirement Plan (PRAP formula) are based on the employee’s years of service and highest average earnings for a five calendar-year period and are payable after retirement in the form of an annuity or a lump sum.

Benefits under the Retirement Plan are calculated as an annuity equal to the greater of:

•	1.4% of the employee’s highest final average earnings for a five-year calendar period multiplied by years of service; and

•	1.75% of such earnings less 1.5% of the primary Social Security benefit multiplied by years of service.

Years of service under these formulas cannot exceed 35.

Compensation covered by the Retirement Plan and the related Supplemental Plan for Messrs. Read, D’Amelio and Simmons and Ms. Schulman for 2011 equals the sum of the amounts set forth for 2011 in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the 2011 Summary Compensation Table. Mr. Read’s covered compensation also includes restricted stock awards granted on or prior to April 26, 2001 and any performance-based share awards granted for performance periods beginning before January 1, 2001. After the payment of the awards for the five-year period ended on December 31, 2004, no further performance-based share awards are included in the determination of pensions under the Retirement Plan or the Supplemental Retirement Plan.

2012 PROXY STATEMENT	75

COMPENSATION TABLES

Retirement Plan (Wyeth Plan formula) and Wyeth Supplemental Retirement Plan—Dr. Dolsten

Benefits under the Retirement Plan (Wyeth Plan formula) are based on the employee’s years of service and the employee’s final average pension earnings for the five-highest years of service within the last 10 years of service and are payable after retirement in the form of an annuity or a lump sum. Compensation covered under the Wyeth Plan formula and the related Wyeth Supplemental Plan for Dr. Dolsten for 2011 includes salary at April 1, 2011 and the bonus paid in 2011 for 2010 performance.

Benefits under the Retirement Plan (Wyeth Plan formula) are calculated as an annuity equal to 2% of the employee’s final average pension earnings, multiplied by years of credited service, less 1/60th of the annual primary Social Security benefit, multiplied by years of credited service.

Years of service under this formula cannot exceed 30.

General

Contributions to the Retirement Plan are made entirely by Pfizer and are paid into a trust fund from which benefits are paid.

The amount of annual earnings that may be considered in calculating benefits under the Retirement Plan is limited by law. For 2011, the annual limitation was $245,000. The Retirement Plan currently limits pensions paid under the Retirement Plans to an annual maximum of $195,000, payable at age 65 in accordance with IRC requirements. Under the Supplemental Plans, Pfizer provides, out of its general assets, amounts substantially equal to the difference between the amount that may be paid under the Retirement Plan and the amount that would be paid in the absence of these IRC limits. The Supplemental Plans are non-funded; however, in certain circumstances Pfizer has established and funded trusts to secure obligations to make payments under the Supplemental Plans.

Beginning January 1, 2012, all legacy Wyeth employees (including Dr. Dolsten) began earning benefits under the PRAP formula in the Retirement Plan and Supplemental Retirement Plan.

The present value of accumulated benefits has been computed based on the assumptions as of December 31, 2011 in the following table, which were used in developing our financial statement disclosures:

Pension Plan Assumptions(1)

ASSUMPTIONS AS OF	12/31/2009	12/31/2010	12/31/2011
Discount Rate	6.30% for qualified pension plans, 6.20% for non-qualified pension plans	5.90% for qualified pension plans, 5.80% for non-qualified pension plans	5.10% for qualified pension plans, 5.00% for non-qualified pension plans
Lump Sum Interest Rate	2.70% for annuity payments expected to be made during first 5 years; 6.00% for payments made between 5 and 20 years; and 6.80% for payments made after 20 years prior to reflecting the 5-year phase-in from GATT 30-year Treasury rate of 4.35%	2.00% for annuity payments expected to be made during first 5 years; 5.20% for payments made between 5 and 20 years; and 6.50% for payments made after 20 years prior to reflecting the 5-year phase in from GATT 30-year Treasury rate of 4.40%. For legacy Wyeth 3.25%	1.90% for annuity payments expected to be made during first 5 years; 4.30% for payments made between 5 and 20 years; and 5.10% for payments made after 20 years prior. For legacy Wyeth 3.25%
Percent Electing Lump Sum	80%/70%(2) - Pfizer	80%/70%(2} - Pfizer 85% - Wyeth	80%/70%(2) - Pfizer 85% - Wyeth
Mortality Table for Lumps Sums	Unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years)	For legacy Pfizer, unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years). For legacy Wyeth, Unisex 1994 Group Annuity Mortality Table, blended 50% Male and 50% Female	For legacy Pfizer, unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years). For legacy Wyeth, Unisex 1994 Group Annuity Mortality Table blended 50% Male and 50% Female
Mortality Table for Annuities	Separate annuitant and non-annuitant rates for the 2010 plan year, as set forth in regulation 1.412(l)(7)-1	Separate annuitant and non-annuitant rates for the 2011 plan year, as set forth in regulation 1.412(l)(7)-1	Separate annuitant and non-annuitant rates for the 2012 plan year, as set forth in regulation 1.412(l)(7)-1

(1)	These assumptions are also used to determine the change in pension value in the 2011 Summary Compensation Table.

(2)	80% relates to the Qualified Plan and 70% relates to the Supplemental Plan. Only applies to the extent the executive is eligible to receive a lump sum.

We have included an additional column titled “Age 65 Single-Life Annuity Payment” in the 2011 Pension Benefits Table. The amounts listed in this column represent the amount payable to the executive upon attaining age 65, assuming retirement. We have also added a column showing the immediately payable pension benefit as well as a column showing the lump sum value of that benefit for those NEOs who meet the retirement criteria under the Plans.

76	2012 PROXY STATEMENT

COMPENSATION TABLES

Early Retirement Provisions

Under the Retirement Plan and Supplemental Retirement Plans, the normal retirement age is 65. Under the Retirement Plan (PRAP formula), if a participant terminates employment with an age and years of service combination equal to or greater than 90, the employee is entitled to receive either an annuity or a lump sum that is unreduced under the terms of the Retirement Plan or the Supplemental Retirement Plan for early payment. Mr. Read attained this milestone during 2010. If an employee retires on or after age 55 with 10 or more years of service, that participant may elect to receive either an early retirement annuity payment reduced by 4% per year (prorated for partial years) for each year between benefit commencement and age 65, or a lump sum payment. If an employee does not satisfy any of the above criteria and has three years of vesting service under the Retirement Plan, that participant may elect to receive an annuity starting on or after age 55, which is reduced by 6% per year for each year (prorated for partial years) prior to age 65; a lump sum payment is not available.

Under the Retirement Plan (Wyeth Plan formula) and the Wyeth Supplemental Retirement Plan, the normal retirement age is 65. If an employee retires on or after age 55 with 10 or more years of vesting service, the employee may elect to receive an early retirement benefit, reduced by 3% per year (prorated for partial years) for each year between benefit commencement and age 65. If an employee does not satisfy the above criteria, and has at least 3 but less than 10 years of vesting service under the Retirement Plan, that employee may elect to receive his or her benefit on or after age 55, when the benefit is reduced by the actuarial present value (on average 6% per year) for each year between benefit commencement and age 65.

Beginning January 1, 2012, all legacy Wyeth employees (including Dr. Dolsten) began earning benefits under the Retirement Plan and Supplemental Retirement Plan according to the Pfizer PRAP formula.

Board Policy on Pension Benefits for Executives

The Board has adopted a policy providing that it will seek shareholder approval prior to the payment of amounts to any senior executive from the Company’s defined benefit pension plans if his or her benefit, computed as a single life annuity, will exceed 100% of the senior executive’s final average salary, as calculated at the discretion of the Committee. This policy applies to all benefit accruals after January 1, 2006. For purposes of this policy, “final average salary” means the average of the highest five calendar years’ earnings (as defined by the Committee and not based on the legacy pension plan definition), where earning includes salary earned during the year and annual cash incentives (or bonus) earned for the year.

2012 PROXY STATEMENT	77

COMPENSATION TABLES

The following Non-Qualified Deferred Compensation Table summarizes activity during 2011 and account balances in our various non-qualified savings and deferral plans for our NEOs. The following plans and programs permit the executives to defer amounts previously earned on a pre-tax basis: Pfizer Non-Funded Deferred Compensation and Supplemental Savings Plan (“PSSP”), Global Performance Plan (“GPP”), Performance Share Awards (“PSA”), Short-Term Incentive Shift Award (“STI Shift Award”), Wyeth Supplemental Employee Savings Plan (“Wyeth SESP”) and Wyeth Deferred Compensation Plan (“Wyeth DCP”). The PSSP and Wyeth SESP are non-qualified supplemental savings plans that provide for the deferral of compensation that otherwise could have been deferred under the related tax-qualified 401(k) plans but for the application of certain IRC limitations and for Company matching contributions based on the executive’s contributions. Other than the matching contributions (and the earnings thereon) in the PSSP, the account balances in these plans are generally attributable to deferrals of previously earned compensation and the earnings on those amounts.

2011 Non-Qualified Deferred Compensation Table(1)

NAME	PLAN(2)	EXECUTIVE CONTRIBUTIONS IN 2011 ($)	PFIZER CONTRIBUTIONS IN 2011 ($)	AGGREGATE EARNINGS IN 2011 ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT 12/31/11 ($)
I. Read	PSSP	177,300	132,975	464,988	–	2,284,573
	Deferred GPP	–	–	–	–	–
	Deferred PSA	–	–	852,076	–	3,819,375
	Deferred RSU(3)	937,146	–	372,899	–	2,089,489
	Total:	1,114,446	132,975	1,689,963	–	8,193,437
F. D’Amelio	PSSP	127,800	95,850	52,887	–	931,507
	Deferred GPP	–	–	–	–	–
	Deferred PSA	–	–	–	–	–
	Total:	127,800	95,850	52,887	–	931,507
M. Dolsten	Wyeth SESP	51,300	25,650	3,161	–	163,933
	Deferred GPP	–	–	–	–	–
	Total:	51,300	25,650	3,161	–	163,933
A. W. Schulman	PSSP	131,000	29,475	18,261	–	363,967
	Deferred GPP	–	–	–	–	–
	Deferred STI Shift Award	–	–	12,728	–	298,361
	Total:	131,000	29,475	30,989	–	662,328
D. Simmons	PSSP	104,667	59,850	58,686	–	748,237
	Deferred GPP	–	–	21,825	–	97,887
	Deferred STI Shift Award	–	–	10,580	–	67,973
	Total:	104,667	59,850	91,091	–	914,097

(1)	Contribution amounts reflected in this table are and have been reflected in the 2011 Summary Compensation Table and prior years’ summary compensation tables, as applicable. Aggregate earnings are not reflected in the summary compensation tables.

(2)	The PSSP contributions were based on the executive’s deferral election and the salary shown in the 2011 Summary Compensation Table, as well as annual incentive awards paid in 2011, previously reported. The Wyeth SESP contributions were based on the executive’s deferral election and the salary shown in the 2011 Summary Compensation Table.

(3)	Represents an RSU award vested on February 28, 2011 that was deferred due to IRC Section 162(m). Further information regarding the RSU vesting is reported in the 2011 Option Exercises and Stock Vested Table.

Pfizer Savings Plans

The Company provides the Pfizer Savings Plan (the “Savings Plan”) to U.S.-based employees of the Company and the Pfizer Supplemental Savings Plan (the “PSSP”) to employees who meet the eligibility requirements. Legacy Wyeth executives (including Dr. Dolsten) are covered under the Wyeth Supplemental Employee Savings Plan (the “Wyeth SESP”). The Wyeth Savings Plan was merged into the Pfizer Savings Plan effective October 1, 2010, but the Wyeth matching formula was retained through December 31, 2011. Contribution amounts are reflected in the 2011 Summary Compensation Table or prior years’ summary compensation tables, as applicable. Earnings have not been included. These plans are described below.

The Savings Plan is a tax-qualified retirement savings plan. Participating employees may contribute up to 20% of “regular earnings” on a before-tax basis, Roth 401(k) basis and after-tax basis, into their Savings Plan accounts. “Regular earnings” for the Savings Plan include both salary and bonus or annual incentive awards. In addition, under the Savings Plan, we generally match an amount equal to one dollar for each dollar contributed by participating employees on the first 3% of their regular earnings, and fifty cents for each additional dollar contributed on the next 3% of their regular earnings. Matching contributions generally are invested in our common stock. Plan participants have the ability to immediately diversify the matching contribution investments.

78	2012 PROXY STATEMENT

COMPENSATION TABLES

Dr. Dolsten was subject to a legacy Wyeth plan formula under which he could contribute up to 50% of base salary on a before-tax or after-tax basis. Under the plan, Dr. Dolsten received a 3% match if he contributed 6% or more of base pay, as defined under the legacy Wyeth plan. Matching contributions generally are invested in accordance with the instructions provided by the employee.

Beginning January 1, 2012, all legacy Wyeth employees (including Dr. Dolsten) began earning benefits under the Pfizer plan formula of the Savings Plan. In addition, for eligible legacy Wyeth employees (including Dr. Dolsten), participation in the Wyeth SESP was frozen on December 31, 2011, and beginning January 1, 2012 eligible legacy Wyeth employees (including Dr. Dolsten) began participating in the PSSP.

Pursuant to tax law limitations, effective for 2011, the Savings Plan limits the “additions” that can be made to a participating employee’s account to $49,000 per year. “Additions” include our matching contributions, before-tax contributions, Roth 401(k) contributions and after-tax contributions.

The tax law limits the amounts that may be allocated to tax-qualified savings plans and the amount of compensation that can be taken into account in computing benefits under the Savings Plan. The 2011 maximum before-tax and Roth 401(k) contribution limit was $16,500 per year (or $22,000 per year for eligible participants age 50 and over). In addition, no more than $245,000 of annual compensation may be taken into account in computing benefits under the Savings Plan.

The PSSP and Wyeth SESP are intended to pay, out of the general assets of the Company, an amount substantially equal to the difference between the amount that would have been allocated to an employee’s account as before-tax contributions, our matching contributions and the amount actually allocated under the Savings Plan if the limits described in the preceding paragraph did not exist. Under the PSSP, participants can elect to defer up to 20% of eligible wages on a before-tax basis. Under the Wyeth SESP, participants can elect to defer up to 6% of the eligible wages on a before-tax basis. Generally, under the PSSP, participants can elect to receive payments as a lump sum or in one to twenty annual installments following termination from service. Participants who do not make an election receive lump sum payments. Generally, under the Wyeth SESP, participants can elect to receive payments as a lump sum, or under limited circumstances, can elect to roll over their balances into the Wyeth Deferred Compensation Plan. In certain circumstances, we have established and funded trusts to secure our obligations to make payments under the PSSP and Wyeth SESP.

Amounts deferred, if any, under the PSSP or Wyeth SESP by the NEOs for 2011 are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the 2011 Summary Compensation Table. In the Non-Qualified Deferred Compensation table, PSSP/Wyeth SESP values are shown for each NEO. Executive contributions reflect the percent of salary and bonus the executive has elected to defer under the PSSP/Wyeth SESP. This matching contribution is shown in the “Pfizer Contributions” column of the table. For the NEOs, the Company’s matching contributions under the Savings Plan and the PSSP/Wyeth SESP are shown in the “All Other Compensation” column of the 2011 Summary Compensation Table. The “Aggregate Earnings” column in the above table represents the amount by which the PSSP/Wyeth SESP balance changed in the past fiscal year, net of employee and employer contributions.

ESTIMATED BENEFITS UPON TERMINATION

The following table shows the estimated benefits payable upon a hypothetical termination of employment under the Executive Severance Plan and under various termination scenarios as of December 31, 2011.

Estimated Benefits Upon Various Termination Scenarios

NAME	SEVERANCE(1) (A) ($)	OTHER(2) (B) ($)	TERMINATION WITHOUT CAUSE		TERMINATION ON CHANGE IN CONTROL		DEATH OR DISABILITY
			LONG-TERM AWARD PAYOUTS(3) (C) ($)	TOTAL (A+B+C) ($)	LONG-TERM AWARD PAYOUTS(4) (D) ($)	TOTAL (A+B+D) ($)	LONG-TERM AWARD PAYOUTS(5) ($)
I. Read	8,575,000	14,843	13,895,724	22,485,567	24,006,339	32,596,182	24,006,339
F. D’Amelio	2,325,000	19,043	11,251,162	13,595,205	16,647,970	18,992,013	16,647,970
M. Dolsten	2,225,000	18,493	7,275,758	9,519,251	11,610,983	13,854,476	11,610,983
A. W. Schulman	1,818,000	23,846	4,425,946	6,267,792	7,604,071	9,445,917	7,604,071
D. Simmons	1,972,000	22,071	3,504,152	5,498,223	6,368,901	8,362,972	6,368,901

(1)	These amounts represent severance equal to the greater of: (a) one year’s pay (defined as base salary and target bonus) or (b) 13 weeks pay plus 3 weeks pay per year of service, subject to a maximum of 104 weeks. These amounts do not include payments, if any, under the GPP. However, the individual would receive a pro rata portion of his or her targeted award under the GPP.

(2)	These amounts represent the Company cost of 12 months of active employee medical and life insurance coverage.

(3)	These amounts represent the value of long-term incentive awards which vest on termination of employment without cause using our closing stock price of $21.64 on December 31, 2011.

(4)	These amounts represent the value of long-term incentive awards which vest following a change in control using our closing stock price of $21.64 on December 31, 2011.

(5)	These amounts represent the value of long-term incentive awards which vest on termination of employment due to death or disability using our closing stock price of $21.64 on December 31, 2011.

2012 PROXY STATEMENT	79

COMPENSATION TABLES

The NEOs are eligible for the following potential payments upon death, disability, retirement and a change in control, as described below:

Payments Made Upon Disability

Under our legacy Pfizer flexible benefits program, eligible employees, including the NEOs other than Dr. Dolsten, are provided with Company-paid long-term disability coverage of 50% of total pay, and may buy an increased level of coverage of up to 70% of total pay, subject to a $500,000 annual benefit limit. Through December 31, 2011, if the employee was vested in the Retirement Plan, those benefits continued to accrue while receiving disability benefits and health and life insurance coverage is continued. Beginning January 1, 2012, health and life insurance benefits will be provided for 24 months and Retirement Plan benefits will not continue to accrue to those who begin to receive long-term disability benefits. Under the legacy Wyeth health and insurance program, eligible employees, including Dr. Dolsten, have the ability to purchase long-term disability coverage of up to 60% of base pay, subject to a $360,000 annual benefit limit and health and life insurance coverage is continued for 24 months. Beginning January 1, 2012, all colleagues (including legacy Wyeth colleagues, including Dr. Dolsten) are covered under the Pfizer benefit plans.

Under the Long-Term Incentive Program, in the event of disability, PSAs are paid out at target; RSUs are paid in full; SARs/TSRUs vest and are settled on the fifth or seventh anniversary of the date of grant; and outstanding stock options continue to vest and become exercisable for the full option term, provided the executive remains permanently and totally disabled.

Payments Made Upon Death

Under our legacy Pfizer flexible benefits program, eligible employees, including the NEOs other than Dr. Dolsten, have the ability to purchase life insurance benefits of eight times pay (subject to evidence of insurability requirements) up to a maximum of $4.0 million. Pfizer provides one times base pay with a maximum cap of $2.0 million paid by the Company. The deceased executive’s pension and deferred compensation are also payable in accordance with the plans and the executive’s election.

Under our legacy Wyeth health and insurance benefits program, eligible employees, including Dr. Dolsten, have the ability to purchase up to eight times base pay in life insurance benefits with no limit. In addition, coverage of one times base pay, with no maximum in coverage, is paid by the Company. The deceased executive’s pension and other retirement savings and deferred compensation are also payable in accordance with the plans and the executive’s election. Beginning January 1, 2012, all colleagues (including legacy Wyeth colleagues, including Dr. Dolsten) are covered under the Pfizer benefit plans.

Under the Long-Term Incentive Program, in the event of death, PSAs are paid out at target; RSUs are paid in full; SARs/TSRUs vest and are immediately settled; and outstanding stock options are exercisable for the remainder of the option term if the participant is eligible for retirement; if not, the stock options remain exercisable for up to two years.

Payments Made Upon Retirement

Under the Long-Term Incentive Program, if a participant retires (after attaining age 55 with at least 10 years of service) after the first anniversary of the grant date, RSUs are prorated based on service subsequent to the grant date; SARs/TSRUs continue to vest and are settled on the fifth or seventh anniversary of the grant date; and outstanding stock options are exercisable for the full term of the option. PSAs are prorated at the end of the performance period if the participant is employed through December 31 of the year of grant. If the retirement takes place prior to the first anniversary of the grant date, these long-term awards are forfeited. Based on age and years of service, Mr. Read is the only NEO eligible for retirement treatment and would receive $10,496,662 under his long-term awards as of December 31, 2011 in the event of his retirement.

See “Retirement and Savings Plans” and “Retiree Health Care Benefits” for further information on health care, retirement and savings plan benefits under Pfizer’s plans.

Payments Made Upon Change in Control

Under the Long-Term Incentive Program, if a participant’s employment is terminated within 24 months of a change in control, PSAs are paid out at target; RSUs are paid in full; unvested SARs/TSRUs vest and are immediately settled; vested SARs/TSRUs are settled on the fifth or seventh anniversary of the date of grant; and outstanding stock options are exercisable for the remainder of the option term.

This table provides certain information as of December 31, 2011 with respect to our equity compensation plans:

Equity Compensation Plan Information

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by security holders	477,049,686	(1)	$24.61	318,948,604	(2)
Equity compensation plans not approved by security holders	0		N/A	0
Total	477,049,686		$24.61	318,948,604

80	2012 PROXY STATEMENT

COMPENSATION TABLES

(1)	This amount includes the following:

•	406,954,758 shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $24.96.

•

6,092,590 shares issuable pursuant to outstanding share awards that have been granted under the Pfizer Inc. 2004 Stock Plan, as amended and restated (the “2004 Stock Plan”), but not yet earned as of December 31, 2011. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined by a formula that measures our performance, in terms of total shareholder return, over the applicable performance period relative to the performance of the pharmaceutical peer group, as discussed above. Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

•

41,940,120 shares subject to restricted stock units, granted under the 2004 Stock Plan. Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

•

19,165,851 non-vested shares and 2,896,367 vested shares pursuant to TSRUs granted under the 2004 Stock Plan with a weighted average exercise price of $18.06. The number of shares, if any, to be issued pursuant to outstanding TSRUs will be determined by the difference between the defined settlement price and the grant price, plus the dividends accumulated during the respective 5- and 7-year terms. The settlement price is the 20-day average closing stock price ending on the fifth or seventh anniversary of the grant, as applicable.

(2)	This amount represents the number of shares available (318,948,604) for issuance pursuant to stock options and awards that could be granted in the future under the 2004 Stock Plan. Under the 2004 Stock Plan, any option granted reduces the available number of shares on a one-to-one basis and any whole share award granted reduces the available number of shares on a two-to-one basis.

In 2003, Pfizer acquired Pharmacia Corporation and assumed various stock-based plans. No further grants may be made under any of these plans. As of December 31, 2011, under the Pharmacia 2001 Long-Term Incentive Plan, 21,540,171 shares were issuable upon the exercise of outstanding stock options at a weighted average exercise price of $31.63. In addition, under the other assumed Pharmacia plans, as of December 31, 2011, there were 1,058,343 shares issuable upon the exercise of outstanding stock options, and those options had a weighted average exercise price per share of $27.51. Information regarding these options is not included in the above table.

In 2000, Pfizer acquired Warner-Lambert Company and assumed 217,653 shares issuable pursuant to the Warner-Lambert 1996 Stock Plan in settlement of Warner-Lambert directors’ compensation that had been deferred by certain former Warner-Lambert directors prior to Pfizer’s acquisition of Warner-Lambert. Information regarding those shares is not included in the above table.

On October 15, 2009, Pfizer acquired Wyeth and assumed the Wyeth Management Incentive Plan (the “MIP Plan”), pursuant to which no subsequent awards have been or will be made. As of December 31, 2011 there were 114,186 shares issuable in settlement of the participants’ accounts, which will be delivered upon separation from Pfizer, subject to meeting the requirements of the MIP Plan. Information regarding these shares is not included in the above table.

FINANCIAL MEASURES

The following table contains reconciliations of 2011 and 2010 U.S. GAAP revenues and U.S. GAAP diluted EPS to revenues and adjusted diluted EPS for annual incentive purposes relating to the Financial Performance Table within this Proxy Statement (Unaudited).

Financial Measures

(Billions, except per common share data)	2011	2010
Revenues	$67.4	$67.1
Foreign exchange impact relative to rates in effect for budget purposes	(0.4)	0.3
Revenues for Annual Incentive purposes	$67.0	$67.4
Diluted EPS*	$1.27	$1.02
Purchase accounting adjustments—net of tax	0.64	0.76
Acquisition-related costs—net of tax	0.19	0.36
Discontinued operations—net of tax	(0.17)	(0.01)
Certain significant items—net of tax	0.39	0.09
Adjusted diluted EPS*	$2.31	$2.22
Foreign exchange impact relative to rates in effect for budget purposes	(0.02)	0.04
Exclusion of non-recurring items	(0.02)	–
Adjusted diluted EPS for Annual Incentive purposes	$2.27	$2.26

*	For a full reconciliation of adjusted diluted EPS, see the 2011 Financial Report. EPS amounts may not add due to rounding.

2012 PROXY STATEMENT	81

Requirements, Including Deadlines, for Submission of Proxy Proposals and Nomination of Directors

Under the rules of the SEC, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2013 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 235 East 42nd Street, New York, NY 10017-5755 by November 15, 2012. The proposal should be sent to the attention of the Secretary of the Company.

Under our By-laws, a shareholder must follow certain procedures to nominate persons for election as Directors or to introduce an item of business at an Annual Meeting of Shareholders. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive written notice of your intention to introduce a nomination or to propose an item of business at our 2013 Annual Meeting:

•

if the 2013 Annual Meeting is being held within 25 days before or after the anniversary of the date of this year’s Annual Meeting (April 26, 2012), not less than 90 days nor more than 120 days in advance of the anniversary of the 2012 Annual Meeting; or

•	10 days following the date on which notice of the date of the 2013 Annual Meeting is mailed or the public disclosure of the date of the 2013 Annual Meeting is made, whichever first occurs.

For any other meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.

Our Annual Meeting of Shareholders is generally held on the fourth Thursday of April. Assuming that our 2013 Annual Meeting is held on schedule, to be “timely” within the meaning of Rule 14a-4(c) under the Securities Exchange Act of 1934, we must receive written notice of your intention to introduce a nomination or other item of business at that Meeting between December 27, 2012 and January 26, 2013. If we do not receive written notice during that time period, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that Meeting will use their discretion in voting the proxies when any such matters are raised at the Meeting.

The nomination must contain the following information about the nominee (amongst other information, as specified in the By-laws):

•	name;

•	age;

•	business and residence addresses;

•	principal occupation or employment;

•	the class and number of shares of Pfizer stock owned (beneficially and of record) by the nominee;

•

the information that would be required under the rules of the SEC in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder; and

•	a signed consent of the nominee to serve as a Director of the Company, if elected.

Notice of a proposed item of business must include (amongst other information, as specified in the By-laws):

•	a brief description of the substance of, and the reasons for conducting, such business at such Meeting; and

•	as to the shareholder proponent and the beneficial owner, if any, on whose behalf the proposal is being made:

•	the name and address of each such person and of any holder of record of the shareholder proponent’s shares as they appear on our records;

•	the class and number of all shares of Pfizer stock owned by each such person (beneficially and of record) (with supporting documentation where appropriate);

•	any material interest of each such person, or any affiliates or associates of each such person, in such business; and

•

any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by each such person before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

82	2012 PROXY STATEMENT

Other Business

The Board is not aware of any matters that are expected to come before the 2012 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

The Chairman of the Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the procedures described above under “Requirements, including Deadlines, for Submission of Proxy Proposals and Nomination of Directors.”

Whether or not you plan to attend the Meeting, please vote by telephone, on the Internet, or by mail.

If you vote by telephone, the call is toll-free within the U.S., U.S. territories and Canada. No postage is required for mailing in the United States if you vote by mail using the enclosed prepaid envelope.

2012 PROXY STATEMENT	83

ANNEX 1

PFIZER INC.

CORPORATE GOVERNANCE PRINCIPLES

Role and Composition of the Board of Directors

1.    General. The Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the shareholders. It selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The function of the Board to monitor the performance of senior management is facilitated by the presence of non-employee Directors of stature who have substantive knowledge of the Company’s business.

2.    Succession Planning. The Board also plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior managers and their potential to succeed him or her. He or she also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

3.    Board Leadership. The independent Directors will annually elect a Chairman of the Board, who may or may not be the Chief Executive Officer of the Company. If the individual elected as Chairman of the Board is the Chief Executive Officer, the independent Directors shall also elect a Lead Independent Director. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board as a whole, as well as over executive sessions of the independent Directors, and shall perform such other duties, and exercise such powers, as from time to time shall be prescribed in the Company’s By-laws or by the Board of Directors; provided that the Lead Independent Director, if any, shall preside over executive sessions of the Company’s independent Directors. In addition, the Lead Independent Director, if any, shall facilitate information flow and communication among the Directors and perform such other duties as may be specified by the Board and outlined in the Charter of the Lead Independent Director.

4.    Director Independence. It is the policy of the Company that the Board consist of a majority of independent Directors. The Corporate Governance Committee of the Board has established Director Qualification Standards to assist it in determining Director independence, which either meet or exceed the independence requirements of the New York Stock Exchange (“NYSE”) corporate governance listing standards. The Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation.

5.    Board Size. It is the policy of the Company that the number of Directors not exceed a number that can function efficiently as a body. The Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Corporate Governance Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason.

6.    Selection Criteria. Candidates are selected for, among other things, their integrity, independence, diversity of experience, leadership and their ability to exercise sound judgment. Scientific expertise, prior government service and experience at policy-making levels involving issues affecting business, government, education, technology, as well as areas relevant to the Company’s global business, are among the most significant criteria. Final approval of a candidate is determined by the full Board.

7.    Voting for Directors. In accordance with the Corporation’s By-laws, unless the Secretary of the Company determines that the number of nominees exceeds the number of Directors to be elected as of the record date for any meeting of the shareholders, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. The Board expects a Director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. The Board shall nominate for election or re-election as Director only candidates who agree to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation. In addition, the Board shall fill Director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this Corporate Governance Principle.

If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, the Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit such recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. The Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s resignation.

Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

i

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

If each member of the Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them.

However, if the only Directors who receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

8.    Director Service on Other Public Boards. Ordinarily, Directors should not serve on more than four other boards of public companies in addition to the Company’s Board. Current positions in excess of these limits may be maintained unless the Board of Directors determines that doing so would impair the Director’s service on the Company’s Board.

9.    Former Chief Executive Officer as Director. Effective 2001, upon retirement from the Company, the former Chief Executive Officer will not retain Board membership.

10.    Change in Director Occupation. When a Director’s principal occupation or business association changes substantially during his or her tenure as a Director, that Director shall tender his or her resignation for consideration by the Corporate Governance Committee. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

11.    Director Compensation. The Corporate Governance Committee annually reviews the compensation of Directors.

12.    Ownership Requirement. Each non-employee Director is required to hold at least $550,000 worth of Pfizer stock while serving as a Director of the Company. A Director’s holdings include units granted to the Director as compensation for Board service and shares or units held under a deferral or similar plan. A Director will have five years from the date of (a) his or her first election as a Director or (b) if later, an increase in the amount of Pfizer stock required to be held, to satisfy this ownership requirement

13.    Director Retirement. Directors are required to retire from the Board when they reach the age of 73; a Director elected to the Board prior to his or her 73rd birthday may continue to serve until the annual shareholders meeting coincident with or next following his or her 73rd birthday. On the recommendation of the Corporate Governance Committee, the Board may waive this requirement as to any Director if it deems such waiver to be in the best interests of the Company.

14.    Board and Committee Self-Evaluation. The Board, and each Committee, are required to conduct a self-evaluation of their performance at least annually.

15.    Term Limits. The Board does not endorse arbitrary term limits on Directors’ service, nor does it believe in automatic annual re-nomination until Directors reach the mandatory retirement age. The Board self-evaluation process is an important determinant for continuing service.

16.    Committees. It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to, or required or appropriate for, the operation of the Company. Currently these Committees are the Executive Committee, Audit Committee, Compensation Committee, Corporate Governance Committee, Regulatory and Compliance Committee and Science and Technology Committee.

The members and chairs of these Committees are recommended to the Board by the Corporate Governance Committee. The Audit Committee, Compensation Committee and Corporate Governance Committee are made up of only independent Directors. The membership of these Committees is rotated from time to time. In addition to the requirement that a majority of the Board satisfy the independence standards noted above in Paragraph 4, Director Independence, members of the Audit Committee also must satisfy an additional NYSE independence standard. Specifically, they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Pfizer or any of its subsidiaries other than their Director compensation. As a matter of policy, the Board also will apply a separate and heightened independence standard to members of both the Compensation and Corporate Governance Committees. No member of either Committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Pfizer or any of its subsidiaries.

17.    Director Orientation and Continuing Education. In furtherance of its policy of having major decisions made by the Board as a whole, the Company has a full orientation and continuing education process for Board members that includes extensive materials, meetings with key management and visits to Company facilities.

18.    Chief Executive Officer Performance Goals and Annual Evaluation. The Compensation Committee is responsible for setting annual and long-term performance goals for the Chief Executive Officer and for evaluating his or her performance against such goals. The Committee meets annually with the Chief Executive Officer to receive his or her recommendations concerning such goals. Both the goals and the evaluation are then submitted for consideration by the independent Directors at a meeting or executive session of that group. The Committee then meets with the Chief Executive Officer to evaluate his or her performance against such goals.

19.    Senior Management Performance Goals. The Compensation Committee also is responsible for setting annual and long-term performance goals and compensation for the direct reports to the Chief Executive Officer. These decisions are approved or ratified by action of the independent Directors at a meeting or executive session of that group.

ii

20.    Communication with Stakeholders. The Chief Executive Officer is responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, customers, Company associates, communities, suppliers, creditors, governments and corporate partners.

It is the policy of the Company that management speaks for the Company. This policy does not preclude non-employee Directors, including the Chairman of the Board or the Lead Independent Director, from meeting with shareholders, but it is suggested that in most circumstances any such meetings be held with management present.

21.    Annual Meeting Attendance. All Board members are expected to attend our Annual Meeting of Shareholders unless an emergency prevents them from doing so.

Board Functions

22.    Agenda. The Chief Executive Officer, with approval from the Chairman of the Board or the Lead Independent Director, shall set the agenda for Board meetings with the understanding that the Board is responsible for providing suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board. Agenda items that fall within the scope of responsibilities of a Board Committee are reviewed with the chair of that Committee. Any member of the Board may request that an item be included on the agenda.

23.    Board Materials. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the Directors to prepare for discussion of the items at the meeting.

24.    Board Meetings. At the invitation of the Board, members of senior management recommended by the Chief Executive Officer shall attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations.

25.    Director Access to Corporate and Independent Advisors. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial, accounting and other advisors to assist in their duties to the Company and its shareholders.

26.    Executive Sessions. Executive sessions or meetings of non-employee Directors without management present are held regularly (at least four times a year) to review the report of the independent registered public accounting firm, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, the compensation of the Chief Executive Officer and other senior managers, and any other relevant matters. Meetings are held from time to time with the Chief Executive Officer for a general discussion of relevant subjects.

27.    Annual Board Self-Evaluation. The Board, under the direction of the Corporate Governance Committee, will prepare an annual performance self-evaluation.

Committee Functions

28.    Independence. The Audit, Compensation and Corporate Governance Committees consist only of independent Directors. A majority of the members of the Regulatory and Compliance Committee must be independent Directors.

29.    Meeting Conduct. The frequency, length and agenda of meetings of each of the Committees are determined by the chair of the Committee. Sufficient time to consider the agenda items is provided. Materials related to agenda items are provided to the Committee members sufficiently in advance of the meeting where necessary to allow the members to prepare for discussion of the items at the meeting.

30.    Scope of Responsibilities. The responsibilities of each of the Committees are determined by the Board from time to time.

31.    Annual Committee Self-Evaluation. Each Committee is responsible for preparing an annual performance self-evaluation.

Policy on Poison Pills

32.    Expiration of Rights Agreement. The Board amended Pfizer’s Rights Agreement, or “Poison Pill,” to cause the Agreement to expire on December 31, 2003. The term Poison Pill refers to a type of shareholder rights plan that some companies adopt to provide an opportunity for negotiation during a hostile takeover attempt.

The Board has adopted a statement of policy that it shall seek and obtain shareholder approval before adopting a Poison Pill; provided, however, that the Board may determine to act on its own to adopt a Poison Pill, if, under the circumstances, the Board, including the majority of the independent members of the Board, in its exercise of its fiduciary responsibilities, deems it to be in the best interest of Pfizer’s shareholders to adopt a Poison Pill without the delay in adoption that would come from the time reasonably anticipated to seek shareholder approval.

If the Board were ever to adopt a Poison Pill without prior shareholder approval, the Board would either submit the Poison Pill to shareholders for ratification, or would cause the Poison Pill to expire within one year.

The Corporate Governance Committee will review this Poison Pill policy statement on an annual basis, including the stipulation which addresses the Board’s fiduciary responsibility to act in the best interest of the shareholders without prior shareholder approval, and report to the Board any recommendations it may have concerning the policy.

Periodic Review of Corporate Governance Principles

33.    These principles are reviewed by the Board at least annually.

iii

DIRECTIONS to

Westin Governor Morris

2 Whippany Road

Morristown, New Jersey 07960

From Newark Liberty International Airport:

•	Exit the airport and follow signs for I-78 West and stay on for approximately 8.5 miles

•	Take to Exit 48 for Route 24

•	Stay on Route 24 West for approximately 9 miles

•	Take to Exit 1A for Whippany Road towards Morristown

•	Travel for approximately 1 mile to the hotel

•	The hotel will be on the right

From Points North:

•	Take I-287 South to Exit 37 (Route 24 East)

•	Follow Route 24 East to Exit 2A (Columbia Turnpike)

•	Exit the ramp and continue through 5 traffic lights

•	The hotel will be on the left

From Points South:

•	Take I-287 North to Exit 36A (Morris Avenue)

•	Stay in the right lane, and the road will bear to the right. Immediately after that curve, take the first left (Lindsay Drive)

•	The hotel will be on the left

From Points East:

•	Travel West on Route 24 and take Exit 2A to Route 510 (Columbia Turnpike)

•	Go straight through the first traffic light and continue to the end of Columbia Turnpike

•	Go straight through the light to the hotel entrance on the left

From Points West:

•	Take I-78 East to I-287 North

•	Exit 36A (Morris Avenue) and bear right

•	Turn left onto Lindsay Avenue

•	The hotel will be on the left

From Route 80 East/West, George Washington Bridge, NE Pennsylvania:

•	Follow to Exit 43. Choose I-287 South

•	Follow Signs for I-287 (South-Exit 37) Route 24 East

•	Follow to the first Exit 2A, Columbia Turnpike

•	Follow straight through the next 5 traffic lights and the hotel will be on the left side

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Pfizer Inc.
235 East 42nd Street
New York, NY 10017-5755
(212) 733-2323
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. MMMMMMMMMMMM Admission Ticket MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE            SACKPACK            000000000.000000 ext 000000000.000000 ext MMMMMMMMM 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week ADD 1 Instead of mailing your proxy, you may choose one of the voting ADD 2 methods outlined below to vote. ADD 3 ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. ADD 5 Proxies submitted by the Internet or telephone must be received by ADD 6 7:30 a.m., Eastern Daylight Time, on April 26, 2012. Vote by Internet • Go to www.investorvote.com/PFE • Or scan the QR code with your smartphone. • Follow the steps outlined on the secure website. Vote by telephone • Within the USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call. • Outside the USA, US territories & Canada, call 1-781-575-2300 on a touch Using a black ink pen, mark your votes with an X as shown in X tone telephone. Standard rates will apply. this example. Please do not write outside the designated areas. • Follow the instructions provided by the recorded message. Annual Meeting Proxy Card 1234 5678 9012 345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A The Board of Directors recommends votes “FOR” the listed nominees and “FOR” Proposals 2 and 3. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain + 01—Dennis A. Ausiello 06—Helen H. Hobbs 11—Suzanne Nora Johnson 02—M. Anthony Burns 07—Constance J. Horner 12—Ian C. Read 03—W. Don Cornwell 08—James M. Kilts 13—Stephen W. Sanger 04—Frances D. Fergusson 09—George A. Lorch 14—Marc Tessier-Lavigne 05—William H. Gray, III 10—John P. Mascotte For Against Abstain For Against Abstain 2. Ratify the selection of KPMG LLP as independent registered 3. Advisory approval of executive compensation public accounting firm for 2012 The Board of Directors recommends a vote “AGAINST” Proposals 4-7. For Against Abstain 4. Shareholder proposal regarding publication of political contributions 5. Shareholder proposal regarding action by written consent 6. Shareholder proposal regarding special shareholder meetings 7. Shareholder proposal regarding advisory vote on director pay MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 1 3 1 2 2 2 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 002CS40029 01F0AM

. Admission Ticket 2012 Annual Meeting of Pfizer Inc. Shareholders Thursday, April 26, 2012 8:30 a.m., Eastern Daylight Time The Westin Governor Morris 2 Whippany Road Morristown, NJ 07960 Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m. Eastern Daylight Time. If you wish to attend, please plan to arrive early since seating will be limited. Please see the inside back cover of the Proxy Statement for directions. If you plan to attend the Annual Meeting, please bring this admission ticket with you. VOTE YOUR PFIZER SHARES Dear Pfizer Shareholder: Your vote is important! We encourage you to vote promptly and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week until 7:30 a.m., Eastern Daylight Time, on April 26, 2012. (If you vote on the Internet or by telephone, you do not need to mail your proxy card.) Receive Future Proxy Materials Electronically Help us make a positive difference to our environment by eliminating paper proxy mailings. With your consent, we will send all future proxy materials to you by e-mail, along with a link to the Pfizer proxy voting site. To register for electronic delivery of future proxy materials, go to www.computershare-na.com/green and follow the prompts. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 2012 Annual Meeting of Shareholders Proxy Solicited by the Board of Directors + The undersigned appoints Ian C. Read, Amy W. Schulman and Matthew Lepore, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of Pfizer Inc. held of record by the undersigned on February 28, 2012, and all of the shares as to which the undersigned then had the right to give voting instructions to the record holder under the Pfizer Inc. Shareholder Investment Program, the Pfizer Savings Plan, or any other employee benefit plan or trust in which shares are held, at the Annual Meeting of Shareholders to be held on April 26, 2012 at 8:30 a.m., Eastern Daylight Time, at The Westin Governor Morris, 2 Whippany Road, Morristown, NJ 07960, or any adjournment or postponement of the Meeting. IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) FOR PROPOSALS 1, 2 AND 3, AND AGAINST PROPOSALS 4-7 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE AND SIGN SECTION C ABOVE. +

. NNNNNNNNNNNN + C 1234567890 IMPORTANT ANNUAL MEETING INFORMATION 000004 NNNNNN ENDORSEMENT_LINE            SACKPACK            NNNNNNNNN MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/PFE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Annual Meeting Notice & Admission Ticket 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Pfizer Inc. Shareholders to be held on April 26, 2012 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials www.investorvote.com/PFE When you go online to view materials, you can also vote your shares. before voting. These materials are available at: ??Easy Online Access — A Convenient Way to View Proxy Materials and Vote Step 1: Go to www.investorvote.com/PFE. Step 2: Click on the icon on the right to view current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 12, 2012 to facilitate timely delivery. C O Y + 01F7DJ

. Annual Meeting Notice & Admission Ticket 2012 Annual Meeting of Pfizer Inc. Shareholders Thursday, April 26, 2012 8:30 a.m., Eastern Daylight Time The Westin Governor Morris 2 Whippany Road Morristown, NJ 07960 Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m. Eastern Daylight Time. If you wish to attend, please plan to arrive early since seating will be limited. Please see the inside back cover of the Proxy Statement for directions. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Proposals to be voted on at the meeting are listed below and include the Board of Directors’ recommendations. The Board of Directors recommends a vote “FOR” the following proposals: 1. Election of Directors: Dennis A. Ausiello, M. Anthony Burns, W. Don Cornwell, Frances D. Fergusson, William H. Gray, III, Helen H. Hobbs, Constance J. Horner, James M. Kilts, George A. Lorch, John P. Mascotte, Suzanne Nora Johnson, Ian C. Read, Stephen W. Sanger, Marc Tessier-Lavigne 2. Ratify the selection of KPMG LLP as independent registered public accounting firm for 2012 3. Advisory approval of executive compensation The Board of Directors recommends a vote “AGAINST” the following proposals: 4. Shareholder proposal regarding publication of political contributions 5. Shareholder proposal regarding action by written consent 6. Shareholder proposal regarding special shareholder meetings 7. Shareholder proposal regarding advisory vote on director pay If you plan to attend the Annual Meeting, please bring this admission ticket with you. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. 3 Internet – Go to www.investorvote.com/PFE and follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. 3 Telephone – Call at 1-866-641-4276 or 1-781-575-4581 for outside the USA, US territories and Canada and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive paper copies for future meetings. 3 Email – Send email to investorvote@computershare.com with “Proxy Materials Pfizer Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of the current meeting materials. You can also state your preference to receive paper copies for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 12, 2012. 002CS40011 01F7DJ